UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Bruker BioSciences Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
common stock, par value $.01 per share
	(2)	Aggregate number of securities to which transaction applies:
18,757,500 shares of common stock of Bruker Optics Inc.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$25,322,625, calculated pursuant to Rule 0-11(c)(1)(i) and (a)(4) of the Securities Exchange Act of 1934, as amended, which represents the book value of the common stock of Bruker Optics Inc. which will be received by Bruker BioSciences Corporation in the transaction.

	(4)	Proposed maximum aggregate value of transaction:
$25,322,625, calculated pursuant to Rule 0-11(c)(1)(i) and (a)(4) of the Securities Exchange Act of 1934, as amended. The actual aggregate purchase price is $135,000,000.
	(5)	Total fee paid:
$2,710
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BRUKER BIOSCIENCES CORPORATION
40 Manning Road
Billerica, MA 01821
(978) 663-3660

To the stockholders of Bruker BioSciences Corporation:

On behalf of the board of directors and management of Bruker BioSciences Corporation, I would like to invite you to attend our Annual Meeting of Stockholders to be held on Thursday, June 29, 2006 at 9:00 a.m., Local Time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts.

At this important meeting you will be asked to consider and vote on, among other things, a proposal to approve the transactions contemplated by the stock purchase agreement, dated as of April 17, 2006, by and among Bruker BioSciences, Bruker Optics Inc. and the stockholders of Bruker Optics relating to the acquisition of Bruker Optics by Bruker BioSciences, including the issuance of shares of Bruker BioSciences common stock in connection with the acquisition.

Under the stock purchase agreement, we will acquire all of the stock of Bruker Optics in exchange for approximately $75.5 million in cash and shares of our common stock with a value of approximately $55.8 million. The actual number of shares that will be issued to Bruker Optics stockholders will be determined based on the average of closing prices per share of Bruker BioSciences common stock on the Nasdaq National Market for a period of 10 consecutive trading days ending three days before the closing date, which is referred to as the trailing average. If the closing date was May 25, 2006, we would have issued 10,408,896 shares of our common stock to the Bruker Optics stockholders based on a trailing average of $5.36 per share, which as of May 25, 2006 represented approximately 10.36% of our post-transaction outstanding voting securities. In addition, approximately $3.7 million will be paid to Bruker Optics optionholders in consideration of the cancellation of their options. The five largest Bruker Optics stockholders, comprised of me, Frank H. Laukien, and members of my family, are also major stockholders of Bruker BioSciences.  Accordingly, the board of directors of Bruker BioSciences appointed a special committee consisting of independent directors unaffiliated with the Laukien family for the purpose of considering the advisability of the acquisition, negotiating its terms on behalf of Bruker BioSciences and recommending to the board of directors of Bruker BioSciences whether the acquisition was in the best interests of the stockholders of Bruker BioSciences who are not affiliated with the Laukien family.

The closing of the transaction is contingent on stockholder approval of the transactions contemplated by the stock purchase agreement, including the issuance of shares of our common stock in connection with the acquisition. Although not required under Delaware law, the rules of the Nasdaq National Market require stockholder approval of the share issuance, which must, under our bylaws, be approved by the affirmative vote of the holders of a majority of the shares of Bruker BioSciences common stock present or represented by proxy at the Annual Meeting and entitled to vote. Under the terms of the stock purchase agreement, the Bruker Optics stockholders, who currently hold, in the aggregate, 57.79% of the outstanding shares of Bruker BioSciences common stock, have covenanted that they will vote the shares of our stock that they own in favor of the transactions contemplated by the stock purchase agreement. In addition, under the terms of the stock purchase agreement, the transactions contemplated by the stock purchase agreement must also be approved by the holders of shares of Bruker BioSciences common stock who are unaffiliated with the five Laukien family members and who represent at least a majority of the total votes cast by these unaffiliated holders at the Annual Meeting.

After careful consideration, the board of directors and the special committee of the board of directors have unanimously approved the terms and conditions of the stock purchase agreement and recommend that you vote “FOR” the acquisition of Bruker Optics and the related issuance of shares of Bruker BioSciences common stock.

In addition to the proposal relating to the acquisition of Bruker Optics and the issuance of shares in connection with the acquisition of Bruker Optics, you will be asked to consider and vote upon the following proposals at the Annual Meeting:

•       A proposal to amend the Bruker BioSciences certificate of incorporation to increase the number of shares of common stock authorized for issuance from 150,000,000 to 200,000,000, contingent on the approval of the issuance of shares and completion of the transactions contemplated by the stock purchase agreement.

•       A proposal to amend the Bruker BioSciences amended and restated stock option plan to increase the number of shares of common stock for which options and restricted stock may be granted under the stock option plan from 6,320,000 to 8,000,000.

•       A proposal to elect three Class III Directors to hold office until the 2009 Annual Meeting of Stockholders.

•       A proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Bruker BioSciences for fiscal year 2006.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which further describe the formal business to be conducted at the meeting, and Proxy Card accompany this letter. The company’s Annual Report to Stockholders is also enclosed for your information.

All stockholders are invited to attend the meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by the internet, or by completing, dating and returning the enclosed Proxy Card. A postage-paid envelope is enclosed for that purpose. Your shares cannot be voted unless you vote by telephone or internet, date, sign and return the enclosed Proxy Card, or attend the meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

I look forward to your participation and thank you for your continued support.

Sincerely,
Frank H. Laukien, Ph.D.
Chairman, President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the proposed issuance of shares of Bruker BioSciences common stock in connection with the acquisition or determined whether this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated May 25, 2006 and is first being mailed to Bruker BioSciences stockholders on or about May 26, 2006.

REFERENCE TO ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about Bruker BioSciences from documents that are not included in or delivered with this proxy statement.  You may obtain documents that are incorporated by reference in this proxy statement without charge by requesting them in writing or by telephone from Bruker BioSciences at:

Bruker BioSciences Corporation
40 Manning Park
Billerica, Massachusetts  01821
Telephone: 978-663-3660
Attention:  Investor Relations

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference in the documents or this proxy statement.

In order to receive timely delivery of requested documents in advance of the Annual Meeting, you should make your request no later than June 7, 2006.

For a more detailed description of the information incorporated in this proxy statement by reference and how you  may obtain it, see “Where You Can Find More Information” beginning on page 97.

BRUKER BIOSCIENCES CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Annual Meeting of the Stockholders of Bruker BioSciences Corporation will be held on Thursday, June 29, 2006, at 9:00 a.m., Local Time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts, for the following purposes:

1.                To consider and vote upon a proposal to approve the transactions contemplated by the stock purchase agreement, dated as of April 17, 2006, by and among Bruker BioSciences, Bruker Optics Inc. and the stockholders of Bruker Optics relating to the acquisition of Bruker Optics by Bruker BioSciences and to approve the issuance of shares of Bruker BioSciences common stock in connection with the acquisition.

2.                To consider and vote upon a proposal to amend the Bruker BioSciences certificate of incorporation to increase the number of shares of common stock authorized for issuance from 150,000,000 to 200,000,000, contingent on the approval of the issuance of shares and completion of the transactions contemplated by the stock purchase agreement.

3.                To consider and vote upon a proposal to amend the Bruker BioSciences amended and restated stock option plan to increase the number of shares of common stock for which options and restricted stock may be granted under the stock option plan from 6,320,000 to 8,000,000.

4.                To elect three Class III directors to hold office until the 2009 Annual Meeting of Stockholders.

5.                To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Bruker BioSciences Corporation for fiscal year 2006.

6.                To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Adoption of the second proposal above relating to the amendment to our certificate of incorporation is contingent on the adoption of the first proposal relating to the approval of the Bruker Optics acquisition and related issuance of shares of common stock in the acquisition. All of the items of business listed above are more fully described in the Proxy Statement accompanying this Notice.

The board of directors has fixed the close of business on May 8, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By order of the board of directors
Richard M. Stein Corporate Secretary

Billerica, Massachusetts
May 25, 2006

All stockholders are invited to attend the meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by the internet, or by completing, dating and returning the enclosed Proxy Card. A postage-paid envelope is enclosed for that purpose. Your shares cannot be voted unless you vote by telephone or internet, date, sign and return the enclosed Proxy Card, or attend the meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a proxy issued in your name from the record holder.

BRUKER BIOSCIENCES CORPORATION
PROXY STATEMENT

i

Structure of the Acquisition and Operations Post-Acquisition	36
Material United States Federal Income Tax Consequences of the Acquisition	36
Accounting Treatment of the Acquisition	36
Regulatory Matters	36
No Appraisal Rights	37
Foreign Regulatory Requirements	37
Restrictions on Sales of Shares Issued In Connection with the Acquisition	37
THE STOCK PURCHASE AGREEMENT	37
General	37
Closing Date	38
Purchase Price—Payment	38
Cancellation of Bruker Optics Stock Options	38
Escrow	38
Representations and Warranties	39
Covenants	41
Conditions to the Acquisition	44
Indemnification	45
Termination of the Stock Purchase Agreement	47
Expenses	47
Amendment and Waiver	47
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	48
INFORMATION ABOUT BRUKER OPTICS	58
Business	58
Bruker Optics Supplementary Financial Information	60
Management’s Discussion and Analysis of Financial Condition and Results of Operations	60
Quantitative and Qualitative Disclosures about Market Risk	67
Principal Stockholders and Holdings of Management	68
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	69
DESCRIPTION OF BRUKER BIOSCIENCES CAPITAL STOCK	72
COMPARISON OF RIGHTS OF BRUKER BIOSCIENCES STOCKHOLDERS AND BRUKER OPTICS STOCKHOLDERS	73
PROPOSAL NO. 2 AMENDMENT OF BRUKER BIOSCIENCES CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES IF THE ACQUISITION IS CONSUMMATED	74
Recommendation of the Bruker Biosciences Board of Directors	75
PROPOSAL NO. 3 AMENDMENT TO THE BRUKER BIOSCIENCES AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED	75
Recommendation of the Bruker Biosciences Board of Directors	76
BRUKER BIOSCIENCES 2000 STOCK OPTION PLAN	76
PROPOSAL NO. 4 ELECTION OF DIRECTORS	79
Nominees	80
Directors	80
Board Committees and Meetings	82

ii

Compensation of Directors	82
Director Nominations	83
STOCKHOLDER COMMUNICATIONS	85
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	84
EXECUTIVE OFFICERS	85
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	86
SUMMARY OF EXECUTIVE COMPENSATION	89
Summary Compensation Table	89
Grants of Stock Options	90
Aggregated Stock Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values	90
Compensation Committee Report on Executive Compensation (1)	91
REPORT OF THE AUDIT COMMITTEE	95
PROPOSAL NO. 5 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	96
STOCKHOLDER PROPOSALS	97
OTHER MATTERS	97
WHERE YOU CAN FIND MORE INFORMATION	97
10-K REPORT	98
VOTING PROXIES	98
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEX A—Stock Purchase Agreement
ANNEX B—Opinion of Bear, Stearns & Co. Inc.
ANNEX C—Proposed Amendment to the Certificate of Incorporation of Bruker BioSciences Corporation
ANNEX D—Bruker BioSciences Amended and Restated 2000 Stock Option Plan
APPENDIX A—Proxy Card

iii

SUMMARY TERM SHEET

The following is a summary of the proposed transaction between Bruker BioSciences Corporation and Bruker Optics Inc. in which Bruker BioSciences proposes to acquire all of the capital stock of Bruker Optics. Bruker BioSciences is seeking stockholder approval of the acquisition and the issuance of Bruker BioSciences common stock to Bruker Optics stockholders.

This term sheet is a summary and does not contain all of the information that may be important to you. You should carefully read this entire document, including the appendices and the other documents to which this document refers you, for a more complete understanding of the matters relating to the transaction and the issuance of Bruker BioSciences common stock. See “Where You Can Find More Information” beginning on page 97.

On April 17, 2006, Bruker BioSciences entered into a definitive stock purchase agreement to acquire all of the capital stock of Bruker Optics, which we refer to as the stock purchase agreement. In connection with the proposed acquisition of all of the capital stock of Bruker Optics:

•       The total purchase price payable by Bruker BioSciences to the holders of all of the Bruker Optics stock and stock options is $135 million, in the aggregate.

•       $131.3 million of the $135 million purchase price, which will consist of a combination of cash and newly issued shares of Bruker BioSciences common stock, will be paid to the Bruker Optics stockholders pro rata based on their respective ownership of Bruker Optics stock.

•       Bruker BioSciences expects to issue shares of its common stock with a value of approximately $55.8 million to Bruker Optics stockholders as the stock portion of the purchase price. The actual number of shares that will be issued to Bruker Optics stockholders will be determined based on the average of closing prices per share of Bruker BioSciences common stock on the Nasdaq National Market for a period of 10 consecutive trading days ending three days before the closing date, which is referred to as the trailing average. If the closing date was May 25, 2006, we would have issued 10,408,896 shares of our common stock to the Bruker Optics stockholders based on a trailing average of $5.36 per share.

•       Some Bruker Optics stockholders have elected to receive a greater portion of their consideration in cash and some have elected to receive a greater portion of their consideration in stock.

•       All Bruker Optics stock options, whether vested or unvested, will be cancelled and the option holders will receive cash payments totaling approximately $3.7 million, which is part of the total purchase price of $135 million.

•       The stock purchase agreement prohibits the sale of the Bruker BioSciences shares issued as part of the purchase price for a period of one (1) year after the closing date.

•       The five principal stockholders of Bruker Optics, including our president and chief executive officer, Frank H. Laukien, currently hold, in the aggregate, 57.79% of the outstanding shares of Bruker BioSciences common stock, and, immediately following the transaction if the closing date was May 25, 2006, would hold approximately 62.59% of the outstanding shares of Bruker BioSciences common stock.

•       These five principal stockholders will be subject to five (5) year non-competition and non-solicitation covenants which are described in the stock purchase agreement.

•       $13.5 million of the cash purchase price will be held in escrow following the closing of the transaction to satisfy any indemnification claims asserted by Bruker BioSciences within a designated time period.

•       An additional $1 million of the cash purchase price will be held in escrow following the closing of the transaction to satisfy any post-closing adjustments to the purchase consideration which may result if the working capital of Bruker Optics is less than $9 million at closing.

•       Dirk D. Laukien, the chief executive officer and president of Bruker Optics, will become a senior vice president of Bruker BioSciences following the acquisition and in connection with his new role, will also receive 500,000 shares of restricted stock. In addition, immediately prior to the closing of the acquisition, Bruker Optics may make a one time $2.5 million bonus payment to Dirk D. Laukien.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Q:             Why is Bruker BioSciences proposing the acquisition?

A:            We are proposing to acquire Bruker Optics because we believe that the Bruker Optics business complements the business of our two existing direct operating subsidiaries, Bruker Daltonics and Bruker AXS. We expect that acquiring Bruker Optics will increase our sales opportunities and increase our presence in various markets, providing Bruker BioSciences with an extra competitive edge as we become a more broadly based company.

Q:             How much is Bruker BioSciences paying for Bruker Optics?

A:            Bruker BioSciences has agreed to pay the stockholders and option holders of Bruker Optics $135 million, in the aggregate, for all of the outstanding shares of Bruker Optics and cancellation of all stock options.

Q:             How will Bruker BioSciences pay for the shares of Bruker Optics?

A:            Bruker BioSciences will purchase the Bruker Optics stock using a combination of cash and newly issued shares of Bruker BioSciences common stock.

Q:             What will happen to my shares of Bruker BioSciences common stock in the acquisition?

A:            The shares of Bruker BioSciences common stock that you hold will not change in the acquisition.

Q:             What am I voting on in connection with the acquisition and why?

A:            You are voting to approve Bruker BioScience’s acquisition of Bruker Optics as well as the issuance of the shares of our common stock which will be used a part of the consideration for the acquisition.

Our common stock is quoted on the NASDAQ National Stock Market. NASD Rule 4350(i)(1)(C)(i) requires stockholder approval of the issuance of common stock in connection with the acquisition because certain of our directors, who are also significant stockholders and one of whom is an officer, have greater than a 5% equity interest in Bruker Optics, and the shares of our common stock issued in connection with the acquisition will result in a greater than 5% increase in Bruker BioSciences outstanding common stock and voting power.

The board of directors of Bruker BioSciences appointed a special committee consisting of independent directors unaffiliated with the Laukien family for the purpose of considering the advisability of the acquisition, negotiating its terms on behalf of Bruker BioSciences and recommending to the board of directors of Bruker BioSciences whether the acquisition was in the best interests of the stockholders of Bruker BioSciences who are not affiliated with the Laukien family. The terms of the stock purchase agreement require that the transaction itself, rather than just the share issuance as required under NASD Rule 4350(i)(1)(C)(i), be approved by the holders of shares of Bruker BioSciences common stock who are unaffiliated with the five Laukien family members and who represent at least a majority of the total votes cast by these unaffiliated holders at the Annual Meeting.

Q:             What stockholder approvals are needed in connection with the acquisition?

A:            The affirmative vote of the holders of a majority of the outstanding shares of Bruker BioSciences common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the transactions contemplated by the stock purchase agreement, including the issuance of shares of Bruker BioSciences common stock to be used as part of the acquisition consideration. Each holder of common stock is entitled to one vote per share. As of the record date, Bruker BioSciences directors and executive officers and their affiliates owned 58.44% of the outstanding shares. Five stockholders of Bruker BioSciences, including Frank H. Laukien, are also stockholders of Bruker Optics and are parties to the stock purchase agreement. These five stockholders have covenanted in the stock purchase agreement that they will vote in favor of the acquisition. The shares held by these five stockholders represent approximately 57.79% of the voting power of Bruker BioSciences capital stock entitled to vote at the stockholder meeting, and are sufficient, under our bylaws and NASD rules, to approve the transactions contemplated by the stock purchase agreement, including the share issuance.

The terms of the stock purchase agreement also provide that the transactions contemplated by the stock purchase agreement are subject to approval by holders of shares of Bruker BioSciences common stock who are unaffiliated with the five Laukien family members and who represent at least a majority of the total votes cast by these unaffiliated holders at the Annual Meeting.

Q:             Will the shares of common stock to be issued as part of the consideration for the purchase of the shares of Bruker Optics be registered?

A:            No, the shares of Bruker BioSciences common stock to be issued in connection with the acquisition will not be registered under the Securities Act of 1933 and thus will not be freely transferable under the Securities Act of 1933. Bruker Optics stockholders receiving shares of Bruker BioSciences common stock in the acquisition may sell these shares pursuant to any applicable exemption under the Securities Act except that, pursuant to the terms of the stock purchase agreement, they are prohibited from selling the shares for a period of one year after the closing date of the acquisition.

Q:             What are the material U.S. federal income tax consequences of the acquisition?

A:            The acquisition will not result in any material U.S. federal income tax consequences for Bruker BioSciences stockholders.

Q:             When do you expect the acquisition to be completed?

A:            We are working to complete the acquisition as quickly as possible. We expect to complete the acquisition during the third quarter of 2006.

Q:             Do I have any dissenters rights?

A:            No. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon pursuant to this proxy statement.

QUESTIONS AND ANSWERS ABOUT VOTING

Q:             What do I need to do now?

A:            After carefully reading and considering the information contained in this proxy statement, please respond by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage paid envelope, or by submitting your proxy or voting instructions by telephone or through the internet, as soon as possible so that your shares may be represented at the stockholder meeting.

Q:             What if I don’t vote?

A:            If you fail to respond, it will have the same effect as a vote against the amendment to the certificate of incorporation, although it will have no effect on the other proposals.

If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of all of the proposals.

If you respond and abstain from voting, your proxy will have the same effect as a vote against all of the proposals, other than the election of directors.

Q:             Can I change my vote after I have delivered my proxy?

A:            Yes. You can change your vote at any time before your proxy is voted at the stockholder meeting. You can do this in one of three ways. You can revoke your proxy, submit a new proxy or, if you are a holder of record, you can attend the Annual  Meeting and vote in person. If you choose to revoke your proxy or submit a new proxy, you must submit your notice of revocation or your new proxy to the secretary of Bruker BioSciences before the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Also, if you submit your proxy electronically through the internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

Q:             Who can help answer my questions?

A:            If you have any questions about the proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Bruker BioSciences Corporation
Investor Relations
40 Manning Park
Billerica, Massachusetts  01821
Telephone: 978-663-3660, ext. 1411
e-mail: Michael.Willett@bdal.com

ACQUISITION SUMMARY

This summary highlights selected information about the acquisition and the related issuance of shares and may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents we refer to, in their entirety, for a more complete understanding of the acquisition. In particular, you should read the documents attached to this proxy statement, including the stock purchase agreement, which is attached as Annex A. In addition, this proxy statement incorporates important business and financial information about Bruker BioSciences from other documents that may not be included in or delivered with this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information” that begins on page 97 of this proxy statement.

THE COMPANIES (See page 58 for Bruker Optics)

Bruker BioSciences Corporation
40 Manning Park
Billerica, Massachusetts  01821
(978) 663-3660
http://www.bruker-biosciences.com

Bruker BioSciences Corporation was incorporated in Massachusetts as Bruker Federal Systems Corporation. In February 2000, we reincorporated in Delaware as Bruker Daltonics Inc. In July 2003, we merged with Bruker AXS Inc., and we were the surviving corporation in that merger. In connection with the merger, we changed our name to Bruker BioSciences Corporation and formed two operating subsidiaries, Bruker Daltonics and Bruker AXS, into which we transferred substantially all of their respective assets and liabilities, except cash. All references to “former Bruker AXS” refer to the public entity which merged with the company in July 2003.

Bruker Daltonics

Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry. Bruker Daltonics’ substantial investment in research and development allows the company to design, manufacture and market a broad array of products intended to meet the rapidly growing needs of a diverse customer base. Bruker Daltonics’ customers include pharmaceutical companies, biotechnology companies, agricultural biotechnology companies, proteomics companies, molecular diagnostics companies, academic institutions and government agencies.

Mass spectrometers are sophisticated devices that measure the mass or weight of a molecule and provide highly accurate information about the structure of materials. Bruker Daltonics’ mass spectrometry-based systems often combine advanced mass spectrometry instrumentation; automated sampling and sample preparation robots; reagent kits and other disposable products, called consumables, used in conducting tests, or assays, and powerful bioinformatics software. These systems offer integrated solutions for applications in multiple existing and emerging markets including genomics and proteomics, metabolic and biomarker profiling, drug discovery and development, molecular assays and diagnostics, molecular and systems biology and basic medical research.

Bruker Daltonics is also a worldwide leader in supplying mass spectrometry-based systems for substance detection and pathogen identification in security and defense applications.

Bruker AXS Inc.

Bruker AXS is a leading worldwide developer and provider of advanced integrated X-ray systems which provide solutions for molecular and elemental analysis by X-ray diffraction and X-ray fluorescence.

Bruker AXS’ products, which have particular application in the drug discovery and materials science fields, provide customers with the ability to determine the structure of specific molecules, such as proteins, and to characterize and determine the composition of materials. Bruker AXS’ customers include biotechnology and pharmaceutical companies, semiconductor companies, raw material manufacturers, chemical companies, academic institutions and other businesses involved in materials analysis.

Bruker AXS’ X-ray systems are sophisticated devices that use extremely short wavelengths of energy to determine the characteristics of matter. Depending on the customer-specific application, these X-ray systems incorporate one of three core technology applications: single crystal X-ray diffraction, known as SCD or X-ray crystallography; polycrystalline X-ray diffraction, known as XRD or X-ray diffraction; and X-ray fluorescence, known as XRF. Using a modular platform approach, Bruker AXS often combines each of these three technology applications with sample preparation tools, automation, consumables and data analysis software. Bruker AXS’ systems offer integrated solutions for applications in multiple existing and emerging markets, including:

•       drug formulation, quality control and process analysis;

•       structural proteomics and structure-based drug discovery;

•       advanced and basic materials research and analysis; and

•       industrial quality control and process analysis.

Bruker Optics Inc.
19 Fortune Drive
Billerica, Massachusetts  01821
(978) 439-9899
http://www.brukeroptics.com

Bruker Optics was incorporated in Massachusetts in May 1995, originally as Bruker Spectrospin, Inc., later changing its name to Bruker Optics, Inc. In July 2000, Bruker Optics, Inc. reincorporated in Delaware as Bruker Optics Inc. Bruker Optics is a privately held company.

Bruker Optics manufactures and distributes research, analytical and process analysis instruments based on infrared (IR), near-infrared (NIR), Raman and time-domain magnetic resonance (TD-NMR) spectroscopies. These products are utilized in industry, government and academia for a wide range of instruments and solutions for life science, pharmaceutical analysis, food and agricultural analysis in research and development, quality control and process analysis applications.

As with all spectroscopic techniques, vibrational spectroscopy can be used to identify a compound and to investigate the composition of a sample. Bruker Optics utilizes Fourier Transform (FT-IR, FT-NIR and FT-Raman) and the dispersive (Raman) measurement techniques on an extensive range of laboratory and process spectrometers. Infrared spectroscopy is a type of absorption spectroscopy that uses the infrared part of the electromagnetic spectrum. Raman spectroscopy relies on the Raman scattering of a monochromatic light that yields similar and complementary analytical information. Infrared and Raman spectroscopy are widely used in both research and industry as a simple, rapid, non-destructive and reliable technique from basic sample identification and quality control to advanced research. The Bruker Optics product line is complemented by a wide range of sampling accessories and techniques which include microanalysis, high-throughput screening and many others, to help users find the best suitable solution to analyze their samples effectively.

STRUCTURE OF THE ACQUISITION AND OPERATIONS AFTER THE ACQUISITION (see page 36)

Bruker BioSciences is purchasing all of the outstanding stock of Bruker Optics from the Bruker Optics stockholders in a private placement. Bruker BioSciences intends to operate Bruker Optics as a wholly-owned subsidiary alongside Bruker Daltonics and Bruker AXS.

PURCHASE PRICE  (see page 38)

The total purchase price payable by Bruker BioSciences for the Bruker Optics stock and stock options in the transaction is $135 million, in the aggregate, payable in cash and Bruker BioSciences stock. Approximately $131.3 million of this consideration will be paid to the Bruker Optics stockholders pro rata in accordance with their respective ownership of the Bruker Optics stock. The remaining $3.7 million of the consideration will be paid to Bruker Optics option holders in consideration for the cancellation of all Bruker Optics options. As described in more detail later in this proxy statement, some Bruker Optics stockholders have elected to receive a greater portion of their consideration in cash and some have elected to receive a greater portion of their  consideration in stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND OPINION OF FINANCIAL ADVISORS (see pages 26 and 26)

Recommendation of Bruker BioSciences’ Board of Directors.   Upon recommendation of the independent special committee of the board of directors, and after careful consideration, the board of directors of Bruker BioSciences unanimously determined that the stock purchase agreement and the transactions contemplated by the stock purchase agreement, including the issuance of shares in connection with the acquisition of Bruker Optics, are advisable and voted to approve the stock purchase agreement and recommends that the stockholders vote FOR the acquisition and the issuance of shares of Bruker BioSciences common stock in connection with the acquisition.

Opinion of Bruker BioSciences’ Financial Advisor.   Bear, Stearns & Co. Inc. has rendered a written opinion to the special committee of the board of directors of Bruker BioSciences that, as of April 17, 2006, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the consideration to be issued in the acquisition was fair, from a financial point of view, to the holders of Bruker BioSciences shares, excluding the holders of Bruker BioSciences shares who also own Bruker Optics shares. The full text of the written opinion, dated April 17, 2006, is attached as Annex B. We encourage you to read the opinion carefully and in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Bear Stearns in providing its opinion.

THE STOCKHOLDER MEETING (see page 17)

The Bruker BioSciences Annual Meeting will be held at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts on June 29, 2006, starting at 9:00 a.m., local time.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE ACQUISITION (see page 35)

Some of the directors and executive officers of Bruker BioSciences may have interests in the acquisition that are different from, or are in addition to, the interests of Bruker BioSciences’ stockholders, including financial interests as stockholders of Bruker Optics. The five largest stockholders of Bruker Optics, including Frank H. Laukien and Bruker Optics’ president and CEO, Dirk D. Laukien, are also the five largest stockholders of Bruker BioSciences.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (see page 36)

The acquisition will not result in any material U.S. federal income tax consequences for Bruker BioSciences stockholders, excluding the holders of Bruker BioSciences shares who also own Bruker Optics shares.

CONDITIONS TO THE COMPLETION OF THE ACQUISITION (see page 44)

Under the terms of the stock purchase agreement, the completion of the acquisition is subject to:

•       the approval of the transactions contemplated by the stock purchase agreement by the holders of shares of Bruker BioSciences common stock who are unaffiliated with Isolde Laukien, Jörg Laukien, Frank Laukien, Dirk Laukien and Marc Laukien and who represent at least a majority of the total votes cast by these unaffiliated holders at the Annual Meeting; and

•       the approval of the transactions contemplated by the stock purchase agreement by the holders of Bruker BioSciences common stock who represent at least a majority of the total votes cast at the Annual Meeting.

The completion of the transactions contemplated by the stock purchase agreement is also subject to the satisfaction or waiver of other conditions, including, among others, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. See “The Stock Purchase Agreement—Conditions to the Acquisition” on page 44.

TERMINATION OF THE STOCK PURCHASE AGREEMENT (see page 46)

The stock purchase agreement may be terminated at any time prior to closing by the mutual written consent of Bruker BioSciences and the sellers. In addition, either Bruker BioSciences or the sellers may terminate the stock purchase agreement at any time prior to closing if:

•       any governmental entity shall have issued an order permanently restraining, enjoining, or otherwise prohibiting the completion of the acquisition  and such order is final and nonappealable; or

•       the closing has not occurred by August 31, 2006, unless a breach of the stock purchase agreement by the party seeking termination is the cause of or results in the failure of the acquisition to be completed.

Bruker BioSciences may terminate the stock purchase agreement at any time prior to closing if:

•       the trailing average is less than $3.11; or

•       the sellers or Bruker Optics breach any of their respective covenants, representations and warranties, or other agreements contained in the stock purchase agreement and such breach would give rise to the failure of a condition to Bruker BioSciences’ obligation to complete the acquisition and such breach is not curable or, if curable, is not cured or waived within 20 calendar days after written notice of such breach has been delivered to the breaching party.

The sellers may terminate the stock purchase agreement at any time prior to closing if Bruker BioSciences breaches any of its covenants, representations and warranties, or other agreements contained in the stock purchase agreement and such breach would give rise to the failure of a condition to the sellers’ obligation to complete the acquisition and such breach is not curable or, if curable, is not cured or waived within 20 calendar days after written notice of such breach has been delivered to Bruker BioSciences.

EXPENSES (see page 47)

The stock purchase agreement provides generally that regardless of whether the acquisition is consummated, all fees and expenses incurred by the parties will be paid by the party incurring such fees and expenses. With respect to fees due in connection with filings made pursuant to the Hart-Scott-Rodino Act, Bruker BioSciences shall be responsible for all fees relating to its own filing and Bruker Optics shall be responsible for all fees relating to filings made by it or any of the sellers. In addition, Bruker BioSciences shall be responsible for the payment of all transfer, documentary, sales, use, registration and other such taxes incurred in connection with the transaction, including all applicable German and other real estate transfer or gains taxes and stock transfer taxes, which may exceed, in the aggregate, $300,000.

“NO SOLICITATION” PROVISIONS (see page 43)

Bruker Optics has agreed to, and to cause its subsidiaries to, and the sellers have agreed to, and to cause Bruker Optics and its subsidiaries to, cause each of its officers, managers, employees, subsidiaries, affiliates, agents and other representatives to, as of the execution of the stock purchase agreement, cease any existing discussions or negotiations with respect to any inquiry or proposal regarding the sale, consolidation, merger or other similar transaction regarding Bruker Optics and not to initiate any such discussions or negotiations (other than with Bruker BioSciences) concerning any such inquiry or proposal. The sellers and Bruker Optics are obligated to immediately disclose to Bruker BioSciences any such third party inquiries or proposals, including the terms thereof.

ACCOUNTING TREATMENT OF THE ACQUISITION (see page 36)

The acquisition represents a business combination of companies under common control due to the majority ownership of both companies by the five Laukien family members as an affiliated stockholder group. As a result, the acquisition, as it relates to the shares owned by these affiliated stockholders, will be accounted for in a manner similar to a pooling-of-interest, or at historical carrying value. The acquisition of the shares of the non-affiliated stockholder will be accounted for using the purchase method of accounting, or at fair value, in a manner similar to acquisition of a minority interest.

REGULATORY MATTERS (see page 36)

Under U.S. antitrust laws, the companies may not complete the acquisition until Bruker BioSciences has notified the Antitrust Division of the Department of Justice and the Federal Trade Commission of the acquisition and filed the necessary report forms, and until a required waiting period has ended. Bruker BioSciences filed the required information and materials to notify the Department of Justice and the Federal Trade Commission of the acquisition on March 28, 2006. In addition, Bruker BioSciences must obtain any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the Nasdaq and make such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of Bruker BioSciences common stock.

We cannot assure you that we will obtain all regulatory approvals to complete the acquisition or that the granting of these approvals will not involve the imposition of conditions on the completion of the acquisition or require changes to the terms of the acquisition. These conditions or changes could result in the conditions to the acquisition not being satisfied.

COMPLETION AND EFFECTIVENESS OF THE ACQUISITION (see page 36)

We will complete the acquisition when all of the conditions to completion of the acquisition are satisfied or waived in accordance with the stock purchase agreement. We expect to complete the acquisition during the third calendar quarter of 2006.

BRUKER OPTICS SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial information of Bruker Optics is provided to aid your analysis of the financial aspects of the acquisition. We derived this information from unaudited consolidated financial statements for the three months ended March 31, 2006 and 2005, and from audited consolidated financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001. This information is only a summary, and you should read it in conjunction with Bruker Optics’ historical consolidated financial statements and the related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations contained in this proxy statement. See “WHERE YOU CAN FIND MORE INFORMATION” on page 97.

	Three Months Ended March 31,		Year Ended December 31
	2006	2005	2005	2004	2003	2002	2001
	(in thousands)
Condensed Consolidated Statement of Operations Data:
Total revenue	$21,298	$16,182	$78,701	$74,151	$60,047	$50,805	$34,723
Cost of revenue	10,760	7,914	38,278	41,773	34,131	29,475	17,617
Gross profit	10,538	8,268	40,423	32,378	25,916	21,330	17,106
Operating expenses	7,752	6,661	28,388	24,666	21,868	17,658	14,452
Operating income	2,786	1,607	12,035	7,712	4,048	3,672	2,654
Net income	$2,320	$954	$6,251	$3,976	$2,135	$2,038	$1,325

	As of March 31,	As of December 31,
	2006	2005	2004	2003	2002	2001
	(in thousands)
Condensed Consolidated Balance Sheet:
Cash and cash equivalents	$15,209	$9,473	$8,874	$5,370	$6,461	$4,339
Working capital	15,893	13,332	10,839	10,661	8,586	5,890
Total assets	69,800	61,328	54,523	48,772	37,850	26,915
Total debt	5,845	5,209	7,868	10,060	9,258	5,062
Other long-term liabilities	369	288	332	3,604	2,142	51
Total stockholders’ equity	$25,287	$22,512	$19,021	$13,465	$9,426	$6,113

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

We are providing the following selected Unaudited Pro Forma Condensed Combined Financial Data to provide you with a better understanding of what the results of operations and financial position of Bruker BioSciences might have been had the acquisition been completed at an earlier date. The Unaudited Pro Forma Condensed Combined Statements of Operations data for the three months ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003 give effect to the acquisition as if it had been completed on January 1, 2003. The Unaudited Pro Forma Condensed Combined Balance Sheet data as of March 31, 2006 give effect to the acquisition as if it had been completed on that date.

We have prepared the selected Unaudited Pro Forma Condensed Combined Financial Data based on available information using assumptions that management believes are reasonable. The selected Unaudited Pro Forma Condensed Combined Financial Data are being provided for informational purposes only. They do not purport to represent Bruker BioSciences’ actual financial position or results of operations had the acquisition occurred on the dates specified nor do they project Bruker BioSciences’ results of operations or financial position for any future period or date.

The selected Unaudited Pro Forma Condensed Combined Statements of Operations data do not reflect any adjustments for nonrecurring items or anticipated operating synergies resulting from the acquisition. In addition, pro forma adjustments are based on certain assumptions and other information that is subject to change as additional information becomes available. Accordingly, the adjustments included in Bruker BioSciences’ financial statements published after the completion of the acquisition will vary from the adjustments included in the unaudited pro forma condensed combined financial data included in this proxy statement.

The selected Unaudited Pro Forma Consensed Combined Data does not include any adjustments for liabilities resulting from integration planning, as management of Bruker BioSciences and Bruker Optics are in the process of making these assessments, and estimates of these costs, if any, are not currently known. Bruker BioSciences may incur restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to Bruker BioSciences employees, costs of vacating some facilities (leased or owned) or other costs associated with exiting activities of Bruker BioSciences.

The selected Unaudited Pro Forma Condensed Combined Financial Data should be read in conjunction with the Bruker BioSciences and Bruker Optics audited and unaudited historical financial statements and related notes as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  See “WHERE YOU CAN FIND MORE INFORMATION on page 97.

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Total revenue	$94,856	$90,360	$372,253	$356,989	$319,968
Cost of revenue	51,100	50,814	206,274	206,135	187,746
Gross profit	43,756	39,546	165,979	150,854	132,221
Operating expenses	38,168	35,670	144,234	144,937	138,576
Operating income (loss)	5,588	3,876	21,745	5,917	(6,354)
Net income (loss)	$3,122	$283	$5,635	$(7,967)	$(19,558)
Net income (loss) per share—basic and diluted	$0.03	$0.00	$0.06	$(0.08)	$(0.21)

As of
March 31, 2006
(in thousands)
Unaudited Pro Forma Condensed Combined Balance Sheet:
Cash and cash equivalents	$51,972
Working capital	106,499
Total assets	382,571
Total debt	56,683
Other long-term liablities	22,117
Total stockholders’ equity	$157,014

COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical per share information of Bruker BioSciences and Bruker Optics and unaudited pro forma consolidated per share information as of the three months ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003, giving effect to the transactions described in the stock purchase agreement as if they had occurred on January 1, 2003.

The historical book value per share is computed by dividing stockholders’ equity by the actual common stock outstanding. The pro forma per share net income (loss) from continuing operations is computed by dividing the pro forma net income (loss) from continuing operations by the pro forma weighted average number of shares outstanding, assuming Bruker BioSciences had acquired Bruker Optics at the beginning of the earliest period presented. The pro forma combined book value per share is computed by dividing total pro forma stockholders’ equity by the pro forma number of common shares outstanding, assuming the acquisition had occurred on that date.

The following information should be read in conjunction with the separate audited historical consolidated financial statements and related notes of Bruker BioSciences and Bruker Optics, the unaudited pro forma condensed combined financial information and related notes of Bruker BioSciences and the selected historical and selected unaudited pro forma financial data, either included or incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 97 and “Bruker Optics Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 60. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of Bruker Optics had been consummated as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
HISTORICAL BRUKER BIOSCIENCES
Basic and Diluted Net income (loss) from continuing operations per share	$0.01	$0.00	$0.04	$(0.09)	$(0.22)	$(0.09)	$(0.05)
Book value per share at the end of the period	$2.35	$2.37	$2.31	$2.43	$2.34	$2.41	$2.32

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
HISTORICAL BRUKER OPTICS
Book value per share at the end of the period	$1.35	$1.01	$1.20	$1.02	$0.72	$0.50	$0.33

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003
UNAUDITED BRUKER BIOSCIENCES PRO FORMA COMBINED
Pro forma net income (loss) from continuing operations per share—basic and diluted	$0.03	$0.00	$0.06	$(0.08)	$(0.21)
Pro forma book value per share at the end of the period	$1.55

PER SHARE MARKET PRICE DATA AND DIVIDEND INFORMATION

Bruker BioSciences common stock has been traded on the Nasdaq National Market since August 4, 2000. There was no public market for Bruker BioSciences common stock prior to that date. Bruker Optics common stock is not, and has never been, traded publicly. The following table sets forth, for the periods indicated, the high and low per share prices for Bruker BioSciences common stock as reported on the Nasdaq National Market.  The prices reflect inter-dealer prices and do not include retail markups, markdowns or commissions.

	Bruker BioSciences Common Stock Price
	For the Fiscal Year Ended December 31, 2006		For the Fiscal Year Ended December 31, 2005		For the Fiscal Year Ended December 31, 2004
	High	Low	High	Low	High	Low
First Quarter	$5.45	$4.24	$4.14	$3.16	$6.76	$4.35
Second Quarter	—	—	$4.49	$3.07	$5.47	$4.44
Third Quarter	—	—	$4.69	$3.86	$4.94	$3.15
Fourth Quarter	—	—	$5.60	$3.97	$5.27	$3.01

Recent Share Price

On April 17, 2006, the last trading day before the acquisition was announced, the closing price of Bruker BioSciences common stock as reported on the Nasdaq National Market was $4.97 per share. The closing sale price of Bruker BioSciences common stock as reported on the Nasdaq National Market on May 12, 2006 was $5.20 per share. As of that date there were 94 holders of record of Bruker BioSciences common stock based on information provided by our transfer agent. The number of stockholders of record does not reflect the actual number of individual or institutional stockholders that own Bruker BioSciences common stock because most stock is held in the name of nominees. There are a substantially greater number of beneficial owners of Bruker BioSciences common stock.

The information above shows only historical prices. No assurances can be given as to the market prices of Bruker BioSciences common stock at any other time before or after the consummation of the acquisition.

Dividend Information

Neither Bruker BioSciences nor Bruker Optics has ever declared or paid cash dividends on its common stock. If the acquisition is not consummated, Bruker Optics anticipates that it would continue its policy of retaining any and all earnings to finance the operation and expansion of its business. Bruker BioSciences currently anticipates that it will retain all available funds for use in its business and does not anticipate paying any cash dividends in the foreseeable future, whether or not the acquisition is consummated.

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement, including the Risk Factors contained in Bruker BioSciences’ Annual Report on Form 10-K and Quarterly Report on Form 10-Q, you should carefully consider the matters described below relating to the proposed acquisition of Bruker Optics in deciding whether or not to vote for the proposals presented in this proxy statement. Additional risks and uncertainties not presently known to Bruker BioSciences or that are not currently believed to be material, if they occur, also may adversely affect the proposed acquisition of Bruker Optics and/or the combined company post-acquisition.

Although Bruker BioSciences expects that the acquisition of Bruker Optics will result in benefits to Bruker BioSciences, the combined company may not realize those benefits because of integration difficulties and other challenges.

The success of the acquisition of Bruker Optics will depend, in part, on the ability of Bruker BioSciences to realize the potential synergies, cost savings and growth opportunities from integrating the business of Bruker Optics with the business of Bruker BioSciences. Bruker BioSciences’ success in realizing these benefits and the timing of this realization depends upon the successful integration of the operations of Bruker Optics. The difficulties of combining the operations of Bruker Optics with those of Bruker BioSciences’ operating subsidiaries, Bruker AXS and Bruker Daltonics, include, among others:

•       consolidating research and development operations while preserving the research and development activities and important relationships of Bruker Optics, Bruker AXS and Bruker Daltonics;

•       retaining key employees;

•       consolidating corporate and administrative infrastructures;

•       integrating and managing the technology of the companies;  and

•       minimizing the diversion of management’s attention from ongoing business concerns.

Bruker BioSciences cannot assure you that the integration of Bruker Optics will result in the realization of the full benefits which the company anticipates will result from the acquisition.

The market price of Bruker BioSciences common stock may decline as a result of the acquisition of Bruker Optics.

The market price of Bruker BioSciences’ common stock may decline as a result of the acquisition of Bruker Optics if:

•       Bruker BioSciences does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•       The effect of the acquisition on Bruker BioSciences’ financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and Bruker BioSciences may not be able to raise future capital, if necessary, in the equity markets.

Some directors and executive officers of Bruker BioSciences have interests in the acquisition of Bruker Optics that may differ from or are in addition to the interests of Bruker BioSciences stockholders, including, if the acquisition is completed, the receipt of financial and other benefits.

Our chief executive officer and chairman of the board, Frank  H. Laukien, and certain of his family members own stock in both Bruker BioSciences and Bruker Optics. Dr. Laukien and his related family members own 98.63% of the shares of Bruker Optics being acquired by Bruker BioSciences. The actual number of shares that will be issued to Bruker Optics stockholders, including Dr. Laukien and his related family members, will be determined based on the average of closing prices per share of Bruker BioSciences common stock on the Nasdaq National Market for a period of 10 consecutive trading days ending three days before the closing date, which is referred to as the trailing average. If the closing date was May 25, 2006, we would have issued 10,408,896 shares of our common stock to the Bruker Optics stockholders based on a trailing average of $5.36 per share. Using this assumed date, following the acquisition, Dr. Laukien and his related family members would own, in the aggregate, approximately 62.59% of the outstanding shares of common stock of Bruker BioSciences. In addition, Dr. Laukien’s half brother, Dirk D. Laukien, is the President of Bruker Optics and, following Bruker BioSciences’ acquisition of Bruker Optics, will become a senior vice president of Bruker BioSciences and, in connection with his new role, will receive a grant of 500,000 shares of Bruker BioSciences restricted common stock. In addition, immediately prior to the acquisition, Bruker Optics may make a one time $2.5 million bonus payment to Dirk D. Laukien. Although the Bruker BioSciences’ board of directors appointed an independent special committee to determine the advisability of and to negotiate the terms of the transaction, you should take the potential conflicts of interest of the Laukien family into account when considering the recommendations of the special committee and of the board of directors.

The acquisition of Bruker Optics is subject to the receipt of consents and approvals from government entities that may not be received or that may impose conditions that could have an adverse effect on Bruker BioSciences following the completion of the acquisition.

We cannot complete the acquisition of Bruker Optics unless we and Bruker Optics receive various consents, orders, approvals and clearances from antitrust and other authorities in the United States. While we believe we will receive the requisite regulatory approvals from these authorities, there can be no assurance of this. In addition, the authorities may impose conditions on the completion of the acquisition  or require changes to the terms of the acquisition. For example, the authorities may require divestiture of certain assets as a condition of closing the acquisition of Bruker Optics. Bruker BioSciences is not obligated to agree to divest material assets in order to obtain regulatory approval of the proposed acquisition of Bruker Optics. While Bruker BioSciences does not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the acquisition of Bruker Optics or imposing additional costs on Bruker BioSciences.

The issuance of approximately 10,408,896 million shares of Bruker BioSciences common stock to Bruker Optics stockholders in the acquisition will substantially reduce the percentage interests of Bruker BioSciences stockholders.

If the acquisition is completed, approximately 10,408,896 million shares of Bruker BioSciences common stock will be issued to current Bruker Optics stockholders, and former Bruker Optics stockholders will own approximately 62.66% of the outstanding common stock of Bruker BioSciences after the acquisition. The issuance of these shares to current Bruker Optics stockholders will cause a reduction in the relative percentage interests of current Bruker BioSciences stockholders in earnings, voting, liquidation value and book and market value. The issuance of shares of Bruker BioSciences common stock at any implied premium would likely result in dilution to the market price of Bruker BioSciences common stock. The issuance of additional shares in future transactions could further reduce the percentage interests of current Bruker BioSciences stockholders and Bruker Optics stockholders.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This proxy statement contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this proxy statement, and they may also be made a part of this proxy statement by reference to other documents filed with the Securities and Exchange Commission by Bruker BioSciences, which is known as “incorporation by reference.” These statements may include statements regarding the period following completion of the acquisition. Words such as “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the acquisition of Bruker Optics by Bruker BioSciences, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including the risks described under “Risk Factors” in this proxy statement and in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement or the date of the document incorporated by reference in this proxy statement. Bruker BioSciences is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K that Bruker BioSciences has filed with the Securities and Exchange Commission.

All subsequent forward-looking statements attributable to Bruker BioSciences or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

STOCKHOLDER MEETING

This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the board of directors of Bruker BioSciences for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is May 26, 2006.

Date, Time and Place of Stockholder Meeting

As set forth in the notice of meeting, the Bruker BioSciences 2006 Annual Meeting of Stockholders is scheduled to be held on June 29, 2006 at 9 a.m. at the office of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts.

Purpose

The stockholder meeting is being held so that stockholders may consider and vote on:

•       a proposal to approve the transactions contemplated by the stock purchase agreement, dated as of April 17, 2006, by and among Bruker BioSciences, Bruker Optics Inc. and the stockholders of Bruker Optics relating to the acquisition of Bruker Optics by Bruker BioSciences, including the issuance of shares in connection with the acquisition;

•       a proposal  to approve an amendment to the certificate of incorporation increase the authorized share capital, contingent upon approval of the transactions described above;

•       a proposal to approve an amendment to our stock option plan to increase the number of shares of common stock for which options or shares of restricted common stock may be granted under the plan;

•       a proposal to elect three Class III directors to hold office until the 2009 Annual Meeting of Stockholders; and

•       a proposal to ratify the selection of Ernst & Young LLP as Bruker BioSciences’ independent registered public accounting firm.

Record Date

Only stockholders of record at the close of business on May 8, 2006 are entitled to notice of and to vote at the Annual Meeting. On May 8, 2006, Bruker BioSciences had outstanding and entitled to vote 90,074,933 shares of common stock. Each outstanding share of common stock entitles the record holder to one vote. Votes will be tabulated by our transfer agent and the inspector of elections, who will be one of our employees or one of our attorneys.

Vote Required for Approval

Acquisition and Share Issuance.   The transactions contemplated by the stock purchase agreement, including the share issuance, must be approved by the affirmative vote of the holders of a majority of the shares of Bruker BioSciences common stock present or represented by proxy at the Annual Meeting and entitled to vote. The transactions contemplated by the stock purchase agreement must also be approved by the affirmative vote of holders of shares of Bruker BioSciences common stock who are unaffiliated with the five Laukien family members and who represent at least a majority of the total votes cast by these unaffiliated holders at the Annual Meeting.

Amendment to Certificate of Incorporation.   The affirmative vote of the holders of a majority of the shares of Bruker BioSciences common stock outstanding as of the record date is required to adopt and approve the amendment to the certificate of incorporation.

Amendment to Stock Option Plan.   The affirmative vote of the holders of a majority of the shares of Bruker BioSciences common stock present or represented by proxy at the Annual Meeting and entitled to vote is required to approve the amendment to the Amended and Restated 2000 Stock Option Plan.

Elections of Directors.   Directors shall be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, which means that the three directors who receive the highest number of affirmative votes will be elected.

Ratification of Independent Auditors.   Ratification of the independent auditors of Bruker BioSciences for the current year will require the affirmative vote of a majority of the shares of the common stock present or represented and entitled to vote at the Annual Meeting.

As of the record date, Bruker BioSciences directors and executive officers and their affiliates owned 58.44% of the outstanding shares of Bruker BioSciences’ common stock. Five stockholders, including Frank H. Laukien, who are parties to the stock purchase agreement, have covenanted under the terms of the stock purchase agreement to vote all of their shares of Bruker BioSciences in favor of the acquisition and related share issuance. These shares represent 57.79% of the voting power of Bruker BioSciences entitled to vote at the stockholder meeting and, under our bylaws and NASD rules, are sufficient to approve the proposal regarding the acquisition and related share issuance. However, the terms of the stock purchase agreement provide, that the transactions contemplated by the stock purchase agreement are subject to approval by holders of shares of Bruker BioSciences common stock who are unaffiliated with the five Laukien family members and who represent at least a majority of the total votes cast by these unaffiliated holders at the Annual Meeting.

Voting of Proxies; Quorum; Abstentions and Broker Non-Votes

If the enclosed Proxy Card is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor of such matter. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, by giving written notice of revocation to the Secretary of Bruker BioSciences at 40 Manning Road, Billerica, Massachusetts 01821 at any time before the proxy is exercised or by granting a subsequently dated proxy. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

The holders of a majority in interest of all of the Bruker BioSciences’ common stock, par value $.01 per share, issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Each share of common stock outstanding on the record date will be entitled to one vote on all matters.

Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors and the vote by unaffiliated stockholders relating to the acquisition and share issuance. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Solicitation of Proxies

Bruker BioSciences will bear the cost of the solicitation. Although it is expected that the solicitation will be primarily by mail, regular employees or representatives of Bruker BioSciences (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of Bruker BioSciences.

Recommendations of the Board of Directors and Special Committee

The board of directors of Bruker BioSciences and the independent special committee appointed by the board of directors unanimously determined that the stock purchase agreement and the transactions contemplated by the stock purchase agreement, including the acquisition of Bruker Optics are advisable, voted to approve the stock purchase agreement and recommends that the stockholders vote FOR the transactions contemplated by the stock purchase agreement, including the issuance of shares of Bruker BioSciences common stock in connection with the acquisition of Bruker Optics, FOR the amendment to the certificate of incorporation, FOR the amendment to the Amended and Restated 2000 Stock Option Plan, FOR the directors nominated for re-election and FOR the ratification of Ernst & Young as Bruker BioSciences’ independent registered public accounting firm.

Bruker BioSciences’ principal executive offices are located at 40 Manning Road, Billerica, Massachusetts 01821, and our telephone number is (978) 663-3660.

PROPOSAL NO. 1  THE ACQUISITION AND THE ISSUANCE OF SHARES IN CONNECTION WITH THE ACQUISITION

This section of the proxy statement describes material aspects of the proposed acquisition, including the stock purchase agreement and the related issuance of Bruker BioSciences shares of common stock. While we believe that the description covers the material terms of the acquisition, this summary may not contain all of the information that is important to you. You should read this entire proxy statement and the other documents which are attached or incorporated by reference carefully for a more complete understanding of the acquisition.

General

Bruker BioSciences’ board of directors is using this proxy statement to solicit proxies from the holders of Bruker BioSciences common stock for use at the Bruker BioSciences Annual Meeting.

Proposals

At the Annual Meeting, holders of Bruker BioSciences common stock are being asked to vote on, among other things, the acquisition of Bruker Optics and the issuance of shares of Bruker BioSciences common stock in connection with the acquisition.

The acquisition will not be completed unless Bruker BioSciences’ stockholders approve the acquisition and the issuance of shares of Bruker BioSciences common stock in connection with the acquisition.

Background of the Acquisition

From time to time, the boards of directors of each of Bruker BioSciences and Bruker Optics have separately considered strategic alternatives and business combinations.

On October 31, 2005, at a meeting held at Bruker BioSciences, Dirk Laukien, the President and Chief Executive officer of Bruker Optics, informed Frank Laukien,  Jörg Laukien, a board member of Bruker BioSciences, and Richard Stein of Nixon Peabody, outside counsel to Bruker BioSciences and Bruker Optics, a board member of Bruker BioSciences and the secretary of Bruker BioSciences and Bruker Optics, that Dirk Laukien had a possible interest in selling Bruker Optics and that he had begun discussions with another company regarding the sale of Bruker Optics.

In November, 2005, Bill Knight, the Chief Financial Officer of Bruker BioSciences had a number of meetings, telephone conversations and emails with Dirk Laukien and Jonathan Hitchcock, the Treasurer and Controller of Bruker Optics, regarding a possible transaction between Bruker BioSciences and Bruker Optics. A meeting between Dirk Laukien and Bill Knight on this topic occurred on November 14.

In November, 2005, Frank Laukien, Isolde Laukien, Marc Laukien, Dirk Laukien and Jörg Laukien, the majority owners of both Bruker BioSciences and Bruker Optics, discussed a potential transaction between Bruker BioSciences and Bruker Optics. At this time, these stockholders decided that the feasibility, desirability and structural/tax consequences of such an acquisition should be explored.

On November 22, 2005, Frank Laukien informed Bill Linton, as Lead Director of Bruker BioSciences, of the existence of the discussions regarding the potential acquisition of Bruker Optics by Bruker BioSciences and, due to the related-party nature of the potential acquisition, asked Mr. Linton to become involved. At this time Mr. Linton expressed his willingness to become involved in exploring the possibility of an acquisition of Bruker Optics. Mr. Linton and Frank Laukien discussed the potential benefits and risks associated with the transaction. Frank Laukien suggested that Mr. Linton contact Bruker Optics management for further discussions.

During the week of November 22, 2005, Bill Linton and Dirk Laukien spoke by telephone. They discussed the potential acquisition, the potential synergies between the two companies, and the motivations for all parties to consider the idea of moving forward with the potential acquisition.

On December 1, 2005, a conference call occurred among Frank Laukien, Bill Linton, Richard Stein, Brian Monahan and Bill Knight to discuss a possible acquisition of Bruker Optics and a dinner meeting Mr. Linton was going to have with Dirk Laukien on December 4.

On December 4, 2005, Bill Linton, Dirk Laukien and Bill Knight had a dinner meeting and discussed a possible transaction.

During November and December, 2005, there were numerous internal discussions and emails among Brian Monahan, Corporate Controller of Bruker BioSciences, Bill Knight, Bill Linton, Frank Laukien and Richard Stein regarding a possible Bruker Optics transaction.

On January 9, 2006, Frank Laukien sent Bill Linton materials regarding a possible Bruker Optics transaction.

On January 10, 2006, Frank Laukien informed the board of directors of Bruker BioSciences of a possible transaction, providing certain background information and scheduling a board conference call for January 12, 2006.

On January 10, 2006, Nixon Peabody provided Frank Laukien preliminary thoughts regarding a Bruker Optics deal structure.  Specifically, Nixon Peabody addressed potential deal structures, tax implications and the process of acquiring an affiliated private company.

On January 10 and 11, 2006, numerous emails were exchanged between Frank Laukien and members of the Bruker BioSciences board regarding the rationale for a possible transaction.

On January 12, 2006, the Bruker BioSciences board of directors held a special meeting by conference call to discuss the potential acquisition of Bruker Optics. The board engaged in an extensive discussion regarding the rationale for the possible acquisition and strategic alternatives. Among the topics discussed were synergies, the reaction of institutional investors, the Bruker Optics financial results and the Bruker Optics forecast. Mr. Linton described his involvement in discussions with Bruker Optics due to his role as Lead Director. The various conflicts present in connection with a possible transaction with Bruker Optics were discussed, and it was the sense of the board that if the matter were to proceed, it should do so under the auspices of the independent directors. As a result the board of directors created a special committee consisting of William Linton, Lead Director of the board of directors, as chairman of the special committee, M. Christopher Canavan, Jr., Taylor Crouch and Daniel Dross. All members of the special committee are independent directors, within the meaning of the listing standards of the Nasdaq Stock Market, and are unaffiliated with the Laukien family. The tasks of the special committee were: (i) to consider the advisability of the proposed acquisition of Bruker Optics, (ii) if it concluded the acquisition was advisable, to negotiate on behalf of Bruker BioSciences the terms of the acquisition and (iii) to recommend to the board of directors of Bruker BioSciences whether the acquisition was in the best interests of the stockholders of Bruker BioSciences who are not affiliated with the Laukien family. The special committee was authorized to retain its own financial and legal advisors to assist it in discharging those responsibilities. The board determined that the special committee should meet during the week of January 16 to determine whether to continue exploring a potential acquisition of Bruker Optics.

Shortly thereafter, the special committee retained Bear, Stearns & Co. Inc. as its financial advisor and Dewey Ballantine LLP as its legal advisor. Both Bear Stearns and Dewey Ballantine had provided advice to a special committee of the board of directors of Bruker Daltonics in connection with its merger with Bruker AXS in 2003.

On January 15, 2006, Frank Laukien notified Dirk Laukien of the interest of Bruker BioSciences in a possible transaction, the pending appointment of the special committee and the next steps.

On January 25, 2006, Bruker Optics made a telephonic and powerpoint webex presentation to Bear Stearns regarding Bruker Optics’ business and financials.

On January 26, 2006, Frank Laukien provided Bear Stearns information regarding the various percentages of stock and cash which the Laukien family members would desire in a possible transaction.

On January 27, 2006, the special committee met with Bear Stearns to discuss the preliminary pre-due diligence valuation of Bruker Optics and strategic rationale perspectives on a potential acquisition.

On January 30, 2006, Nixon Peabody provided a suggested form of letter of intent for the transaction to the special committee and counsel for the special committee.

On January 31, 2006, Nixon Peabody provided its thoughts on a possible deal structure to the special committee and counsel for the special committee.

That same day, during a Bruker BioSciences board conference call, the board formally confirmed the appointment of the special committee and decided to commence formal discussions with Bruker Optics regarding a possible acquisition of all of the outstanding stock of Bruker Optics by Bruker BioSciences. During the meeting, Mr. Linton presented the background of the possible acquisition of Bruker Optics, together with an update on informal discussions regarding this topic which had occurred among the independent directors. Mr. Linton described the various issues which had been considered by the independent directors and their conclusion that, based upon preliminary analysis done by Bear Stearns, it would be worthwhile to continue exploring the possibility of such an acquisition. Mr. Linton also described the various issues which needed to be examined in detail prior to proceeding with a transaction with Bruker Optics.

On February 2, 2006, representatives of the special committee and Dewey Ballantine attended an online due diligence presentation of Bruker Optics management.

On February 3, 2006, representatives of the special committee and Dewey Ballantine met to discuss the draft letter of intent and special committee compensation and indemnification.

On February 6, 2006, a non-binding letter of intent was submitted by the special committee to Dirk Laukien. At the same time, Dirk Laukien informed Bruker BioSciences that Bruker Optics had received an all cash offer from the other party with whom he had been negotiating. The amount of the other party’s offer was higher than the final offer made by Bruker BioSciences, which was ultimately accepted by Bruker Optics. The offer was from a well established company which fully possessed the necessary liquidity and other requirements for this type of an offer. This offer was the result of months of discussions between Bruker Optics and the party making the offer and was treated by Bruker Optics as being an extremely serious, well qualified offer.

On February 7 and February 8, 2006, a series of calls and emails among Bruker BioSciences management represented by Bill Knight and Frank Laukien and Bruker Optics management represented by Dirk Laukien occurred regarding integration and related matters.

On February 9, 2006, a meeting occurred at Bill Linton’s office in Madison, Wisconsin among Bill Linton, Dirk Laukien and Frank Laukien regarding the many elements of a possible transaction and Dirk Laukien’s role in Bruker BioSciences on a going forward basis.

On February 10, 2006, calls and emails between Bill Knight and Jonathan Hitchcock occurred regarding diligence and related matters.

That same day, a conference call occurred among the Laukien family members in their capacity as majority stockholders of Bruker Optics where they informally approved the transaction as discussed on February 9, 2006 among Dirk Laukien, Bill Linton and Frank Laukien.

On February 13, 2006, a revised form of the letter of intent was presented by the special committee to Bruker Optics management.

On February 14, 2006, the non-binding letter of intent was executed by all parties.

On February 15, 2006, at a regular meeting of the Bruker BioSciences board, Bill Linton updated the board on the activities of the special committee. Bill Linton described what had been accomplished to date and what remained to be done.

On February 21, 2006, the special committee and the management of each of Bruker BioSciences and Bruker Optics, as well as their respective legal and financial advisors, met in Billerica, Massachusetts. Members of management of each company made presentations regarding their respective businesses and a potential transaction involving the two companies.

On February 22, 2006, at a regular meeting of the Bruker BioSciences board, Bill Linton gave an update on the status of the potential acquisition and Frank Laukien presented a plan for the integration of Bruker BioSciences and Bruker Optics if the acquisition were to be consummated. A detailed discussion occurred in connection with Frank Laukien’s presentation.

That same day, Bruker BioSciences issued a press release announcing its 2005 financial results.

On March 17, 2006, the special committee and representatives of Dewey Ballantine met to discuss legal due diligence, and a proposed form of stock purchase agreement.

That same day, Bear Stearns and Bruker Optics management met telephonically to review Bruker Optics’ preliminary fiscal year 2005 financials.

In addition, on March 17, 2006, a draft stock purchase agreement was transmitted to Bruker Optics and its counsel by Dewey Ballantine.

On March 21, 2006, Bear Stearns and Bruker Optics management met in Billerica, Massachusetts to perform financial due diligence and review assumptions with respect to Bruker Optics’ financial projections. Bear Stearns also met with Bruker BioSciences in Billerica, Massachusetts to discuss Bruker BioSciences’ management’s due diligence review of Bruker Optics and certain integration matters.

On March 22, 2006, representatives of Dewey Ballantine, Nixon Peabody and Bruker Optics’ counsel met at Dewey Ballantine’s offices in New York.

On March 23, 2006, the special committee and its advisors received the comments of Dirk Laukein.

That same day, Bear Stearns met with William Knight and Brian Monahan in Billerica, Massachusetts to review the financial projections of Bruker Optics and Bruker BioSciences, as well as potential synergies in respect of a potential acquisition.

On March 28, 2006, the special committee met with representatives of Dewey Ballantine and Bear Stearns to discuss the negotiations of the stock purchase agreement. In addition, representatives of Dewey Ballantine and Bear Stearns delivered legal and financial due diligence reports to the special committee, including a review of Bruker Optics’ preliminary 2005 financial results and its projections.

On April 4, 2006, the special committee met with representatives of Bruker BioSciences management, Dewey Ballantine and Bear Stearns. Bruker BioSciences management delivered a report on operational due diligence. Dewey Ballantine and Bear Stearns provided legal and financial due diligence updates and updates regarding the ongoing negotiation of the stock purchase agreement.

On April 5, 2005, a revised stock purchase agreement was circulated by Dewey Ballantine.

On April 6, 2006, the special committee and its advisors received further comments to the draft stock purchase agreement from Dirk Laukien.

On April 11, 2006, a revised stock purchase agreement was circulated by Dewey Ballantine.

On April 13, 2006, representatives of Dewey Ballantine received the comments to the draft stock purchase agreement from Frank Laukien.

That same day, the special committee met with representatives of Bruker BioSciences management, Dewey Ballantine, Bear Stearns and Ernst & Young. Ernst & Young delivered a report on accounting and tax due diligence. Bruker BioSciences management, Dewey Ballantine and Bear Stearns provided final due diligence reports. The special committee discussed ongoing negotiation of the stock purchase agreement.

On April 14, 2006, a final version of the stock purchase agreement was circulated by Dewey Ballantine.

On April 17, 2006, the Bruker BioSciences board of directors, including the special committee, met telephonically with representatives of Bruker BioSciences management, Dewey Ballantine and Bear Stearns to consider the acquisition. Dewey Ballantine provided a review of the directors’ fiduciary duties and a summary of the terms of the transaction. Bear Stearns provided a detailed presentation of the transaction and delivered its oral opinion, which was subsequently confirmed in writing, that as of April 17, 2006, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be issued in the acquisition was fair, from a financial point of view, to the holders of Bruker BioSciences shares, excluding the holders of Bruker BioSciences shares who also own Bruker Optics shares. Bill Linton then summarized the activities of the special committee. Following Bill Linton’s summary, the special committee met in executive session and voted to proceed with the transaction. The special committee then rejoined the board meeting and Bill Linton reported on its vote, after which the independent members of the board also unanimously voted in favor of the transaction and recommended that it be approved and adopted by the stockholders of Bruker BioSciences.

Reasons for the Acquisition

The Bruker BioSciences board of directors and the Bruker BioSciences special committee considered a number of factors and additional benefits for Bruker BioSciences’ stockholders that could result from the acquisition. These additional factors and potential benefits include:

•       The complementary nature of the business of Bruker BioSciences’ subsidiaries, Bruker Daltonics and Bruker AXS, and Bruker Optics would allow for potential strategic benefits, including the fact that Bruker BioSciences would become more of a leading tools supplier for life science and materials research and would offer a broader technology base and an increased distribution, sales and service infrastructure;

•       Acquiring Bruker Optics would allow Bruker BioSciences to increase its critical mass competitively and improve its worldwide geographical distribution coverage in the Americas, Europe and Asia; and

•       The oral opinion of Bear Stearns to the Bruker BioSciences special committee on April 17, 2006, subsequently confirmed by a written opinion, also dated April 17, 2006, that, as of April 17, 2006, and based upon and subject to the assumptions, qualifications, and limitations set forth therein, the consideration to be issued in the acquisition was fair, from a financial point of view, to the holders of Bruker BioSciences shares, excluding the holders of Bruker BioSciences shares who also own Bruker Optics shares. The full text of Bear Stearns’ written opinion, dated April 17, 2006, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Bear Stearns, is attached hereto as Annex B and is incorporated into this proxy statement by reference.

In addition, the Bruker BioSciences board of directors took into consideration the unanimous recommendation of the Bruker BioSciences special committee.

The Bruker BioSciences board of directors and the Bruker BioSciences special committee also identified a number of risks and uncertainties in its deliberations concerning the acquisition, including the following:

•       The fact that Bruker Optics is a focused independent entity and the integration of Bruker Optics into Bruker BioSciences could harm the entrepreneurial spirit of Bruker Optics;

•       The need to integrate Bruker Optics into Bruker BioSciences’ financial and information systems;

•       The risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the acquisition; and

•       The risk that the acquisition would not be consummated.

The foregoing discussion of the factors considered by the Bruker BioSciences board of directors and the special committee is not intended to be exhaustive but summarizes the material factors considered by the Bruker BioSciences board of directors and the special committee in making its recommendation. In view of the wide variety of factors considered by the Bruker BioSciences board of directors and special committee, neither found it practical to and did not quantify or assign any relative or specific weights to the preceding factors or determine that any factor was of particular importance, nor did it specifically characterize any factor as positive or negative, except as described above. The Bruker BioSciences board of directors and the special committee viewed its decision and recommendation as being based on the totality of the information presented. In addition, individual members of the Bruker BioSciences board of directors and the special committee may have given differing weights to differing factors and may have viewed certain factors more positively or negatively than others. Throughout its deliberations, the Bruker BioSciences board of directors and the special committee consulted with Bruker BioSciences management and their respective legal and financial advisors.

The Bruker BioSciences board of directors and the special committee each concluded that certain of these risks could be managed or mitigated and others were unlikely to occur or have a material impact on the combined company or the acquisition, and that, on balance, the potential benefits of the acquisition outweighed the risks of the acquisition. For these reasons, the Bruker BioSciences board of directors and the special committee determined the stock purchase agreement and the transactions contemplated by it, including the issuance of Bruker BioSciences shares as a part of the consideration for the stock purchase, are advisable, fair to and in the best interests of Bruker BioSciences and its stockholders, approved (or, in the case of the Bruker BioSciences special committee, recommended approval of) the stock purchase agreement and recommended that holders of Bruker BioSciences common stock approve the transactions contemplated by the stock purchase agreement, including the issuance of Bruker BioSciences common stock in connection with the acquisition of Bruker Optics.

Recommendation of the Board of Directors and Special Committee

By unanimous vote of the Bruker BioSciences special committee, the Bruker BioSciences special committee determined that the stock purchase agreement and the transactions contemplated by it, including the issuance of Bruker BioSciences shares as a part of the consideration for the acquisition, are advisable, fair to and in the best interests of Bruker BioSciences and its stockholders, voted to recommend approval of the stock purchase agreement by the board of directors of Bruker BioSciences and recommended that holders of Bruker BioSciences common stock approve the transactions contemplated by the stock purchase agreement, including the issuance of Bruker BioSciences shares as a part of the consideration for the acquisition of Bruker Optics. By the unanimous vote of the members of the board of directors present at the board meeting and who voted on the transaction (all non-independent directors, namely Frank H. Laukien, Jörg Laukien, Bernhard Wangler and Richard Stein, recused themselves from voting) at the board meeting at which the stock purchase was considered and voted upon, the Bruker BioSciences board of directors determined that the stock purchase agreement as proposed and the transactions contemplated by it, including the acquisition and related issuance of shares, are advisable, fair to and in the best interests of Bruker BioSciences and its stockholders, approved the stock purchase agreement and recommended that holders of Bruker BioSciences common stock vote FOR the transactions contemplated by the stock purchase agreement, including the issuance of Bruker BioSciences common stock as part of the consideration for the acquisition of Bruker Optics.

In considering the recommendation of the Bruker BioSciences board of directors with respect to the stock purchase agreement and related issuance of shares, you should be aware that certain directors and executive officers of Bruker BioSciences may have interests in the acquisition that are different from, or are in addition to, the interests of Bruker BioSciences stockholders. Please see the section entitled “Interests of Certain Directors and Executive Officers in the Acquisition” that begins on page 35 of this proxy statement.

Opinion of Bruker BioSciences’ Financial Advisor

Pursuant to an engagement letter dated March 29, 2006, the Bruker BioSciences special committee retained Bear Stearns to act as its financial advisor with respect to a possible transaction with Bruker Optics. In selecting Bear Stearns, the Bruker BioSciences special committee considered the fact that Bear Stearns is an internationally recognized investment banking firm with substantial experience advising companies in the healthcare industry as well as substantial experience providing strategic advisory services. Bear Stearns, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their debt and equity securities in connection with mergers and acquisitions; underwritings, private placements and other securities offerings; senior credit financings; valuations; and general corporate advisory services.

At the April 17, 2006 meeting of the Bruker BioSciences special committee, Bear Stearns delivered its oral opinion, which was subsequently confirmed in writing, that, as of April 17, 2006, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be issued in the acquisition was fair, from a financial point of view, to the holders of Bruker BioSciences shares, excluding the holders of Bruker BioSciences shares who also own Bruker Optics shares.

The full text of Bear Stearns’ written opinion is attached as Annex B to this proxy statement and you should read the opinion carefully and in its entirety. The opinion sets forth the assumptions made, some of the matters considered and qualifications to and limitations of the review undertaken by Bear Stearns. The Bear Stearns opinion is subject to the assumptions and conditions contained in it and is necessarily based on economic, market and other conditions and the information made available to Bear Stearns as of the date of the Bear Stearns opinion.

In reading the discussion of the fairness opinion set forth below, you should be aware that Bear Stearns’ opinion:

•       was provided to the Bruker BioSciences special committee for its benefit and use;

•       did not constitute a recommendation to the board of directors of Bruker BioSciences or the Bruker BioSciences special committee or any stockholder of Bruker BioSciences as to how to vote in connection with the acquisition of Bruker Optics or otherwise; and

•       did not address Bruker BioSciences’ underlying business decision to pursue the acquisition of Bruker Optics, the relative merits of the acquisition as compared to any alternative business strategies that might exist for Bruker BioSciences, the financing of the acquisition or the effects of any other transaction in which Bruker BioSciences might engage.

Bruker BioSciences and the special committee did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

In connection with rendering its opinion, Bear Stearns:

•       reviewed a draft of the stock purchase agreement in substantially final form;

•       reviewed Bruker Optics’ Consolidated Financial Statements for the years ended December 31, 2004 and 2005, as audited by Ernst & Young;

•       reviewed certain operating and financial information relating to Bruker Optics’ business and prospects, including projections for the five years ended December 31, 2010, all as prepared and provided by Bruker Optics’ management (which are referred to as the Bruker Optics projections);

•       met with certain members of Bruker Optics’ senior management to discuss Bruker Optics’ business, operations, historical financial results and future prospects and the Bruker Optics projections;

•       reviewed Bruker BioSciences’ Annual Reports to Stockholders and Annual Reports on Form 10-K for the years ended December 31, 2003, 2004 and 2005 and its Current Reports on Form 8-K filed since December 31, 2005;

•       reviewed certain operating and financial information relating to Bruker BioSciences’ business and prospects, including projections for the five years ended December 31, 2010, all as prepared and provided to us by Bruker BioSciences’ management (which are referred to as the Bruker BioSciences projections);

•       reviewed certain operating and financial projections for Bruker Optics for the five years ended December 31, 2010, all as prepared and provided to us by Bruker BioSciences’ management (which are referred to as the adjusted Bruker Optics projections);

•       reviewed certain estimates of revenue enhancements, cost savings and other combination benefits expected to result from the acquisition, prepared and provided to us by Bruker BioSciences’ management (which are referred to as the potential synergies);

•       met with certain members of Bruker BioSciences’ senior management to discuss Bruker BioSciences’ and Bruker Optics’ businesses, operations, historical financial results and future prospects, the Bruker BioSciences projections, the Bruker Optics projections, the adjusted Bruker Optics projections and the potential synergies;

•       reviewed the historical stock prices, trading multiples and trading volumes of the common stock of Bruker BioSciences;

•       reviewed publicly-available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Bruker BioSciences and Bruker Optics;

•       reviewed the terms of recent mergers and acquisitions involving companies which we deemed generally comparable to Bruker Optics;

•       performed discounted cash flow analyses based on the Bruker BioSciences projections, the adjusted Bruker Optics projections and the pro forma combined projections of Bruker BioSciences and Bruker Optics including the potential synergies;

•       reviewed the pro forma financial results, financial condition and capitalization of Bruker BioSciences, giving effect to the acquisition; and

•       conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with it by Bruker BioSciences and Bruker Optics or obtained by it from public sources, including, without limitation, the Bruker BioSciences projections, the Bruker Optics projections, the adjusted Bruker Optics projections and the potential synergies. With respect to the Bruker BioSciences projections, the Bruker Optics projections and the adjusted Bruker Optics projections, Bear Stearns relied on representations that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Bruker BioSciences and Bruker Optics, respectively, as to the expected future performance of Bruker BioSciences and Bruker Optics and utilized these projections in performing its review and analyses for rendering its opinion. With respect to the potential synergies, Bear Stearns relied on representations that they were reasonably prepared based on the best currently available estimates and judgments of the senior management of Bruker BioSciences as to the combination benefits expected to result from the acquisition. Bear Stearns did not assume any responsibility for the independent verification of any such information or of the Bruker BioSciences projections, the Bruker Optics projections, the adjusted Bruker Optics projections and the potential synergies provided to it, and Bear Stearns further relied upon the assurances of the senior managements of Bruker BioSciences and Bruker Optics that they are unaware of any facts that would make the information, the Bruker BioSciences projections, the Bruker Optics projections, the adjusted Bruker Optics projections and the potential synergies provided to it incomplete or misleading.

In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of Bruker BioSciences and Bruker Optics, nor was Bear Stearns furnished with any such appraisals. Bear Stearns assumed that the transactions contemplated by the stock purchase agreement will be consummated in a timely manner and in accordance with the terms of the stock purchase agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Bruker BioSciences or Bruker Optics, and that the final form of the stock purchase agreement will be substantially similar to the last draft reviewed by it.

Bear Stearns did not express any opinion as to the price or range of prices at which shares of common stock of Bruker BioSciences may trade subsequent to the announcement or consummation of the acquisition.

Summary of Financial Analyses

The following is a brief summary of the material financial analyses performed by Bear Stearns and presented to the Bruker BioSciences special committee and Bruker BioSciences’ board of directors in connection with rendering its fairness opinion on April 17, 2006.

Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial analyses, the summary data and tables must be read together with the full text of the analyses. Considering the summary data and tables alone, without considering the full narrative description of the financial analysis, could create a misleading or incomplete view of Bear Stearns’ financial analyses.

Discounted Cash Flow Analysis.   Based on cash flow projections for Bruker BioSciences, Bruker Optics and the potential synergies expected to result in the transaction all as prepared by Bruker BioSciences, Bear Stearns performed a discounted cash flow analysis to assist the Bruker BioSciences special committee in valuing Bruker Optics, Bruker BioSciences and the pro forma combined company.

Bear Stearns performed a discounted cash flow analysis assuming:

•       for Bruker Optics, a range of illustrative discount rates of 13.5% to 15.5% and a range of terminal EBITDA multiples (based on estimated 2010 EBITDA) of 8.0x to 10.0x;

•       for Bruker BioSciences, a range of illustrative discount rates of 13.5% to 15.5% and a range of terminal EBITDA multiples (based on estimated 2010 EBITDA) of 8.0x to 10.0x; and

•       for potential synergies, a range of illustrative discount rates of 13.5% to 15.5% and illustrative perpetual growth rates of 2% to 4%.

Discounted cash flow valuations were calculated for Bruker Optics on a stand-alone basis using the adjusted Bruker Optics projections, both including and excluding potential synergies. Bear Stearns derived a range of implied equity values for Bruker Optics as follows:

	Range
	Low		High
	($ in millions)
Bruker Optics
Excluding Potential Synergies	$147.8	—	$187.5
Including Potential Synergies	162.9	—	208.8

The ranges of implied equity values in the table above compare to the purchase price of $135 million.

Discounted cash flow valuations were also calculated for Bruker BioSciences on a stand-alone basis using the Bruker BioSciences projections and for the pro forma combined company both including and excluding the potential synergies. In calculating per share values for the pro forma combined company, the number of Bruker BioScience shares to be issued in the acquisition were based on various assumed Bruker BioSciences stock prices including $4.95, the closing price on April 13, 2006, $3.11, the lowest closing price over the past 52-weeks and the trailing average price at which Bruker BioSciences has the right to terminate the acquisition, and $5.61, the highest closing price over the past 52-weeks. The actual number of Bruker BioSciences shares to be issued in the acquisition will be based on the average of the closing prices per share of Bruker BioSciences on the Nasdaq, as reported in The Wall Street Journal, for the period of ten consecutive trading days ending three days prior to the closing date.

Bear Stearns derived a range of implied equity values per share for Bruker BioSciences and the pro forma combined company as follows:

	Range
	Low		High
Bruker BioSciences
Stand-alone	$6.01	—	$7.37
Combined Company
Bruker BioSciences Shares Issued at $4.95
Excluding Potential Synergies	$5.96	—	$7.55
Including Potential Synergies	6.11	—	7.75
Bruker BioSciences Shares Issued at $3.11
Excluding Potential Synergies	$5.61	—	$7.10
Including Potential Synergies	5.74	—	7.29
Bruker BioSciences Shares Issued at $5.61
Excluding Potential Synergies	$6.04	—	$7.65
Including Potential Synergies	6.18	—	7.85

Comparable Public Companies Analysis.   Bear Stearns performed a comparable public companies analysis to assist the Bruker BioSciences’ special committee in valuing Bruker Optics based on various financial multiples of selected comparable public companies in the life science instrumentation industry. In performing this analysis, Bear Stearns reviewed certain financial information relating to Bruker Optics and compared this information to the corresponding financial information of publicly-traded life science instrumentation companies which Bear Stearns deemed to be generally comparable to Bruker Optics.

Bear Stearns compared the projected financial performance and the resulting multiples as of April 13, 2006 of Bruker BioSciences and the resulting multiples of Bruker Optics at the $135 million purchase price in the transaction to eight publicly-traded life science instrumentation companies, which it deemed generally comparable to Bruker Optics. These comparable companies consisted of:

• Applied Biosystems Group	• PerkinElmer, Inc.
• Biacore International AB	• Thermo Electron Corporation
• Dionex Corporation	• Varian, Inc.
• Molecular Devices Corporation	• Waters Corporation

Using publicly available information and market data as of April 13, 2006, and in the case of Bruker BioSciences and Bruker Optics, information based on Bruker BioSciences management estimates and using Wall Street research projections for revenue, EBITDA and EBIT and consensus estimates for EPS for the above comparable companies, Bear Stearns calculated the following harmonic mean multiples for the above public comparable companies:

	2005A		2006E		2007E
Comparable Company Harmonic Mean Multiples:
Enterprise Value/Revenue	2.65	x	2.47	x	2.50	x
Enterprise Value/EBITDA	14.0		12.5		11.2
Share Price/EPS	—		21.9		19.3
Bruker BioSciences at Market Multiples:
Enterprise Value/Revenue	1.29	x	1.16	x	1.07	x
Enterprise Value/EBITDA	14.3		11.2		7.8
Share Price/EPS	—		33.7		19.7
Bruker Optics at Deal Multiples:
Enterprise Value/Revenue	1.69	x	1.43	x	1.37	x
Enterprise Value/EBITDA	8.8		6.4		5.8
Equity Value/Net Income	—		12.5		11.4

“Harmonic mean” is calculated by taking the inverse of the average reciprocals of the multiples and gives equal weight to equal dollar investments in the securities whose ratios are being averaged. Bear Stearns utilizes the harmonic mean in averaging ratios in which price is the numerator. “Enterprise Value” is calculated as the sum of the value of the common equity on a fully diluted basis and the value of net debt, any minority interest and preferred stock. “EBITDA” is a company’s earnings before interest, taxes, depreciation and amortization. “EBIT” is a company’s earnings before interest and taxes. “EPS” is a company’s earnings per share. “Bruker BioSciences at Market” is defined as Bruker BioSciences’ enterprise value and share price based on the closing share price of the Bruker BioSciences common stock as of April 13, 2006. “Bruker Optics at Deal” is defined as Bruker Optics’ enterprise value and equity value based on the $135 million purchase price in the transaction and the value of net debt, a bonus payable to Dirk Laukien prior to closing and certain currency derivative contracts.

Precedent M&A Transaction Analysis.   Bear Stearns performed a precedent transactions analysis to assist the Bruker BioSciences’ special committee in valuing Bruker Optics based on various financial multiples of selected comparable precedent transactions in the life science instrumentation industry. In performing this analysis, Bear Stearns reviewed certain financial information relating to Bruker Optics and compared this information to the corresponding financial information of precedent transactions involving life science instrumentation companies which Bear Stearns deemed to be generally comparable to Bruker Optics.

Bear Stearns compared the financial performance and the resulting multiples of Bruker Optics at the $135 million purchase price in the transaction to eight precedent transactions involving life science instrumentation companies, which it deemed generally comparable to Bruker Optics. These comparable precedent transactions consisted of:

Date
Announced	Target/Acquiror
06/20/05	CIVCO Medical Instruments Co., Inc. / Roper Industries, Inc.
06/13/05	SPECTRO Beteiligungs GmbH / AMETEK, Inc.
01/19/05	Kendro Laboratory Products division of SPX Corporation / Thermo Electron Corporation
10/11/04	Magnex Scientific Limited / Varian, Inc.
09/13/04	InnaPhase Corporation / Thermo Electron Corporation
09/07/04	Epoch Biosciences, Inc. / Nanogen, Inc.
06/01/04	Thermo Electron Corporation’s Optical Technologies Segment / Newport Corporation
03/21/04	Axon Instruments, Inc. / Molecular Devices Corporation

Using publicly available information, and in the case of Bruker Optics, information based on Bruker BioSciences management estimates and using Wall Street research projections for revenue and EBITDA for the above target companies, Bear Stearns calculated the following harmonic mean multiples for the above comparable precedent transactions:

	Latest
	Twelve		Current
	Months		Year
Precedent Transactions Harmonic Mean Multiples:
Enterprise Value/Revenue	1.84	x	1.96	x
Enterprise Value/EBITDA	11.4		13.1
Bruker Optics/Bruker BioSciences at Deal Multiples:
Enterprise Value/Revenue	1.69	x	1.43	x
Enterprise Value/EBITDA	8.8		6.4

Contribution Analysis.   Bear Stearns performed a contribution analysis to assist the Bruker BioSciences special committee in valuing Bruker Optics based on the relative contribution of each company to the combined pro forma entity. In performing the analysis, Bear Stearns used the financial projections for Bruker BioSciences and Bruker Optics, both prepared by Bruker BioSciences’ management. Bear Stearns calculated the relative contribution by both Bruker BioSciences and Bruker Optics to the combined entity with respect to the enterprise value and equity value, based on Bruker BioSciences’ closing share price of $4.95 on April 13, 2006, an assumed Bruker BioSciences stock price of $3.11 and the $135 million purchase price in the transaction for Bruker Optics, and projected financial data including revenues, EBITDA and net income with and without giving effect to the potential synergies.

The following table illustrates the relative contribution to revenues, EBITDA and net income of both Bruker BioSciences and Bruker Optics, without potential synergies, to the combined company:

Relative Contribution Without Potential Synergies:

	% of Contribution
	Bruker	Bruker
	BioSciences	Optics
Equity Value assuming $4.95 share price for BRKR	76.9%	23.1%
Enterprise Value assuming $4.95 share price for BRKR	74.3	25.7
Equity Value assuming $3.11 share price for BRKR	67.6	32.4
Enterprise Value assuming $3.11 share price for BRKR	61.9	38.1
2006E Revenues	78.1	21.9
2007E Revenues	78.6	21.4
2008E Revenues	79.7	20.3
2009E Revenues	79.7	20.3
2010E Revenues	79.7	20.3
2006E EBITDA	62.2	37.8
2007E EBITDA	68.4	31.6
2008E EBITDA	73.8	26.2
2009E EBITDA	74.3	25.7
2010E EBITDA	76.2	23.8
2006E Net Income	55.4	44.6
2007E Net Income	65.8	34.2
2008E Net Income	74.0	26.0
2009E Net Income	76.2	23.8
2010E Net Income	78.5	21.5

The following table illustrates the relative contribution to revenues, EBITDA and net income of both Bruker BioSciences and Bruker Optics and giving effect to the potential synergies to the combined company:

Relative Contribution With Potential Synergies:

	% of Contribution
	Bruker	Bruker	Estimated
	BioSciences	Optics	Synergies
2006E Revenues	77.4%	21.7%	0.9%
2007E Revenues	77.8	21.1	1.1
2008E Revenues	78.8	20.0	1.2
2009E Revenues	78.6	20.0	1.4
2010E Revenues	78.4	19.9	1.7
2007E EBITDA	66.3	30.6	3.0
2008E EBITDA	71.5	25.5	3.0
2009E EBITDA	71.8	24.9	3.3
2010E EBITDA	73.3	22.9	3.7
2007E Net Income	63.4	32.9	3.8
2008E Net Income	71.4	25.1	3.4
2009E Net Income	73.6	22.9	3.4
2010E Net Income	75.6	20.7	3.7

Pro Forma Transaction Analysis.   Bear Stearns performed a pro forma transaction analysis to assist the Bruker BioSciences special committee in analyzing the financial impact of the transaction on Bruker BioSciences. Bear Stearns reviewed and analyzed certain pro forma financial impacts of the transaction on holders of Bruker BioSciences based on the following, among other items:

•       a purchase price of $135 million;

•       an assumption for analytical purposes that the trailing average price used to determine the number of Bruker BioSciences shares to be issued in the transaction would be $4.95, the closing price of Bruker BioSciences on April 13, 2006;

•       the financial projections provided to Bear Stearns by the management of Bruker BioSciences for both Bruker BioSciences and Bruker Optics;

•       an assumption for analytical purposes that the combination of Bruker BioSciences and Bruker Optics would realize pre-tax potential synergies of $2.3 million and $2.7 million in 2007 and 2008, respectively (tax-effected at a 40% tax rate); and

•       an assumption for analytical purposes that there would be no financial statement impact of potential restructuring costs or other one-time costs associated with the transaction and that the transaction was effective as of January 1, 2006.

The following table shows the projected per share accretion / (dilution) to Bruker BioSciences’ pro forma earnings including the projected synergies for the years presented.

	2006E	2007E	2008E
Accretion / (Dilution) to Bruker BioSciences’ Earnings per Share	$0.07	$0.08	$0.07

Miscellaneous.   The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Bear Stearns opinion. Bear Stearns based its analysis on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support the Bear Stearns opinion. In arriving at its opinion, Bear Stearns considered the results of all its analyses and did not attribute any particular weight to any one analysis or factor. Bear Stearns arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes that the totality of the factors considered and analyses performed by Bear Stearns in connection with its opinion operated collectively to support its determination as to the fairness of the consideration to be issued in the acquisition to the holders of Bruker BioSciences shares, excluding the holders of Bruker BioSciences shares who also own Bruker Optics shares. The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

None of the public companies used in the comparable company analysis described above are identical to Bruker BioSciences or Bruker Optics, and none of the precedent transactions used in the precedent transactions analysis described above are identical to the acquisition. Accordingly, an analysis of publicly traded comparable companies and comparable precedent transactions is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and precedent transactions and other factors that could affect the value of Bruker BioSciences and Bruker Optics and the public trading values of the companies and precedent transactions to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

The Bear Stearns opinion was just one of the many factors taken into consideration by the Bruker BioSciences special committee and the Bruker BioSciences board of directors. Consequently, Bear Stearns’ analysis should not be viewed as determinative of the decision of the Bruker BioSciences special committee or of the Bruker BioSciences board of directors with respect to the fairness of the stock purchase agreement and the transactions contemplated by it, from a financial point of view, to Bruker BioSciences and the stockholders of Bruker BioSciences.

Pursuant to the terms of Bear Stearns’ engagement letter, Bruker BioSciences has agreed to pay Bear Stearns a customary transaction fee, a substantial portion of which is payable upon consummation of the transactions contemplated by the stock purchase agreement. In addition, Bruker BioSciences has agreed to reimburse Bear Stearns for reasonable out-of-pocket expenses incurred by Bear Stearns in connection with its engagement and the transactions contemplated by the stock purchase agreement, including reasonable fees and disbursements of its legal counsel. Bruker BioSciences has agreed to indemnify Bear Stearns against certain liabilities arising out of or in connection with Bear Stearns’ engagement.

Bear Stearns has been previously engaged by Bruker BioSciences to provide certain investment banking and other services for which it received customary fees. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Bruker BioSciences and its respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

Interests of Certain Directors and Executive Officers in the Acquisition

In considering the recommendation of the board of directors of Bruker BioSciences to vote for the proposals to approve the acquisition of Bruker Optics and the issuance of shares of Bruker BioSciences common stock as part of the consideration for the Bruker Optics stock purchase, stockholders of Bruker BioSciences should be aware that some Bruker BioSciences executive officers and directors may have interests in the acquisition that may be different from, or in addition to, those of Bruker BioSciences stockholders.

Frank Laukien’s half brother, Dirk D. Laukien, is the President of Bruker Optics and, following Bruker BioSciences’ acquisition of Bruker Optics, will become a senior vice president of Bruker BioSciences. In connection with his new role, Dirk D. Laukien will also be granted 500,000 shares of Bruker BioSciences restricted common stock. In addition, immediately prior to the closing of the acquisition, Bruker Optics may make a one time $2.5 million bonus payment to Dirk D. Laukien.

In addition, our chief executive officer and chairman of the board, Frank H. Laukien, and certain of his family members, including Dirk D. Laukien and  Jörg Laukien, a member of our board of directors, own stock in both Bruker BioSciences and Bruker Optics. Dr. Laukien and his related family members own 98.63% of the shares of Bruker Optics being acquired by Bruker BioSciences. If the closing date was May 25, 2006, we would have issued 10,408,896 shares of our common stock to the Bruker Optics stockholders based on a trailing average of $5.36 per share and, following the acquisition, the family member stockholders of Bruker BioSciences would own, in the aggregate, approximately 62.59% of the outstanding shares of common stock of Bruker BioSciences.

As of May 8, 2006, the directors and executive officers of Bruker BioSciences beneficially owned 23,798,625 shares, including stock options exercisable within 60 days of May 8, 2006, representing approximately 26.4% of the outstanding shares of Bruker BioSciences common stock.

For additional information relating to affiliations of various Bruker BioSciences officers, directors and stockholders, you should read the section entitled “Certain Relationships and Related Party Transactions of Bruker BioSciences” beginning on page 69.

The Bruker BioSciences board of directors was aware of these interests during its deliberation of the merits of the acquisition and in determining to recommend to the stockholders of Bruker BioSciences that they vote for the proposal to approve the transactions contemplated by the stock purchase agreement, including the related issuance of shares of Bruker BioSciences common stock.

Completion and Effectiveness of the Acquisition

The acquisition will be completed when and if all of the conditions to completion of the acquisition are satisfied or waived.

We are working toward completing the acquisition as quickly as possible. We expect to complete the acquisition during the third calendar quarter of 2006.

Structure of the Acquisition and Operations Post-Acquisition

The transaction is structured so that Bruker BioSciences would purchase all of the outstanding stock of Bruker Optics from the Bruker Optics stockholders in a private placement. Consideration for the shares of Bruker Optics stock would consist of a combination of cash and shares of Bruker BioSciences common stock. Bruker BioSciences intends to operate Bruker Optics as a wholly-owned subsidiary alongside Bruker Daltonics and Bruker AXS.

Material United States Federal Income Tax Consequences of the Acquisition

The acquisition will not result in any material U.S. federal income tax consequences for Bruker BioSciences stockholders.

Accounting Treatment of the Acquisition

The acquisition represents a business combination of companies under common control due to the majority ownership of both companies by the five Laukiens as an affiliated stockholder group. As a result, the acquisition, as it relates to the shares owned by these affiliated stockholders, will be accounted for in a manner similar to a pooling-of-interest, or at historical carrying value. The acquisition of the shares of the non-affiliated stockholders will be accounted for using the purchase method of accounting, or at fair value, in a manner similar to acquisition of a minority interest.

Regulatory Matters

We have summarized below the material regulatory requirements affecting the acquisition. Although we have not yet received the required approvals we discuss, we anticipate that we will receive regulatory approvals sufficient to complete the acquisition by the spring of 2006.

Antitrust Considerations.   The acquisition is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which prevents certain merger or acquistion transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. Bruker BioSciences and Bruker Optics filed the required information and materials to notify the Department of Justice and the Federal Trade Commission of the acquisition on March 28, 2006. The applicable HSR waiting period expired at 11:59 pm on April 27, 2006.

The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the acquisition on antitrust grounds, regardless of the fact that the waiting period expired without comment. Accordingly, at any time before or after the completion of the acquisition, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the acquisition or seeking the divestiture of substantial assets of one of the parties. Additionally, at any time before or after the completion of the acquisition, notwithstanding that the applicable waiting period expired or was terminated, a private party (including an individual state) may seek to take action under the antitrust laws as it deems necessary or desirable in the public interest. Although we do not expect any conditions to be imposed by the Antitrust Division or the Federal Trade Commission, there can be no assurance that a challenge to the acquisition will not be made or that, if a challenge is made, we will prevail.

No Appraisal Rights

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon under this proxy statement. Delaware law does not require that holders of Bruker BioSciences common stock who object to the share issuance and the transactions, and who vote against or abstain from voting in favor of the issuance and the transactions be afforded any appraisal or dissenters’ rights or the right to receive cash for their shares.

Foreign Regulatory Requirements

Bruker BioSciences is not aware of any material foreign governmental approvals or actions that are required to complete the acquisition. Bruker BioSciences and Bruker Optics conduct operations in a number of foreign countries, some of which have voluntary and/or post-acquisition notification systems. Should any approval or action be required, Bruker BioSciences and Bruker Optics currently plan to seek the approval or take the action required. Failure to obtain the approval or take the action is not anticipated to have a material effect on the acquisition or on Bruker BioSciences.

Restrictions on Sales of Shares Issued In Connection with the Acquisition

The shares of Bruker BioSciences common stock to be issued in connection with the acquisition will not be registered under the Securities Act of 1933 and they will not be freely transferable under the Securities Act. Bruker Optics stockholders receiving shares of Bruker BioSciences common stock in the acquisition may sell these shares pursuant to any applicable exemption under the Securities Act except that, pursuant to the terms of the stock purchase agreement, they are prohibited from selling the shares for a period of one year after the closing date of the acquisition.

THE STOCK PURCHASE AGREEMENT

The following summary of the stock purchase agreement is qualified in its entirety by reference to the complete text of the stock purchase agreement, which is incorporated by reference and attached as Annex A to this proxy statement. We urge you to read the full text of the stock purchase agreement.

General

On April 17, 2006, Bruker BioSciences, Bruker Optics and the stockholders of Bruker Optics entered into a stock purchase agreement. Under the stock purchase agreement, Bruker BioSciences will purchase all of the outstanding shares of Bruker Optics for an aggregate purchase price of approximately

$131.3 million, payable in cash and shares of Bruker Biosciences common stock. All Bruker Optics options, whether vested or unvested, will be cancelled and all option holders will receive cash payments totaling approximately $3.7 million.

Closing Date

Unless the parties agree otherwise, the closing of the stock purchase will take place on the later of July 1, 2006 or the third business day following the satisfaction or waiver of all of the closing conditions.

Purchase Price—Payment

The stock purchase agreement provides that Bruker BioSciences shall purchase all of the outstanding shares of Bruker Optics for an aggregate purchase price of $131.3 million, which will be payable to the Bruker Optics stockholders pro rata in accordance with their respective ownership of the Bruker Optics common stock. At closing, an aggregate of approximately $75.5 million will be paid in cash, and shares of Bruker BioSciences stock with a value of approximately $55.8 will be issued to Bruker Optics stockholders.

The actual number of shares that will be issued to Bruker Optics stockholders will be determined based on the average of closing prices per share of Bruker BioSciences common stock on the Nasdaq National Market for a period of 10 consecutive trading days ending three days before the closing date, which is referred to as the trailing average. If the closing date were on May 25, 2006, we would have issued 10,408,896 shares of our common stock to the Bruker Optics stockholders based on a trailing average of $5.36 per share. No fractional shares of Bruker BioSciences common stock will be issued in the acquisition.

The purchase price will be paid to Bruker Optics stockholders according to the following percentages:

Bruker Optics Stockholder	Cash	Bruker Biosciences Common Stock
Isolde Laukien	75%	25%
Jörg Laukien	50%	50%
Frank Laukien	20%	80%
Dirk Laukien	65%	35%
Marc Laukien	75%	25%
Robyn Laukien	50%	50%
Arno Simon	80%	20%
The Dirk D. Laukien Trust, dated June 1, 2000, FBO Leah Laukien	65%	35%

Cancellation of Bruker Optics Stock Options

The stock purchase agreement provides that at or prior to the closing, all options outstanding under the Bruker Optics stock option plan, whether or not exercisable or vested, will be canceled and each holder of Bruker Optics options will be entitled to receive a cash payment (less any required tax withholdings) equal to the product of (1) the excess, if any, of $6.99740143712269 over the exercise price per share of the applicable option and (2) the number of shares of common stock of Bruker Optics issuable upon the exercise of such option. The aggregate amount payable to Bruker Optics option holders under the stock purchase agreement is $3.7 million.

Escrow

Working Capital Escrow.   At the closing, $1.0 million of the cash purchase price will be placed into escrow as security for any potential adjustments to the purchase price that will be made if the net working capital of Bruker Optics as of the closing is less than $9.0 million. If the net working capital of Bruker Optics is less than $9.0 million, then the difference shall be paid out of the working capital escrow, with any excess amounts to be paid directly by the sellers. The unused portion of the working capital escrow will be released to the sellers within 3 business days of the later of (1) the conclusion of the 20-day period following Bruker BioSciences’ delivery to the sellers of an unaudited consolidated balance sheet of Bruker Optics and its subsidiaries as of the date of the closing or (2) the resolution of any disputes regarding the consolidated balance sheet that has been raised by the sellers.

Indemnity Escrow.   At the closing, $13.5 million of the cash purchase price will be placed into escrow as security for fulfillment by the sellers of their indemnification obligations set forth in the stock purchase agreement. The unused portion of the indemnity escrow will be released to the sellers within 3 business days of the later of (1) the 30th day following the receipt by Bruker BioSciences of the audited financial statements of Bruker Optics for the fiscal year ended December 31, 2006 or (2) the resolution of any claim for indemnification of which the sellers have received notice prior to the conclusion of the 30-day period described in clause (1) of this sentence.

Representations and Warranties

The stock purchase agreement contains customary representations and warranties made by Bruker Optics and Bruker Optics stockholders to Bruker BioSciences, subject, in some cases, to specified exceptions and qualifications contained in the stock purchase agreement or in the disclosure schedule delivered in connection therewith.

The assertions embodied in those representations and warranties were made solely for purposes of the stock purchase agreement and may be subject to important qualifications and limitations. For example, many of Bruker Optics’ representations and warranties are qualified by a Material Adverse Effect standard. For purposes of the stock purchase agreement, a “Material Adverse Effect” means, any circumstance, change or effect that, individually or in the aggregate with other circumstances, changes or effects, is or is reasonably likely to materially delay or impede the consummation of the transactions contemplated by the stock purchase agreement or be materially adverse to the business, operations (including results of operations), prospects, assets, liabilities, or financial condition of Bruker Optics and its subsidiaries taken as a whole; provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a “Material Adverse Effect”: (1) events, circumstances, changes or effects (including legal and regulatory changes) that generally affect the industries in which each of Bruker Optics and its subsidiaries operate, other than such events, circumstances, changes or effects that disproportionately affect (relative to other industry participants) Bruker Optics or its subsidiaries and (2) changes caused by a material worsening of current conditions caused by acts of terrorism or war occurring after the date of the stock purchase agreement.

Some of the representations and warranties in the stock purchase agreement may not be accurate or complete as of any specified date or may be subject to contractual standards of materiality that differ from the standards of materiality under U.S. federal securities laws. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The representations and warranties regarding Bruker Optics and its subsidiaries made to Bruker BioSciences by Bruker Optics and its stockholders relate to, among other things:

•       corporate organization, including due incorporation, good standing, corporate power and qualification to conduct business;

•       authorization, execution, delivery and performance and the enforceability of the stock purchase agreement and related matters;

•       capital structure;

•       absence of conflicts with, or violations of, organizational documents or other obligations as a result of the consummation of the transactions contemplated by the stock purchase agreement;

•       identification of required governmental filings and consents;

•       absence of violations of any law, or necessity of any approval, as a result of the execution and delivery of, or consummation of the transactions contemplated by, the stock purchase agreement;

•       compliance with applicable laws and permits;

•       books and records;

•       delivery and accuracy of financial statements;

•       absence of undisclosed material liabilities;

•       litigation matters;

•       absence of a Material Adverse Effect and certain other material changes or events since December 31, 2005;

•       disclosure of certain contracts;

•       employee matters, employee benefit plans, employment agreements, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and labor relations;

•       absence of default under material contracts;

•       absence of transactions with affiliates;

•       accounts receivable;

•       owned and leased property;

•       environmental matters;

•       tax matters;

•       intellectual property matters;

•       information technology matters;

•       bank accounts;

•       inventory;

•       insurance policies; and

•       no representation, warranty, statement or covenant made by Bruker Optics in the merger agreement contains an untrue statement of material fact or omits to state a material fact required to be stated in the merger agreement or necessary to make the statements contained in the merger agreement not misleading.

In addition, each Bruker Optics stockholder made representations and warranties to Bruker BioSciences regarding:

•       authorization, execution, delivery and performance and the enforceability of the stock purchase agreement and related matters;

•       absence of conflicts with or violations of the stock purchase agreement or any ancillary agreements;

•       litigation matters;

•       identification of required filings and consents;

•       withholding tax;

•       brokers’ and finders’ fees;

•       beneficial ownership of Bruker Optics’ common stock;

•       accredited investor representation; and

•       acknowledgement of the restrictive legend to be placed on the certificates evidencing the shares of common stock of Bruker BioSciences to be received by the sellers at closing.

The representations and warranties regarding Bruker BioSciences made by Bruker BioSciences to the sellers relate to, among other things:

•       corporate matters, including due organization, good standing, corporate power and qualification;

•       capital structure;

•       authorization, execution, delivery and performance and the enforceability of the stock purchase agreement and related matters;

•       absence of conflicts with, or violations of, organizational documents or other obligations as a result of the consummation of the transactions contemplated by the stock purchase agreement;

•       brokers’ and finders’ fees;

•       accuracy of the information contained in all documents required to be filed with the SEC since January 1, 2004 and compliance with GAAP with respect to the consolidated financial statements filed with such documents;

•       financial ability to consummate the acquisition; and

•       investment and accredited investor representations.

Covenants

Conduct of Bruker Optics’ Business.   During the period between the execution of the stock purchase agreement and the closing, the businesses of Bruker Optics and its subsidiaries must be conducted in the ordinary course of business consistent with past practice. Bruker Optics is obligated to, and the sellers are obligated to cause Bruker Optics to, use commercially reasonable efforts to preserve Bruker Optics’ material properties, assets and business organizations (including those of its subsidiaries). Specifically, Bruker Optics has agreed that, among other things and subject to certain exceptions, neither Bruker Optics nor any of its subsidiaries may, and the sellers have agreed to cause Bruker Optics and its subsidiaries not to, without Bruker BioSciences’ written consent:

•       amend any of its organizational documents;

•       liquidate, dissolve, recapitalize or otherwise wind up its business;

•       make any distribution or declare, pay or set aside any dividend (in cash or property);

•       split, combine, redeem, reclassify, purchase or otherwise acquire any equity interests or shares of capital stock of, or other equity or voting interest in, Bruker Optics or any subsidiary, or make any other changes in the capital structure of Bruker Optics or any of its subsidiaries;

•       grant any person any right or option to acquire any shares of its capital stock;

•       enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

•       other than in the ordinary course of business, acquire or dispose of any interest in any corporation, partnership or other person or assets comprising a business or any other property or assets;

•       other than in the ordinary course of business, sell, assign, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any amount of property or assets;

•       sell, assign, lease, license, transfer or otherwise dispose of, mortgage, pledge or encumber, any real property, or amend, terminate, modify or renew any real property lease;

•       incur any indebtedness or issue any debt securities or assume, guarantee or endorse the obligations of any other person in excess of $200,000 in the aggregate;

•       cancel any third-party indebtedness owed to Bruker Optics;

•       increase the rate or terms of compensation or benefits of any of its directors, managers, officers, employees, consultants, agents, independent contractors or other individual service providers, except for, among other things, a one time bonus in the amount of $2.5 million to be paid to Dirk Laukien.

•       hire any new employees except in the ordinary course of business whose total compensation exceeds $100,000;

•       pay or agree to pay any employee benefit not required or permitted by any existing employee benefit plan;

•       enter into or amend any employment, bonus, severance or retirement contract, except for agreements for newly hired employees in the ordinary course of business with  annual compensation not to exceed $100,000;

•       except as required to ensure that any benefit plan is not then out of compliance with applicable law, enter into or adopt any new, or increase benefits under or renew or amend any existing, benefit plan or benefit arrangement or any collective bargaining agreement;

•       make any loans, advances or capital contributions (other than advances for travel and other normal business expenses to officers and employees) except in the ordinary course of business;

•       commit to make any capital expenditure or fail to make capital expenditures consistent with past practice;

•       fail to maintain all its assets in good repair and condition, except to the extent of wear or use in the ordinary course of business or damage by fire or other unavoidable casualty;

•       make, revoke or change any tax election or change any tax accounting method, settle or compromise any tax liability, or waive or consent to the extension of any statute of limitations for the assessment and collection of any tax;

•       except as may be required as a result of a change in applicable law or GAAP, change any accounting principles or practices;

•       institute, settle or dismiss any action or  claim threatened against, relating to or involving Bruker Optics or any of its subsidiaries in connection with any business, asset or property of Bruker Optics or any of its subsidiaries;

•       enter into any large long-term contracts; or

•       fail to pay the accounts payable or other liabilities or fail to collect the accounts receivable or other indebtedness owed or take any action not consistent with past practices that is designed to accelerate or has the effect of accelerating the receipt of any amounts of cash earlier than such cash would have been realized consistent with past practices.

Reasonable Best Efforts.   Bruker Optics and its stockholders and Bruker BioSciences have each agreed to cooperate with each other and use reasonable efforts to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by the stock purchase agreement, including to use commercially reasonable efforts to obtain all consents and approvals of governmental authorities and third parties necessary to consummate the merger.

Voting Agreement.   Bruker Optics stockholders that are also Bruker BioSciences stockholders have agreed to vote in their capacity as holders of shares of common stock of Bruker BioSciences in favor of the transactions contemplated by the stock purchase agreement.

No Solicitation.   Bruker Optics has agreed to, and to cause its subsidiaries to, and Bruker Optics’ stockholders have agreed to, and to cause Bruker Optics and its subsidiaries to, cause each of its officers, managers, employees, subsidiaries, affiliates, agents and other representatives to, as of the execution of the stock purchase agreement, cease any existing discussions or negotiations with respect to any inquiry or proposal regarding the sale, consolidation, merger or other similar transaction regarding Bruker Optics and not to initiate any such discussions or negotiations (other than with Bruker BioSciences or its managers, officers, employees, subsidiaries, agents or other affiliates) concerning any such inquiry or proposal. The sellers and Bruker Optics are obligated to immediately disclose to Bruker BioSciences any such third party inquiries or proposals, including the terms of any such inquiries or proposals.

Noncompetition.   For a period of five years from the closing date, Bruker Optics stockholders and their affiliates may not directly or indirectly, engage in, hold an interest in, own, manage, operate, control, direct, be connected with as a stockholder (other than as a holder of less than one percent (1%) of a publicly-traded security), joint venturer, partner, consultant or employee, or otherwise engage or participate in, provide services to or be connected in any manner with or assist in any way any entity, person or business that engages in a business involving the production or development of infrared, near-infrared or Raman spectroscopy, Fourier Transform Infrared Spectroscopy, which is referred to as FTIR, or applications thereof, provided that this restriction will not:

•       apply to the nuclear magnetic resonance, electron paramagnetic resonance and magnetic resonance imaging businesses currently engaged in by Bruker BioSpin GmbH; or

•       prohibit any seller from accepting employment with another company that utilizes FTIR technology so long as such seller does not directly manage the FTIR operations of such company or such FTIR operations account for less than ten percent (10%) of the overall revenues of such company.

Restrictions on Sales.   Each seller is restricted from disposing of any shares of common stock of Bruker BioSciences acquired pursuant to the stock purchase agreement, or publicly announcing an intention to effect any such transaction, for a period of 365 days after the closing date.

Access to Information.   Bruker Optics has agreed to allow Bruker BioSciences access to its properties, books, assets, records and personnel.

Conditions to the Acquisition

The respective obligations of each party to effect the transactions contemplated by the stock purchase agreement are subject to the satisfaction, on or prior to the closing, of the following conditions, which may be waived by Bruker BioSciences or the sellers:

•       the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated and all necessary consents of any governmental authority required shall have been obtained; and

•       there shall be no law in effect that restrains, enjoins or otherwise prevents the consummation of the transactions contemplated by the stock purchase agreement or any ancillary agreements.

The obligation of Bruker BioSciences to effect the transactions contemplated by the stock purchase agreement are subject to the satisfaction or waiver of the following conditions:

•       the representations and warranties of the Bruker Optics stockholders (1) that are qualified as to materiality must be true and correct in all respects and (2) that are not qualified as to materiality must be true and correct in all material respects, in each case, between the time of the execution of the stock purchase agreement and as of the closing (other than representations and warranties that speak as of another specific date or time prior to the date of the execution of the stock purchase agreement, which need only be true and correct as of such date or time);

•       all of the terms, covenants and conditions to be complied with and performed by the sellers on or prior to the closing shall have been complied with or performed in all material respects;

•       the absence of any action, suit or proceeding pending or threatened by or before any governmental authority or by any other person to enjoin, restrain, prohibit or obtain damages in respect of any of the transactions contemplated by the stock purchase agreement or any ancillary agreement, or which would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by the stock purchase agreement;

•       Bruker Optics must have provided Bruker BioSciences with a certification relating to certain tax matters;

•       there shall not have occurred any events that have had, or are, individually or in the aggregate, reasonably likely to have a material adverse effect on Bruker Optics;

•       Bruker BioSciences shall have received evidence, to its reasonable satisfaction, of the receipt of all requisite third-party and governmental consents;

•       Bruker Optics and Bruker Biospin GmbH shall have entered into an amendment to the Exclusive Distribution Agreement, dated January 1, 2002, between Bruker Biospin and Bruker Optics, providing for the extension of the term such agreement for a period of 4 years.

•       the approval of the transaction by the holders of at least a majority of the outstanding shares of common stock of Bruker BioSciences who are unaffiliated with Isolde Laukien,  Jörg Laukien, Frank Laukien, Dirk Laukien and Marc Laukien, whether or not present or represented at the Annual Meeting; and

•       the approval of the transactions contemplated by the stock purchase agreement by the holders of shares of capital stock of Bruker BioSciences representing at least a majority of the total votes cast at a duly held meeting of stockholders.

The obligation of the sellers to effect the transactions contemplated by the stock purchase agreement are subject to the satisfaction or waiver of the following conditions:

•       the representations and warranties of Bruker BioSciences that (1) are qualified as to materiality must be true and correct in all respects and (2) are not qualified as to materiality must be true and correct in all material respects, in each case between the time of the execution of the stock purchase agreement and as of the closing (other than representations and warranties that speak as of another specific date or time prior to the date of the execution of the stock purchase agreement, which need only be true and correct as of such date or time);

•       all of the terms, covenants and conditions to be complied with and performed by Bruker BioSciences on or prior to the date of the closing must have been complied with or performed in all material respects;

•       the payment of the purchase price; and

•       the deposit of the indemnity escrow and the working capital escrow.

Indemnification

Under the stock purchase agreement, the sellers are obligated to jointly and severally indemnify, defend and hold harmless Bruker BioSciences and any parent, subsidiary, associate, affiliate, director, manager, officer, stockholder, employee or agent thereof, and their respective representatives, successors and permitted assigns from and against and pay on behalf of or reimburse such party in respect of, as and when incurred, all losses which any such party may actually incur, suffer, sustain or become subject to or accrue, as a result of, in connection with, or relating to or by virtue of:

•       any inaccuracy in, or breach of, any representation or warranty made by Bruker Optics or the sellers under the stock purchase agreement or any ancillary agreement (except with respect to certain representations regarding ownership of Bruker Optics shares, payment of withholding taxes, investment intent and transferability of the shares of Bruker Optics stock to be issued as consideration, each of which are made by each seller in its individual capacity), without giving effect to any limitations or qualifications as to “materiality” set forth within the stock purchase agreement;

•       any breach or non-fulfillment of any covenant or agreement on the part of Bruker Optics or the sellers in respect of pre-closing covenants under the stock purchase agreement or any ancillary agreement;

•       any fees, expenses or other payments incurred or owed by Bruker Optics or the sellers to any agent, broker, investment banker or other firm or person retained or employed by Bruker Optics or the sellers in connection with the transactions contemplated by the stock purchase agreement; or

•       the manner in which Bruker Optik GmbH was established and, in connection therewith, the purchase by Bruker Optik GmbH of assets from Bruker Analytik GmbH.

Limitations on Indemnification

In general, the sellers are not obligated to indemnify Bruker BioSciences with respect to losses suffered by Bruker BioSciences resulting from a breach of any representations and warranties until the aggregate amount of the losses exceeds $500,000, at which time the sellers will be obligated to indemnify Bruker BioSciences for the total amount of such losses. The sellers’ representations and warranties shall survive the closing until the later of (1) the 30th day following the receipt by Bruker BioSciences of the audited financial statements of Bruker Optics for the fiscal year ended December 31, 2006 or (2) the resolution of any claim for indemnification of which the sellers have received notice prior to the conclusion of the 30-day period described in clause (2) of this sentence, except with respect to:

The following representations and warranties, which survive indefinitely:

•       ownership of the shares of common stock of Bruker Optics;

•       the capitalization of Bruker Optics and its subsidiaries;

•       other interests; and

•       no misleading statements.

The following representations and warranties, which survive for a period of three years:

•       environmental;

•       employee benefits; and

•       proprietary rights.

The following representations and warranties, which survive for a period of sixty calendar days following the expiration of the applicable statute of limitations (including any extension thereof);

•       withholding tax; and

•       taxes and tax returns.

The sellers’ aggregate indemnification obligations may not exceed $13.5 million, other than with respect to indemnification for losses arising out of (i) criminal activity or fraud or (ii) breaches of the following representations and warranties:

•       ownership of the shares of common stock of Bruker Optics;

•       withholding tax;

•       capitalization of Bruker Optics and its subsidiaries

•       other interests;

•       environmental;

•       employee benefits;

•       taxes and tax returns;

•       proprietary rights; and

•       no misleading statements.

Termination of the Stock Purchase Agreement

The stock purchase agreement may be terminated at any time prior to closing by the mutual written consent of Bruker BioSciences and the sellers. In addition, either Bruker BioSciences or the sellers may terminate the stock purchase agreement at any time prior to closing if:

•       any governmental entity shall have issued an order permanently restraining, enjoining, or otherwise prohibiting the completion of the acquisition  and such order is final and nonappealable; or

•       the closing has not occurred by August 31, 2006, unless a breach of the stock purchase agreement by the party seeking termination is the cause of or results in the failure of the acquisition to be completed.

Bruker BioSciences may terminate the stock purchase agreement at any time prior to closing if:

•       the trailing average is less than $3.11; or

•       the sellers or Bruker Optics breach any of their respective covenants, representations and warranties, or other agreements contained in the stock purchase agreement and such breach would give rise to the failure of a condition to Bruker BioSciences’ obligation to complete the acquisition and such breach is not curable or, if curable, is not cured or waived within 20 calendar days after written notice of such breach has been delivered to the breaching party.

The sellers may terminate the stock purchase agreement at any time prior to closing if Bruker BioSciences breaches any of its covenants, representations and warranties, or other agreements contained in the stock purchase agreement and such breach would give rise to the failure of a condition to the sellers’ obligation to complete the acquisition and such breach is not curable or, if curable, is not cured or waived within 20 calendar days after written notice of such breach has been delivered to Bruker BioSciences.

Expenses

In general, expenses incurred in connection with the stock purchase agreement and the transactions contemplated thereby will be paid by the party incurring such expenses. Expenses incurred in connection with any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as a result of the acquisition shall be paid by Bruker BioSciences with respect to its own filings and by Bruker Optics with respect to its and any seller’s filings. In addition, Bruker BioSciences shall be responsible for the payment of all transfer, documentary, sales, use, registration and other such taxes incurred in connection with the transaction, including all applicable German and other real estate transfer or gains taxes and stock transfer taxes, which may exceed, in the aggregate, $300,000.

Amendment and Waiver

The stock purchase agreement may be amended by the parties at any time by written agreement. Either party may:

•       extend the time for the performance of any of the obligations or other acts of the other parties;

•       waive any inaccuracies in the representations and warranties contained in the stock purchase agreement or in any document delivered pursuant thereto;

•       waive compliance with any of the agreements or conditions contained in the stock purchase agreement; or

•       waive or modify the performance of any of the obligations of the other party to the stock purchase agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2006 and Statements of Operations for the three months ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003 include the historical consolidated statements of operations of the combined Bruker BioSciences and Bruker Optics, giving effect to the acquisition as if it had occurred on January 1, 2003. This information is only a summary, and you should read it in conjunction with the Bruker BioSciences historical consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the annual reports, quarterly reports and other information on file with the Securities and Exchange Commission and Bruker Optics historical consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere in this Proxy (see page 60). See “WHERE YOU CAN FIND MORE INFORMATION” on page 97.

Both Bruker BioSciences and Bruker Optics are majority owned by five affiliated stockholders. As a result, the acquisition of Bruker Optics by Bruker BioSciences is considered a business combination of companies under common control and will be accounted for in a manner similar to a pooling-of-interests. Accordingly, the acquisition of Bruker Optics, as it relates to the portion under common ownership (approximately 96%) will be accounted for at historical carrying values. The portion not under the common ownership of the five affiliated stockholders (approximately 4%) will be accounted for using the purchase method of accounting (at fair value) on a pro rata basis. Any excess purchase price of the interest not under common control over the fair value of the related net assets acquired will be accounted for as goodwill and intangible assets.

We have prepared the unaudited pro forma condensed combined financial statements based on available information, using assumptions that we believe are reasonable. These unaudited pro forma condensed combined financial statements are being provided for informational purposes only. They do not purport to represent our actual financial position or results of operations had the merger occured on the dates specified nor do they project our results of operations or financial position for any future period or date.

The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. Pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in our financial statements published after the completion of the acquisition may vary from the adjustments included in these unaudited pro forma condensed combined financial statements included in this proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2006

	Bruker	Bruker			Historical	Pro Forma		Pro Forma
	BioSciences	Optics	Eliminations		Combined	Adjustments		Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$95,971	$15,209	$—		$111,180	$(59,208	)(3a)	$51,972
Accounts receivable, net	55,579	12,110	—		67,689	—		67,689
Due from affiliated companies	2,983	2,870	(1,862	)(2a)	3,991	—		3,991
Inventories	101,569	23,376	—		124,945	—		124,945
Other current assets	14,010	3,139	—		17,149	(512	)(3f)	16,637
Total current assets	270,112	56,704	(1,862)		324,954	(59,720)		265,234
Property, plant and equipment, net	72,817	13,025	—		85,842	—		85,842
Intangibles and other assets	27,051	71	—		27,122	4,373	(3b)	31,495
Total assets	$369,980	$69,800	$(1,862)		$437,918	$(55,347)		$382,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$9,466	$2,512	$—		$11,978	$—		$11,978
Accounts payable	16,126	2,820	(1,862	)(2a)	17,084	5,300	(3c)	22,384
Due to affiliated companies	3,281	2,727	—		6,008	—		6,008
Other current liabilities	85,613	32,752	—		118,365	—		118,365
Total current liabilities	114,486	40,811	(1,862)		153,435	5,300		158,735
Long-term debt	21,372	3,333	—		24,705	20,000	(3a)	44,705
Other long-term liabilities	21,467	369	—		21,836	—		21,836
Minority interest	281	—	—		281	—		281
Stockholders equity:
Common stock	901	188	—		1,089	(76	)(3d)	1,013
Additional paid-in capital	216,719	3,243	—		219,962	(80,059	)(3e)	139,903
Retained earnings (accumulated deficit)	(17,768)	20,028	—		2,260	(512	)(3f)	1,748
Accumulated other comprehensive income	12,522	1,828	—		14,350	—		14,350
Total stockholders’ equity	212,374	25,287	—		237,661	(80,647)		157,014
Total liabilities and stockholders' equity	$369,980	$69,800	$(1,862)		$437,918	$(55,347)		$382,571

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006

	Bruker	Bruker			Historical	Pro Forma		Pro Forma
	BioSciences	Optics	Eliminations		Combined	Adjustments		Combined
	(in thousands, except per share data)
Product revenue	$64,957	$19,452	$(568	)(2b)	$83,841	$—		$83,841
Service revenue	8,809	1,846	(284	)(2c)	10,371	—		10,371
Other revenue	644	—	—		644	—		644
Total revenue	74,410	21,298	(852)		94,856	—		94,856
Cost of product revenue	36,242	9,251	(780	)(2d)	44,713	—		44,713
Cost of service revenue	5,221	1,509	(343	)(2e)	6,387	—		6,387
Total cost of revenue	41,463	10,760	(1,123)		51,100	—		51,100
Gross profit	32,947	10,538	271		43,756	—		43,756
Operating expenses:
Sales and marketing	13,972	4,860	—		18,832	—		18,832
General and administrative	5,616	991	—		6,607	169	(4a)	6,776
Research and development	10,374	1,901	—		12,275	—		12,275
Acquisition related charges	1,176	—	—		1,176	(891	)(4b)	285
Total operating expenses	31,138	7,752	—		38,890	(722)		38,168
Operating income	1,809	2,786	271		4,866	722		5,588
Interest and other income (expense), net	663	1,018	—		1,681	(859	)(4c)	822
Income before income tax provision and minority interest in consolidated subsidiaries	2,472	3,804	271		6,547	(137)		6,410
Income tax provision	1,648	1,484	108	(2f)	3,240	—		3,240
Income before minority interest in consolidated subsidiaires	824	2,320	163		3,307	(137)		3,170
Minority interest in consolidated subsidiaries	48	—	—		48	—		48
Net income	$776	$2,320	$163		$3,259	$(137)		$3,122
Net income per common share—basic and diluted	$0.01							$0.03
Weighted average common shares outstanding:
Basic	90,028					11,158	(4d)	101,186
Diluted	90,322					11,158	(4d)	101,480

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005

	Bruker	Bruker			Historical	Pro Forma		Pro Forma
	BioSciences	Optics	Eliminations		Combined	Adjustments		Combined
	(in thousands, except per share data)
Product revenue	$66,824	$14,927	$(489	)(2b)	$81,262	$—		$81,262
Service revenue	7,755	1,223	(244	)(2c)	8,734	—		8,734
Other revenue	332	32	—		364	—		364
Total revenue	74,911	16,182	(733)		90,360	—		90,360
Cost of product revenue	38,265	7,180	(367	)(2d)	45,078	—		45,078
Cost of service revenue	5,267	734	(265	)(2e)	5,736	—		5,736
Total cost of revenue	43,532	7,914	(632)		50,814	—		50,814
Gross profit	31,379	8,268	(101)		39,546	—		39,546
Operating expenses:
Sales and marketing	12,152	4,425	—		16,577	—		16,577
General and administrative	5,668	716	—		6,384	169	(4a)	6,553
Research and development	11,020	1,520	—		12,540	—		12,540
Total operating expenses	28,840	6,661	—		35,501	169		35,670
Operating income	2,539	1,607	(101)		4,045	(169)		3,876
Interest and other income (expense), net	(130)	(11)	—		(141)	(859	)(4c)	(1,000)
Income before income tax provision and minority interest in consolidated subsidiaries	2,409	1,596	(101)		3,904	(1,028)		2,876
Income tax provision	1,925	642	(41	)(2f)	2,526	—		2,526
Income before minority interest in consolidated subsidiaires	484	954	(60)		1,378	(1,028)		350
Minority interest in consolidated subsidiaries	67	—	—		67	—		67
Net income	$417	$954	$(60)		$1,311	$(1,028)		$283
Net income per common share—basic and diluted	$0.00							$0.00
Weighted average common shares outstanding:
Basic	89,471					11,158	(4d)	100,629
Diluted	89,581					11,158	(4d)	100,739

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(in thousands, except per share data)

	Bruker	Bruker			Historical	Pro Forma		Pro Forma
	BioSciences	Optics	Eliminations		Restated	Adjustments		Combined
Product revenue	$259,645	$72,476	$(3,226	)(2b)	$328,895	$—		$328,895
Service revenue	35,856	5,963	(791	)(2c)	41,028	—		41,028
Other revenue	2,068	262	—		2,330	—		2,330
Total revenue	297,569	78,701	(4,017)		372,253	—		372,253
Cost of product revenue	147,364	33,954	(3,037	)(2d)	178,281	—		178,281
Cost of service revenue	24,398	4,324	(729	)(2e)	27,993	—		27,993
Total cost of revenue	171,762	38,278	(3,766)		206,274	—		206,274
Gross profit	125,807	40,423	(251)		165,979	—		165,979
Operating expenses:
Sales and marketing	51,438	19,020	—		70,458	—		70,458
General and administrative	22,374	3,227	—		25,601	677	(4a)	26,278
Research and development	41,357	6,141	—		47,498	—		47,498
Total operating expenses	115,169	28,388	—		143,557	677		144,234
Operating income	10,638	12,035	(251)		22,422	(677)		21,745
Interest and other income (expense), net	1,311	(2,091)	—		(780)	(3,435	)(4c)	(4,215)
Income before income tax provision and minority interest in consolidated subsidiaries	11,949	9,944	(251)		21,642	(4,112)		17,530
Income tax provision	8,263	3,693	(101	)(2f)	11,855	—		11,855
Income before minority interest in consolidated subsidiaires	3,686	6,251	(150)		9,787	(4,112)		5,675
Minority interest in consolidated subsidiaries	40	—	—		40	—		40
Net income	$3,646	$6,251	$(150)		$9,747	$(4,112)		$5,635
Net income per common share—basic and diluted	$0.04							$0.06
Weighted average common shares outstanding:
Basic	89,521					11,158	(4d)	100,679
Diluted	89,828					11,158	(4d)	100,986

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(in thousands, except per share data)

	Bruker	Bruker			Historical	Pro Forma		Pro Forma
	BioSciences	Optics	Eliminations		Combined	Adjustments		Combined
Product revenue	$249,929	$68,188	$(848	)(2b)	$317,269	$—		$317,269
Service revenue	32,298	5,813	(730	)(2c)	37,381	—		37,381
Other revenue	2,189	150	—		2,339	—		2,339
Total revenue	284,416	74,151	(1,578)		356,989	—		356,989
Cost of product revenue	145,188	38,042	(853	)(2d)	182,377	—		182,377
Cost of service revenue	20,752	3,731	(725	)(2e)	23,758	—		23,758
Total cost of revenue	165,940	41,773	(1,578)		206,135	—		206,135
Gross profit	118,476	32,378	—		150,854	—		150,854
Operating expenses:
Sales and marketing	55,976	16,740	—		72,716	—		72,716
General and administrative	20,399	2,781	—		23,180	677	(4a)	23,857
Research and development	43,219	5,145	—		48,364	—		48,364
Total operating expenses	119,594	24,666	—		144,260	677		144,937
Operating income	(1,118)	7,712	—		6,594	(677)		5,917
Interest and other income (expense), net	(3,779)	(1,068)	—		(4,847)	(3,435	)(4c)	(8,282)
Income before income tax provision and minority interest in consolidated subsidiaries	(4,897)	6,644	—		1,747	(4,112)		(2,365)
Income tax provision	2,865	2,668	—	(2f)	5,533	—		5,533
Income before minority interest in consolidated subsidiaires	(7,762)	3,976	—		(3,786)	(4,112)		(7,898)
Minority interest in consolidated subsidiaries	69	—	—		69	—		69
Net income	$(7,831)	$3,976	$—		$(3,855)	$(4,112)		$(7,967)
Net income per common share—basic and diluted	$(0.09)							$(0.08)
Weighted average common shares outstanding:
Basic	88,495					11,158	(4d)	99,653
Diluted	88,495					11,158	(4d)	99,653

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

	Bruker	Bruker			Historical	Pro Forma		Pro Forma
	BioSciences	Optics	Eliminations		Combined	Adjustments		Combined
Product revenue	$239,056	$55,343	$(749	)(2b)	$293,650	$—		$293,650
Service revenue	20,325	4,564	(9	)(2c)	24,880	—		24,880
Other revenue	1,298	140	—		1,438	—		1,438
Total revenue	260,679	60,047	(758)		319,968	—		319,968
Cost of product revenue	140,597	31,010	(721	)(2d)	170,886	—		170,886
Cost of service revenue	13,732	3,121	7	(2e)	16,860	—		16,860
Total cost of revenue	154,329	34,131	(714)		187,746	—		187,746
Gross profit	106,350	25,916	(44)		132,222	—		132,222
Operating expenses:
Sales and marketing	51,707	15,250	—		66,957	—		66,957
General and administrative	17,335	2,305	—		19,640	677	(4a)	20,317
Research and development	37,244	4,313	—		41,557	—		41,557
Reversal of Liability Accrual	(1,929)	—	—		(1,929)	—		(1,929)
Special charges	11,674	—	—		11,674	—		11,674
Total operating expenses	116,031	21,868	—		137,899	677		138,576
Operating income	(9,681)	4,048	(44)		(5,677)	(677)		(6,354)
Interest and other income (expense), net	998	(438)	—		560	(3,435	)(4c)	(2,875)
Income before income tax provision and minority interest in consolidated subsidiaries	(8,683)	3,610	(44	)(2f)	(5,117)	(4,112)		(9,229)
Income tax provision	9,724	1,475	(17	)(1e)	11,182	—		11,182
Income before minority interest in consolidated subsidiaires	(18,407)	2,135	(27)		(16,299)	(4,112)		(20,411)
Minority interest in consolidated subsidiaries	(853)	—	—		(853)	—		(853)
Net income	$(17,554)	$2,135	$(27)		$(15,446)	$(4,112)		$(19,558)
Net income per common share—basic and diluted	$(0.22)							$(0.21)
Weighted average common shares outstanding:
Basic	81,280					11,158	(4d)	92,438
Diluted	81,280					11,158	(4d)	92,438

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.                 Description of Transaction and Basis of Presentation

Under the acquisition agreement, Bruker BioSciences will acquire all of the stock of Bruker Optics for a fixed purchase price of $135.0 million. Approximately $79.2 million (or 58.7% of the purchase price) will be paid in cash, while the stock component, worth approximately $55.8 million (or 41.3% of the purchase price), will be paid in Bruker BioSciences stock. The cash component of the purchase price will be funded from approximately $60 million of existing cash, and approximately $20 million from a planned revolving credit facility. The number of Bruker BioSciences shares to be issued for the stock component of the purchase price will be determined by dividing $55.8 million by the trailing average of Bruker BioSciences closing prices per share, as reported in The Wall Street Journal, for the period of ten (10) consecutive trading days ending three (3) days prior to the closing date.

Five members of the Laukien family, who presently own approximately 58% of Bruker BioSciences on an undiluted basis, also own approximately 98.63% of the stock of Bruker Optics. As a result, this acquisition is a related-party transaction. Pursuant to the stock purchase agreement, the transaction is subject to the approval of both the affirmative vote of the holders of a majority of the shares of Bruker BioSciences common stock present or represented by proxy at the annual Meeting and entitled to vote, and the affirmative vote of the holders of shares of Bruker BioSciences common stock who are unaffiliated with the five Laukien family members and who represent at least a majority of the total votes cast by these unaffiliated holders at the Annual Meeting. The acquisition agreement was signed among Bruker BioSciences, Bruker Optics and all of the Bruker Optics stockholders.

Since both Bruker BioSciences and Bruker Optics are majority owned by five affiliated stockholders, the acquisition of Bruker Optics by Bruker BioSciences is considered a business combination of companies under common control and will be accounted for in a manner similar to a pooling-of-interests. Accordingly, the acquisition of Bruker Optics, as it relates to the portion under common ownership, will be accounted for at historical carrying values. The portion not under the common ownership of the five affiliated stockholders will be accounted for using the purchase method of accounting (at fair value) on a pro rata basis. Any excess purchase price of the interest not under common control over the fair value of the related net assets acquired will be accounted for as goodwill and intangible assets.

The pro forma adjustments are based on available information and various estimates and assumptions. Actual adjustments may differ from the pro forma adjustments. Bruker BioSciences believes that these assumptions provide a reasonable basis for presenting the significant effects of the acquisition and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

2.                 Eliminations in the Unaudited Pro Forma Combined Balance Sheet and Statements of Operations

The eliminations column in the unaudited pro forma combined financial statements reflects the elimination of all intercompany transactions, which include (in thousands):

(a)          Adjustment to eliminate intercompany accounts receivable and payable balances at the end of the period.

(b)         Adjustment to eliminate product sales between Bruker BioSciences and Bruker Optics during the period presented.

(c)          Adjustment to eliminate service sales between Bruker BioSciences and Bruker Optics during the period presented.

(d)         Adjustment to eliminate product cost of sales between Bruker BioSciences and Bruker Optics during the period presented as well as profit in inventory at the end of each period.

(e)          Adjustment to eliminate service cost of sales between Bruker BioSciences and Bruker Optics during the period presented as well as profit in inventory at the end of each period.

(f)            Adjustment to record the income tax provision (benefit) associated with the elimination of profit in inventory.

3.      Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it occurred on March 31, 2006. Pro forma adjustments have been made and are described below (in thousands, except share and per share data)

(a)          The estimated cash to be paid is 58.7% of the total consideration, or $79.2 million. Bruker BioSciences has assumed the following in calculating the pro forma cash adjustment:

i.                    The Bruker Optics optionholders and minority Bruker Optics stockholders will primarily receive a cash payment as required under the stock purchase agreement with one minority stockholder receiving $0.4 million in Bruker BioSciences common stock. The Bruker Optics optionholders and minority stockholders will receive an aggregate of approximately $5.2 million in cash.

ii.                The affiliated majority Bruker Optics stockholders have elected to receive a combination of cash and stock. The percentage of cash and stock varies for each of the individual affiliated Bruker Optics majority stockholders. Assuming the fair value of the Bruker BioSciences common stock is $5.00 at the consummation of the transaction, the affiliated Bruker Optics majority stockholders and one Bruker Optics minority stockholder will receive 11.2 million shares of Bruker BioSciences common stock valued at $55.8 million, and the remainder, $74.0 million, in cash.

iii.            We anticipate borrowing $20 million under a revolving credit facility to partially finance the acquisition of Bruker Optics, which will increase our long-term debt and increase our available cash at the date of the acquisition.

(b)         Adjustments to record the pro rata allocation of the purchase price to the net assets of Bruker Optics for the portion of the transaction subject to purchase accounting are as follows:

Estimated cash paid to Bruker Optics optionholders and minority stockholders (see note 3a)	$5,200
Pro-rata portion of estimated acquisition related costs incurred by Bruker Biosciences related to the Bruker Optics optionholders and minority stockholders ($5,300 x 4.10%)	217
Estimated purchase price for minority interest	$5,417
Estimated fair value of identifiable net assets acquired	$1,044
Excess purchase price over net assets acquired	$4,373

(c)          Adjustment to record an accrual for estimated acquisition related costs of $5,300 related to the acquisition. These costs include investment banking, legal and valuation fees as well as fees for establishing the revolving credit facility and a success fee payable to the chief executive officer of Bruker Optics.

(d)         Adjustment to reflect the $0.01 per share par value associated with the 11.2 million additional shares of Bruker BioSciences common stock to be issued to certain Bruker Optics stockholders in connection with the acquisition, less the elimination of Bruker Optics common stock par value.

(e)          Adjustment to reflect the additional paid in capital associated with the additional shares of Bruker BioSciences common stock to be issued to certain Bruker Optics stockholders in connection with the acquisition, offset by a deemed dividend to the affiliated stockholders.

(f)            Adjustment to establish a valuation allowance for the U.S. deferred tax assets of Bruker Optics.

4.                 Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the acquisition of Bruker Optics as if it occurred on January 1, 2003. Pro forma adjustments have been made and are described below (in thousands):

(a)          Adjustment reflects the amortization expense associated with identified amortizable intangible assets resulting from the acquisition of Bruker Optics. For the total excess purchase price of $4,373, the estimated value of amortizable intangible assets allocated to the minority stockholders is $3,383 and the estimated useful life is 5 years, resulting in annual amortization of $677 and quarterly amortization of $169. The remaining excess purchase price of $990 was allocated to goodwill. The current allocation is preliminary and will be finalized once the Company engages a third party valuation firm to assist management in appraising the fair value of the assets acquired.

(b)         Bruker BioSciences estimates that we will incur merger related costs of $5,300 related to the acquisition of Bruker Optics. These costs include investment banking, legal and valuation fees as well as fees for establishing the revolving credit facility and a success fee payable to the chief executive officer of Bruker Optics. We will be required to expense all of these costs except for the costs related to the portion of of the transaction subject to purchase accounting, which is estimated to be $217. During the first quarter of 2006, Bruker BioSciences incurred $891 of these acquisition related costs. These costs were removed as part of the pro forma adjustments as they are material, non-recurring charges directly related to the acquisition.

(c)          Adjustment reflects the impact of:

•        A reduction of interest income related to the cash consideration for the acquisition and estimated transaction costs, which are expected to total $64.5 million in the aggregate. We estimate that we receive an average interest rate of 3% on cash and short-term investments, which results in a reduction to interest income of $1,935 on an annual basis and $484 on a quarterly basis.

•        An increase in interest expense associated with the anticipated revolving credit facility. We expect to borrow $20 million at 7.5% to finance a portion of the Bruker Optics acquisition, which results in an increase in interest expense of $1,500 on an annual basis and $375 on a quarterly basis.

(d)         The change in basic and diluted average shares outstanding reflects the adjustment for the additional shares of Bruker BioSciences common stock to be issued to certain stockholders of Bruker Optics upon consummation of the transaction. We have assumed the fair value of the Bruker BioSciences common stock upon consummation of the acquisition is $5.00 (the closing price on April 17, 2006, prior to the acquisition announcement, was $4.97), which would result in the issuance of an additional 11.2 million shares of Bruker BioSciences common stock. The actual fair value will be determined under the terms of the acquisition agreement upon consummation of the acquisition.

NOTE: We have assumed the pro forma adjustments will not be tax effected because Bruker BioSciences is in a net loss position for U.S. tax purposes as of the end of each period.

INFORMATION ABOUT BRUKER OPTICS

Business

Overview

Bruker Optics is a leading developer and provider of innovative systems and solutions for molecular analysis using optical spectrometry. Bruker Optics’ substantial investment in research and development allows the company to design, manufacture and market a broad array of products intended to meet the rapidly growing needs of its diverse customer base. Bruker Optics provides industry, government and academia with solutions for proteomics, life science, productivity enhancement, research and development, quality control and testing applications. Bruker Optics’ customers include pharmaceutical companies, biopharmaceutical companies, raw material manufacturers, chemical companies, agricultural and food and beverage companies, academic institutions and government agencies.

Optical spectrometers are sophisticated devices that determine the characteristics of matter by exposing a sample to light. Customers use optical spectrometers in the quantitative and qualitative analysis of molecular compounds in a wide variety of solids, liquids and gases. Bruker Optics’ systems use one of four technology platforms:

•       Fourier transform infrared, or FT-IR;

•       Fourier transform near infrared, or FT-NIR;

•       Fourier transform Raman, or FT-Raman; or

•       Raman.

Bruker Optics often combines one or more of these technologies with fiber optic probes, automation, consumables and analysis software. Bruker Optics’ systems offer integrated solutions for applications in multiple existing and emerging markets including life science, analytical research and industrial process control.

Bruker Optics’ Solutions

Bruker Optics spectrometers are based on optical mirrors and lasers, combined with special sampling accessories that record emission of and/or the absorption of light that is shined on a sample. This technique is commonly used for physical and analytical chemistry for the identification and quantification of substances, to determine and analyze the molecular structure of the sample. Bruker Optics systems are commonly used in various industries which include pharmaceutical, academic research and development, chemical, food and feed. The high resolution, non-destructive and rapid analysis from these spectrometers provides new opportunities in the emerging proteomics field, as well as for process monitoring and quality control applications. Bruker Optics’ products are used for:

•       proteomics;

•       life science;

•       quality control and assurance;

•       industrial process control;

•       materials analysis;

•       advanced materials research;

•       food, beverage, feed and agricultural analysis; and

•       molecular biology.

Bruker Optics’ automated systems offer significant advantages over other technologies in these emerging and rapidly changing markets.  These tools allow Bruker Optics’ customers to generate and evaluate large volumes of accurate, high quality qualitative and quantitative data on a cost effective basis. Utilizing four core spectroscopic technicques, which are FT-IR, FT-NIR, FT-Raman and Raman, Bruker Optics offers a wide range of systems that address key needs in multiple applications across the life science and other industries.

Range of Technologies.   Bruker Optics offers four technologies which characterize matter in a wide variety of applications. A customer has access to all of its different technologies to handle varying matter characterization needs. These complementary technologies cover a wide spectrum of optical analysis since each material reacts more clearly when exposed to a particular portion of the light spectrum.

High Speed.   The average test performed by Bruker Optics’ optical spectrometers takes from seconds to one minute. This allows its customers to obtain results much faster than would be possible using other technologies.

Non-Destructive Analysis.   Optical spectrometers do not destroy the samples during analysis so it is possible to perform multiple analyses on the same sample. It is essential to preserve a sample in many applications including drug development and semiconductor analysis.

Remote Analysis.   Utilizing fiber optical technology, sampling probes can be positioned in hard-to-access and often explosion protected areas. The instrument and the operator can be positioned away from such areas, increasing safety. Bruker Optics also utilizes non-contact sampling techniques that do not require direct contact with samples, providing increased safety and sampling flexibility.

High Degree of Automation and Streamlined Maintenance.   Bruker Optics’ automated sample technology allows its customers to process high sample volumes with reduced reliance on highly trained scientific personnel. The mechanical nature of the test process leaves less room for operator error. The systems require low maintenance and utilize easy to replace electronic consumables. These electronic components are on pre-aligned mounts which allow quick exchange without any re-alignment of the optics.

Increased Productivity.   Bruker Optics’ products, incorporating sophisticated analysis software, allow its customers to increase productivity by generating better results in a short period of time.

Cost Efficiency.   Bruker Optics has achieved performance advances with its products that are designed to result in increased information per analysis at a significantly lower cost per analysis to its customers. Multiple parameters of a sample can be achieved with a single measurement, saving time and operator effort.

Bruker Optics Supplementary Financial Information

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003
	(in thousands)
Condensed Consolidated Statement of Operations Data:
Total revenue	$21,298	$16,182	$78,701	$74,151	$60,046
Cost of revenue	10,760	7,914	38,278	41,773	34,131
Gross profit	10,538	8,268	40,423	32,378	25,915
Operating expenses	7,752	6,661	28,388	24,666	21,868
Operating income	2,786	1,607	12,035	7,712	4,047
Net income	$2,320	$954	$6,251	$3,976	$2,135

	As of March 31,	As of December 31,
	2006	2005	2004	2003
	(in thousands)	(in thousands)
Condensed Consolidated Balance Sheet:
Cash and cash equivalents	$15,209	$9,473	$8,874	$5,370
Working capital	15,893	13,334	10,840	10,661
Total assets	69,800	61,329	54,524	48,772
Total debt	5,845	5,209	7,868	10,060
Other long-term liabilities	369	290	332	3,604
Total stockholders equity	$25,288	$22,513	$19,022	$13,465

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The discussion and analysis of Bruker Optics’ financial condition and results of operations is based upon Bruker Optics’ consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that Bruker Optics makes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. On an ongoing basis, Bruker Optics’ management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts, inventories, warranty costs, income taxes and contingencies. Bruker Optics bases its estimates and judgments on historical experience, current market and economic conditions, its observance of industry trends and other assumptions that Bruker Optics believes are reasonable and form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Bruker Optics believes the following critical accounting policies to be both those most important to the portrayal of its financial condition and those that require the most subjective judgment.

•       Revenue recognition.   Revenue is recognized from system sales, including hardware with embedded software, when the system is accepted by the customer, except when sold through related Bruker affiliates that assumes responsibility for installation. Revenues from these affiliates are recognized when the systems are shipped and title has transferred to the Bruker affiliate. For arrangements with multiple elements, Bruker Optics defers revenue for each undelivered element based on the fair value of the undelivered element provided all other criteria for revenue recognition have been met. The fair value for each element provided in multiple element arrangements is typically determined by referencing historical pricing policies when the element is sold separately.

•       Revenue from the sale of accessories and parts is recognized upon shipment. Revenue from services is recognized when performed.

•       Bruker Optics offers warranty and service agreements extending beyond the initial warranty period to its customers for a fee. These fees are recorded as deferred revenue and amortized into income over the life of the agreements.

•       Revenue from research and development grants is recognized as the related grant work is performed.

•       Warranty costs.   Bruker Optics normally provides a one-year parts and labor warranty with the purchase of equipment. The anticipated cost for this one-year warranty is accrued upon recognition of the sale and is included as a current liability on the balance sheet. Although Bruker Optics’ facilities undergo quality assurance and testing procedures throughout the production process, its warranty obligation is affected by product failure rates, material usage and service delivery costs incurred in correcting a product failure. Although Bruker Optics’ actual warranty costs have historically been consistent with expectations, to the extent warranty claim activity or costs associated with servicing those claims differ from Bruker Optics’ estimates, revisions to the warranty accrual may be required.

•       Inventories.   Inventories are stated at the lower of cost or market, with cost determined by the first-in, first-out method. Bruker Optics maintains an allowance for excess and obsolete inventory to reflect the expected un-saleable or un-refundable inventory based on an evaluation of slow moving products. If ultimate usage or demand varies significantly from expected usage or demand, additional write-downs may be required, resulting in a charge to operations.

•       Allowance for doubtful accounts.   Bruker Optics maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to pay amounts due. If the financial condition of Bruker Optics’ customers were to deteriorate, reducing their ability to make payments, additional allowances would be required, resulting in a charge to operations.

•       Income taxes.   Bruker Optics estimates the degree to which tax assets and loss carryforwards will result in a benefit based on expected profitability by tax jurisdiction, and provide a valuation allowance for tax assets and loss carryforwards that Bruker Optics believes will more likely than not go unused. If it becomes more likely than not that a tax asset or loss carryforward will be used for which a reserve has been provided, Bruker Optics reverses the related valuation allowance. If Bruker Optics’ actual future taxable income by tax jurisdiction differ from estimates, additional allowances or reversals of reserves may be necessary.

RESULTS OF OPERATIONS

Three months ended March 31, 2006 compared to the three months ended March 31, 2005

Revenue

Bruker Optics’ revenue increased by $5.1 million, or 31.5%, to $21.3 million for the three months ended March 31, 2006 compared to $16.2 million for the comparable period in 2005. Excluding the effect of foreign exchange, revenue would have increased by $6.3 million, or 39.0%. Revenue growth was driven by strong customer demand for new and existing products, partially attributable to increased investments in sales and marketing activities in prior periods. Included in other revenue for the three months ended March 31, 2005 are grant revenues from various projects for early-stage research and development projects funded by the German government amounting to $32,000.

Cost of Revenue

Bruker Optics’ cost of product and service revenue for the three months ended March 31, 2006 was $10.8 million, or a gross profit margin of 49.3%, compared to cost of product and service revenue of $7.9 million, or a gross profit margin of 51.2% for the comparable period in 2005. The decrease in gross profit margins is attributable to product mix, partially offset by various ongoing gross profit margin improvement programs and reduced warranty expenses as quality improvement initiatives impacted certain products introduced during 2005.

Sales and Marketing

Bruker Optics’ sales and marketing expense for the three months ended March 31, 2006 increased to $4.9 million, or 23.0% of product and service revenue, from $4.4 million, or 27.2% of product and service revenue for the comparable period in 2005. The decrease in sales and marketing expense as a percentage of product and service revenue is primarily attributable to increased revenue in the first quarter of 2006 as compared to the first quarter of 2005, partially offset by increased commissions on higher revenues year-over-year.

General and Administrative

Bruker Optics’ general and administrative expense for the three months ended March 31, 2006 increased to $1.0 million, or 4.7% of product and service revenue, from $0.7 million, or 4.3% of product and service revenue for the comparable period in 2005. The increase in general and administrative expenses is primarily due to increased legal and accounting expenses related to the proposed acquisition of Bruker Optics by Bruker BioSciences as well as increased business activities around the globe.

Research and Development

Bruker Optics’ research and development expense for the three months ended March 31, 2006 increased to $1.9 million, or 8.9% of product and service revenue, from $1.5 million, or 9.3% of product and service revenue for the comparable period in 2005. The decrease in research and development expense as a percentage of product and service revenue is driven by increased revenues, partially offset by development activities relating to Bruker Optics’ Dispersive Raman product line in the United States and other product development and enhancement activities in Germany.

Interest and Other Income (Expense), Net

Interest and other income (expense), net, during the three months ended March 31, 2006 was $1.0 million compared to $(12,000) during the comparable period in 2005. During the three months ended March 31, 2006, the major components within interest and other income, net, were a gain on the revaluation of forward foreign currency contracts of $1.4 million and loss on foreign currency transactions of $(0.4) million. During the three months ended March 31, 2005, the major components within interest and other income, net, were other income of $50,000 and interest expense, net of $(62,000).

Provision for Income Taxes

The income tax provision for the three months ended March 31, 2006 was $1.5 million compared to an income tax provision of $0.6 million for the comparable period in 2005. During the three months ended March 31, 2006 and 2005, Bruker Optics’ effective tax rate was approximately 39.0% and 40.2%, respectively. Bruker Optics’ effective tax rate is calculated using Bruker Optics’ projected annual pre-tax income or loss and is affected by research and development tax credits, the expected level of other tax benefits, the impact of changes to the valuation allowance as well as changes in the mix of Bruker Optics’ pre-tax income and losses among jurisdictions with varying statutory tax rates and credits.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Revenue

Bruker Optics’ revenue increased by $4.5 million, or 6.1%, to $78.7 million for the year ended December 31, 2005 compared to $74.2 million for 2004. Included in this change in revenue is approximately $1.0 million from the impact of foreign exchange. Excluding the effect of foreign exchange, revenue would have increased by 4.7%. Revenue growth was driven primarily by an increase in our North American business across all markets and was offset by production and delivery delays due to a SAP implementation in our German production site. Revenues for the years ended December 31, 2005 and 2004 include grant revenues of $0.3 million and $0.2 million, respectively, from various projects for early-stage research and development projects funded by the German government.

Cost of Revenue

Bruker Optics’ cost of product and service revenue for the year ended December 31, 2005 was $38.3 million, or a gross profit margin of 51.2%, compared to cost of product and service revenue of $41.8 million, or a gross profit margin of 43.6% for 2004. The increase in gross profit margin is primarily attributable to increased sales of higher margin products, benefits realized from various ongoing gross profit margin improvement programs and reduced warranty expenses as quality improvement initiatives favorably affected some products introduced during 2004 and 2005. These improvements were partially offset by additional reserves established for excess service inventories during 2005.

Sales and Marketing

Bruker Optics’ sales and marketing expense for the year ended December 31, 2005 increased to $19.0 million, or 24.2% of product and service revenue, from $16.7 million, or 22.6% of product and service revenue in 2004. The increase in sales and marketing expense as a percentage of product and service revenue is primarily attributable to incremental sales and marketing investments in 2005 designed to target new market opportunities for Bruker Optics’ products.

General and Administrative

Bruker Optics’ general and administrative expense for the year ended December 31, 2005 increased to $3.2 million, or 4.1% of product and service revenue, from $2.8 million, or 3.8% of product and service revenue in 2004. The increase in general and administrative expenses is primarily due to a general increase in our business activities and presence around the globe.

Research and Development

Bruker Optics’ research and development expense for the year ended December 31, 2005 increased to $6.1 million, or 7.8% of product and service revenue, from $5.1 million, or 7.0% of product and service revenue in 2004. The increase in research and development expense as a percentage of product and service revenue is primarily related to the development activities in the United States associated with our Dispersive Raman product line and enhanced product development activities in Germany during the year ended December 31, 2005 compared to 2004.

Interest and Other Income (Expense), Net

Interest and other income (expense), net, during the year ended December 31, 2005 was $(2.1) million compared to ($1.1) million during 2004.  During the year ended December 31, 2005, the major components within interest and other income (expense), net, were net interest expense of $(0.3) million, loss on revaluation of forward foreign currency contracts of $(2.9) million and gain on foreign currency transactions of $1.1 million. During the year ended December 31, 2004, the major components within interest and other income (expense), net, were net interest expense of $(0.4) million, gain on revaluation of forward foreign currency contracts of $0.2 million and a loss on foreign currency transactions of $(0.6) million.

Provision for Income Taxes

The income tax provision for the year ended December 31, 2005 was $3.7 million compared to an income tax provision of $2.7 million for the comparable period in 2004. During the year ended December 31, 2005 and 2004, the Company’s effective tax rate was approximately 37.1% and 40.2%, respectively. Our effective tax rate is calculated using our projected annual pre-tax income or loss and is affected by research and development tax credits, the expected level of other tax benefits, the impact of changes to the valuation allowance as well as changes in the mix of our pre-tax income and losses among jurisdictions with varying statutory tax rates and credits.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Revenue

Bruker Optics’ revenue increased by $14.2 million, or 23.7%, to $74.2 million for the year ended December 31, 2004 compared to $60.0 million for the year ended December 31, 2003. Included in this change in revenue is approximately $4.2 million from the impact of foreign exchange. Excluding the effect of foreign exchange, revenue would have increased by 16.7%. The increase in revenue excluding the effect of foreign exchange is a result of increased global demand for Bruker Optics’ products, especially from the pharmaceutical industry. Revenues for the years ended December 31, 2004 and 2003 include grant revenues of $0.2 million and $0.1 million, respectively, from various projects for early-stage research and development projects funded by the German government.

Cost of Sales

Bruker Optics’ cost of product and service revenue for the year ended December 31, 2004 was $41.8 million, or a gross profit margin of 43.6%, compared to $34.1 million, or a gross profit margin of 43.0% for the year ended December 31, 2003. The improved gross profit margin in 2004 compared to 2003 is primarily attributable to better capacity utilization as a result of increased revenues year-over-year.

Sales and Marketing

Bruker Optics’ sales and marketing expense for the year ended December 31, 2004 increased to $16.7 million, or 22.6% of product and service revenue, from $15.3 million, or 25.5% of product and service revenue for the year ended December 31, 2003. The decrease in sales and marketing as a percentage of product and service revenue is primarily attributable to leveraging our fixed costs as a result of increased revenue in 2004 compared to 2003, partially offset by unfavorable currency fluctuations from our European subsidiaries.

General and Administrative

Bruker Optics’ general and administrative expense for the year ended December 31, 2004 increased to $2.8 million, or 3.8% of product and service revenue, from $2.3 million, or 3.8% of product and service revenue for the year ended December 31, 2003. The increase in general and administrative expense was due to increased business activities around the globe. General and administrative expense remained constant as a percentage of product and service revenue.

Research and Development

Bruker Optics’ research and development expense for the year ended December 31, 2004 increased to $5.1 million, or 7.0% of product and service revenue, from $4.3 million, or 7.2% of product and service revenue for the year ended December 31, 2003. The increase in research and development expense is primarily attributable to the strengthening of the Euro plus the establishment of our Dispersive Raman research and development group in the United States. Research and development as a percentage of product and service revenue decreased due to leveraging of fixed costs as a result of higher revenues in 2004 compared to 2003.

Interest and Other Income (Expense), Net

Interest and other income (expense) for the year ended December 31, 2004 was $(1.1) million, compared to $(0.4) million for the year ended December 31, 2003. The difference relates primarily to charges of $(0.6) million in 2004 related to the loss on foreign currency transactions in 2004 compared to a gain in 2003 and an increase in interest expense. These expense increases were partially offset by $0.2 million of realized gains on derivative contracts during 2004 when compared to 2003.

Provision for Income Taxes

The income tax provision for the year ended December 31, 2004 was $2.7 million compared to $1.5 million for the year ended December 31, 2003. The effective tax rate was 40.2% for the year ended December 31, 2004 compared to 40.9% for 2003. Bruker Optics’ effective tax rate is calculated using Bruker Optics’ projected annual pre-tax income or loss and is affected by the impact of changes to the valuation allowance as well as changes in the mix of our pre-tax income and losses among jurisdictions with varying statutory tax rates and credits.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2006 and December 31, 2005, Bruker Optics had cash and cash equivalents of $15.2 million and $9.5 million, respectively. Bruker Optics currently anticipates that its existing cash and short-term investments will be sufficient to support Bruker Optics’ operating and investing needs for at least the next twelve months, but this depends on its profitability and our ability to manage working capital requirements. Future cash requirements could also be affected by potential future acquisitions that we may consider. Historically, Bruker Optics has financed its growth through a combination of cash from operations and debt financings.

During the year ended December 31, 2005, net cash provided by operating activities was $7.5 million compared to $6.6 million during the year ended December 31, 2004. The increase in cash provided by operating activities was primarily attributable to improved operating results in 2005 as compared to 2004 and an increase in customer deposits offset by increased inventory and accounts receivables. During the three months ended March 31, 2006, net cash provided by operating activities was $6.0 million compared to $1.9 million during the three months ended March 31, 2005. The increase in cash provided by operating activities was primarily attributable to improved earnings and an increase in customer deposits.

During the year ended December 31, 2005, investing activities used $1.6 million net cash compared to net cash used in investing activities of $2.8 million during the year ended December 31, 2004. Cash used in investing activities during the year ended December 31, 2005 was attributable primarily to approximately $0.7 million for the SAP implementation in its German production facility. Cash used in investing activities during the year ended December 31, 2004 was $3.5 million in capital expenditures, of which $1.5 million related to the renovation of the Billerica headquarters. During the three months ended March 31, 2006, investing activities used $0.3 million net cash compared to net cash used in investing activities of $0.4 million during the three months ended March 31, 2005. Cash used in investing activities for the three months ended March 31, 2006 and 2005 related to capital investments. During the remainder of 2006, we expect to continue to make capital investments, focusing on enhancing the efficiency of our operations, our internal controls and supporting our anticipated growth.

During the year ended December 31, 2005, financing activities used $3.8 million of cash compared to $0.7 million of cash during the year ended December 31, 2004. The use of cash in 2005 was related to debt repayments. The use of cash in 2004 by financing activities was attributable to net debt reduction of $0.3 million. During the three months ended March 31, 2006, financing activities used $0.1 million of cash compared to $1.4 million of cash during the three months ended March 31, 2005. The reduced use of cash during the three months ended March 31, 2006 was related to a reduction in debt repayments.

Bruker Optics has a demand revolving line of credit with Citizens Bank in the United States in the amount of $5.0 million. The line of credit, which is secured by portions of our inventory, receivables and equipment in the United States, is used to support its working capital requirements.

The following table summarizes maturities for Bruker Optics’ significant financial obligations as of December 31, 2005 (in thousands):

		Less than	1-3	4-5	More than
Contractual Cash Obligations	Total	1 year	years	years	5 years
Short-term borrowings	$424	$424	$—	$—	$—
Operating lease obligations	3,165	518	1,337	610	700
Long-term debt	4,785	1,137	2,619	1,029	—
Total contractual cash obligations	$8,374	$2,079	$3,956	$1,639	$700

TRANSACTIONS WITH RELATED PARTIES

Bruker Optics is affiliated with Bruker BioSciences Corporation, Bruker BioSpin Inc., Bruker Physik AG, Bruker BioSpin Invest AG, Techneon AG and their respective subsidiaries, collectively referred to as the Bruker affiliated companies, through common control at the stockholder level.

Bruker Optics recognized sales to affiliated companies of $6.2 million, $5.7 million and  $4.1 million during the years ended December 31, 2005, 2004 and 2003, respectively, and made inventory purchases from affiliated entities of $10.0 million, $8.7 million and $7.6 million during the years ended December 31, 2005, 2004 and 2003, respectively.

During the years ended December 31, 2005, 2004 and 2003,  various Bruker affiliated companies provided administrative and other services including office space, to Bruker Optics at a cost of $1.4 million, $1.3 million and $1.3 million, respectively. These arrangements are renewable annually.

As of December 31, 2004, Bruker Optics had $2.2 million outstanding notes payable to an affiliated company. The notes had an interest rate of 4.5% and were repaid during 2005.

In July 2004, Bruker Optics borrowed $1.5 million from a stockholder, due in July 2006, at a fixed interest rate of 4.68%. During 2005, the note was repaid in full.

Bruker Optics rents various office spaces from a principal stockholder under lease agreements. During each of the year ended December 31, 2005, this stockholder was paid $0.3 million, which was estimated to be equal to the estimated fair market value less the cost of certain capital improvements provided by Bruker Optics in 2004. Bruker Optics subleased a portion of this office space to an affiliate during 2005, 2004 and 2003 and received $31,500, $0.1 million and $0.2 million, respectively, in rental income, which included charges for utilities and other occupancy costs. This rental income is recorded as a reduction of rent, utilities, and building maintenance expenses.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Bruker Optics is potentially exposed to market risk associated with changes in foreign exchange and interest rates for which it selectively used financial instruments to reduce related market risks. An instrument is treated as a hedge if it is effective in offsetting the impact of volatility in our underlying exposure. Bruker Optics has also entered into instruments which are not effective derivatives under the requirements of SFAS No. 133, and therefore such instruments are not designated as hedges. All transactions are authorized and executed pursuant to its policies and procedures. Analytical techniques used to manage and monitor foreign exchange and interest rate risk include market valuations and sensitivity analysis.

Impact of Foreign Currencies

Bruker Optics sells products in many countries, and a substantial portion of revenue and expenses are denominated in foreign currencies, principally in the Euro and Japanese Yen. Fluctuations in the rate of exchange between the U.S. dollar and foreign currencies could adversely affect its financial results. Costs related to these sales are largely denominated in the same respective currencies, thereby limiting its transaction risk exposure. However, for sales not denominated in U.S. dollars, if there is an increase in the rate at which a foreign currency is exchanged for U.S. dollars, it will require more of the foreign currency to equal a specified amount of U.S. dollars than before the rate increase. In such cases, if Bruker Optics prices its products in the foreign currency, it will receive less in U.S. dollars than it did before the rate increase went into effect. If Bruker Optics prices its products in U.S. dollars and competitors price their products in local currency, an increase in the relative strength of the U.S. dollar could result in its prices not being competitive in a market where business is transacted in the local currency.

Bruker Optics may from time to time enter into forward currency exchange contracts. Specifically, as of December 31, 2005 and March 31, 2006, it had contracts with maturities of less than 12 months, with notional amounts aggregating $14,000,000 and an additional $5,000,000 extended into 2007. These contracts do not qualify for hedge accounting under SFAS No. 133. Accordingly, the instruments are marked-to-market with the corresponding gains and losses recorded in other expense in the current period. The realized and unrealized gains and (losses) under these contracts for the years ended December 31, 2005 and 2004, were $(2.8) million and $0.1 million, respectively, and for the three months ended March 31, 2006 the unrealized gain was $1.0 million.

Bruker Optics has entered into foreign-denominated debt obligations for debt related to its German production facility. The currency effects of the debt obligations are reflected in interest and other income (expense), net, on the consolidated statement of operations.

Impact of Interest Rates

Bruker Optics’ exposure related to adverse movements in interest rates is derived primarily from outstanding floating rate debt instruments that are indexed to short-term market rates and cash equivalents. Its objective in managing its exposure to interest rates is to decrease the volatility that changes in interest rates might have on its earnings and cash flows. To achieve this objective, Bruker Optics uses a fixed rate agreement to adjust a portion of its debt that is subject to variable interest rates.

A 10% increase or decrease in the average cost of Bruker Optics’ variable rate debt would not result in a material change in pre-tax interest expense.

Inflation

Bruker Optics does not believe inflation had a material impact on its business or operating results during any of the periods presented.

Principal Stockholders and Holdings of Management

The following table sets forth certain information regarding beneficial ownership of the common stock as of May 8, 2006 (i) by each person who is known by Bruker Optics to own beneficially more than 5% of its common stock, (ii) by each of Bruker Optics’ directors, (iii) by each named executive officer of Bruker Optics, as defined in “Summary of Executive Compensation,” and (iv) by all directors and executive officers who served as directors or named executive officers at May 8, 2006 as a group. Unless otherwise noted, the address of each beneficial owner is c/o Bruker Optics Inc., 19 Fortune Drive, Manning Park, Billerica, Massachusetts 01821.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Officers
Dirk D. Laukien(2)	3,750,000	19.99%
Daniel Klevisha(3)	50,000	*
Rolf Lang(4)	25,000	*
Jonathan Hitchcock(5)	20,000	*
Harvey Kitay(6)	20,000	*
Harvey Korotkin(7)	20,000	*
Isolde Laukien	3,700,000	19.73%
Silberstreifen 8 D-76287 Rheinstetten Germany
All executive officers and directors as a group (7 persons)	7,585,000	40.44%
5% Beneficial Owners
Frank H. Laukien(8)	3,700,000	19.73%
c/o Bruker BioSciences 40 Manning Road Billerica, MA 01821
Jörg C. Laukien	3,700,000	19.73%
Uhlandstrasse 10 D-76275 Ettlingen-Bruchhausen Germany
Marc M. Laukien	3,700,000	19.73%
809 Harbour Isles Court N. Palm Beach, Florida 33410

*                    Less than one percent

(1)          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 18,757,500 shares of common stock outstanding as of May 8, 2006.

(2)          Includes options to purchase 50,000 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof. Also includes 10,000 shares of common stock held by The Dirk D. Laukien Trust for the benefit of Leah Laukien, dated June 1, 2000.

(3)          Includes options to purchase 50,000 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(4)          Includes options to purchase 25,000 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(5)          Includes options to purchase 20,000 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(6)          Includes options to purchase 20,000 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(7)          Includes options to purchase 20,000 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(8)          Includes 111,000 shares owned by Robyn Laukien as to which Frank H. Laukien has voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliation and Stockholders

Bruker BioSciences and Bruker Optics are both affiliated with Bruker Physik AG, Bruker BioSpin Invest AG, Techneon AG, Bruker BioSpin Inc. and their respective subsidiaries, collectively referred to as the Bruker affiliated companies, through common control at the stockholder level, as each company’s five largest stockholders are the controlling stockholders of these entities. Bruker BioSciences’ and Bruker Optics’ five largest stockholders are Frank H. Laukien, Dirk D. Laukien, Isolde Laukien, Jörg C. Laukien and Marc M. Laukien. Isolde Laukien is the mother of Dirk and Marc Laukien. Jörg, Frank, Dirk and Marc are brothers or half-brothers.

Frank H. Laukien, Ph.D., the Chairman, President and Chief Executive Officer of Bruker BioSciences, also was Executive Chairman of the board of directors of the former Bruker AXS, is a director and President of Bruker BioSpin Inc., and is Co-CEO of the worldwide Bruker BioSpin group of companies. Dr. Laukien is also a director of Bruker BioSpin Canada Ltd. and Bruker BioSpin Netherlands B.V., which are Bruker affiliated companies. Additionally, Dr. Laukien beneficially owns directly or indirectly more than 10% of the stock of each of the Bruker affiliated companies.

Jörg C. Laukien, a director of Bruker BioSciences, is a director and President of Bruker BioSpin MRI, Inc., President of Bruker BioSpin MRI GmbH, President of Bruker Elektronic GmbH, a director of Bruker BioSpin Inc, a director of Bruker BioSpin SA, a director of Bruker BioSpin s.r.l., and a director of Techneon AG. Additionally, Jörg Laukien beneficially owns directly or indirectly more than 10% of the stock of each of the Bruker affiliated companies.

Dirk D. Laukien, Chairman, President and Chief Executive Officer of Bruker Optics is also Co-President and director of Bruker BioSpin Inc. and a director of Bruker AG, each a Bruker affiliated company. Additionally, Dr. Laukien owns directly or indirectly more than 10% of the stock of each of the Bruker affiliated companies.

Marc Laukien owns directly or indirectly more than 10% of the stock of each of the Bruker affiliated companies.

Richard M. Stein, a director of Bruker BioSciences, is a partner of Nixon Peabody LLP, a law firm which, together with its predecessor Hutchins, Wheeler & Dittmar, has been retained by Bruker BioSciences and Bruker Optics for over five years. Mr. Stein has also served as the secretary for each of Bruker BioSciences, the former Bruker AXS and Bruker Optics.

Taylor J. Crouch, a director of Bruker BioSciences, was the President and Chief Operating Officer of Discovery Partners International, Inc. (“DPI”) until his departure from DPI in January of 2005. In 2003 Bruker AXS entered into a distribution agreement with DPI whereby Bruker BioSciences distributed DPI’s Crystal Farm line of protein crystallography products. In 2003, 2004 and 2005 the total payments under the agreement were less than 5% of DPI’s consolidated gross revenue for the relevant year and each of the three preceding fiscal years.

William Linton, M. Christopher Canavan, Jr., Taylor Crouch and Daniel Dross are members of the special committee of the board of directors of Bruker BioSciences representing the interests of the stockholders of Bruker BioSciences unaffiliated with the Laukien family in connection with the potential acquisition of Bruker Optics by Bruker BioSciences. In accordance with the terms of the Compensation and Indemnification Agreement entered into on April 18, 2006 by the members of the special committee and Bruker BioSciences, the Chair of the special committee, William A. Linton, is entitled to an additional $70,000 fee for his services, and each of the remaining members of the special committee is entitled to a $60,000 fee for their services. In addition, the members of the special committee are entitled to reimbursement of reasonable expenses incurred in connection with their service on the special committee.

Sharing Agreement

Bruker BioSciences and Bruker Optics both entered into a sharing agreement, dated as of February 28, 2000, with each other and each of Bruker Physik AG, Techneon AG, SBI Holding AG, Rhena Invest AG, Bruker Spectrospin SA, Bruker Analytik GmbH, Bruker Electronik GmbH, Bruker BioSpin Corporation, Bruker AG, Bruker SA, and Bruker Medical AG, all Bruker affiliated companies. The Sharing Agreement provides for the sharing of specified intellectual property rights, services, facilities and other related items among the parties to the agreement. The following description of the Sharing Agreement is a summary and is qualified in its entirety by the provisions of the Sharing Agreement.

Name

Pursuant to the terms of the Sharing Agreement, Bruker Analytik and Bruker Physik have granted to the other parties to the Sharing Agreement a perpetual, irrevocable, non-exclusive, royalty-free, non-transferable right and license to use the name “Bruker” in connection with the conduct and operation of their respective businesses, provided that the parties do not materially interfere with any other party’s use of the name, do not take any action which would materially detract from the goodwill associated with the name and do not take any action which would cause a lien to be placed on the name or the parties’ license rights. This license automatically becomes null and void with respect to a party if that party files, or has filed against it, a petition in bankruptcy, fails to comply with the relevant terms of the Sharing Agreement or suffers a major loss of its reputation in its industry or the marketplace.

Intellectual Property

The parties to the Sharing Agreement also generally share technology and other intellectual property rights, as they existed on or prior to February 28, 2000, subject to the terms of the Sharing Agreement. In addition, under the Sharing Agreement each party has agreed to negotiate with any other party who wishes to obtain an agreement permitting such party to make a broader use of the first party’s intellectual property that was in effect on or prior to February 28, 2000. However, no party has any obligation to enter into these agreements. Bruker BioSciences has a written agreement in place with Bruker Optik GmbH defining the use, royalties and terms and conditions of the use of various technology and related intellectual property.  Bruker Optics does not currently share any intellectual property pursuant to the sharing agreement or any sub-sharing agreements.

Distribution

In various countries in which either Bruker BioSciences or Bruker Optics does not have its own distribution network, the companies share in the worldwide distribution network of Bruker affiliated companies. The Sharing Agreement provides for the use of common distribution channels by the parties to the agreement. The Sharing Agreement states that the terms and conditions of sale and the transfer pricing for any shared distribution will be on an arm’s length basis as would be utilized in typical transaction with a person or entity not a party to the agreement. The Sharing Agreement also states that no common sales channel may have any exclusivity in any country or geographic area.

Services

Bruker BioSciences and Bruker Optics also share various general and administrative expenses for items such as umbrella insurance policies, retirement plans, accounting services and leases, with various Bruker affiliated companies. The Sharing Agreement provides that these services are charged among the Bruker affiliated companies at arm’s length conditions and pricing, according to individual Sub-Sharing Agreements. In 2005, various Bruker affiliated companies provided administrative and other services (including office space) to Bruker BioSciences and Bruker Optics at a cost of approximately $1.4 million and $1.4 million, respectively.

Purchases and Sales

Bruker BioSciences purchases subunits or components, including some components used in its NBC (nuclear, biological and chemical) detection products, miscellaneous electronics boards used in Fourier transform mass spectrometers, sheet metal cabinets and some of the superconducting magnets used for Fourier transform mass spectrometers, and a low-temperature attachment for certain x-ray systems, from various Bruker affiliated companies, at arm’s length commercial conditions and pricing. Bruker Optics purchases subunits or components and miscellaneous electronics boards from various Bruker affiliated companies, including Bruker Electronik GmbH, Bruker AG, Bruker Analytik GmbH and Bruker SA, at arm’s length commercial conditions and pricing. In 2005, Bruker BioSciences and Bruker Optics purchased components from their affiliates for $9.9 million and $10.0 million, respectively.

Under the Sharing Agreement, the Bruker affiliated companies who supply certain of these subunits or components have agreed to continue to do so for at least seven years and to provide spare parts for at least 12 years from the date of the Sharing Agreement, at the terms and conditions and prices in effect on the date of the Sharing Agreement, which may be increased annually in an amount proportional to annual increases in the Consumer Price Index. The Sharing Agreement states that the terms and conditions of purchases of subunits and components shall be at reasonable arm’s length terms and conditions and that pricing shall be competitive. In 2005, Bruker BioSciences and Bruker Optics’ purchases from Bruker affiliated companies were approximately 3% and 13% of revenues for each of Bruker BioSciences and Bruker Optics, respectively.

Bruker BioSciences supplies system products and individual licenses to its HyStar software package to Bruker affiliated companies at what Bruker BioSciences believes to be commercially reasonable arm’s length conditions and pricing. As part of the Sharing Agreement, Bruker BioSciences guarantees a continued supply of the HyStar software package (or its successor) for at least seven years.

Bruker BioSciences and Bruker Optics may, from time to time, distribute the products of other Bruker affiliated companies as part of customer orders.

Bruker BioSciences and Bruker Optics supply a variety of products to Bruker affiliated companies for resale at what Bruker BioSciences and Bruker Optics believe to be commercially reasonable arm’s length conditions and pricing. For the year ended December 31, 2005, Bruker BioSciences and Bruker Optics sold products to Bruker affiliated companies in the amount of $12.1 million and $5.7 million, respectively. However, these sales were primarily for resale of certain products by Bruker affiliated entities as described above. Bruker BioSciences and Bruker Optics believe that less than 10% of future sales will be through Bruker affiliated companies.

Additional Agreements, Collaborations and Sales

Bruker BioSciences recognized sales to affiliated entities of approximately $12.1 million in 2005, and purchases from affiliated entities of approximately $9.9 million in 2005.

Bruker Optics recognized sales to affiliated entities of approximately $6.2 million in 2005, and purchases from affiliated entities of approximately $10.0 million in 2005.

Bruker BioSciences is a party to certain collaborations with various affiliates, including:

•       Collaboration with Bruker Optics in connection with Bruker BioSciences’ RAPID/HAWK chemical agent stand-off detectors;

•       Collaboration with Bruker BioSpin in connection with Bruker BioSciences’ Proteomics RIMS research software environment; and

•       Collaboration with Bruker BioSpin in connection with Bruker BioSciences’ Metabolic Profiler system.

Bruker Optics is a party to certain collaborations with various affiliates, including:

•       Collaboration with Bruker BioSciences in connection with Bruker BioSciences’ RAPID/HAWK chemical agent stand-off detectors; and

•       Collaboration with Bruker BioSpin in connection with BioSpin’s TD-NMR Analyzer “the-minispec.”

As of December 31, 2004, Bruker Optics had $2.2 million outstanding notes payable to an affiliated company. The notes had an interest rate of 4.5% and were repaid during 2005.

In July 2004, Bruker Optics borrowed $1.5 million from a stockholder, due in July 2006, at a fixed interest rate of 4.68%. During 2005, the note was repaid in full.

Bruker Optics rents various office space spaces from a principal stockholder under lease agreements. During the year ended December 31, 2005, this stockholder was paid $0.3 million, which was estimated to be equal to the estimated fair market value less the cost of certain capital improvements provided by Bruker Optics in 2004. Bruker Optics subleased a portion of this office space to an affiliate during 2005 and received $31,500, in rental income, which included charges for utilities and other occupancy costcosts. This rental income is recorded as a reduction of rent, utilities, and building maintenance expenses.

DESCRIPTION OF BRUKER BIOSCIENCES CAPITAL STOCK

The following summary of Bruker BioSciences’ capital stock is subject to applicable Delaware law and to Bruker BioSciences’ certificate of incorporation and by-laws. This summary is qualified in its entirety by reference to the provisions of the certificate of incorporation and by-laws which have been filed with the Securities and Exchange Commission.

Bruker BioSciences’ authorized capital stock consists of 150,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.

As of May 8, 2005, the record date for the Bruker BioSciences Annual Meeting, 90,074,933 shares of Bruker BioSciences common stock were issued and outstanding, no shares of Bruker BioSciences preferred stock were outstanding and 6,320,000 shares of Bruker BioSciences common stock were reserved for issuance under the Bruker BioSciences amended and restated stock option plan.

Common Stock.   Holders of Bruker BioSciences common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so. The Bruker BioSciences certificate of incorporation does not provide for cumulative voting for the election of directors. Holders of Bruker BioSciences common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available and are entitled to receive, pro rata, all of the assets of Bruker BioSciences available for distribution to such holders upon liquidation. Holders of Bruker BioSciences common stock have no preemptive, subscription or redemption rights. All shares of common stock issued upon the consummation of the acquisition will be fully paid and non-assessable.

Preferred Stock.   Pursuant to the Bruker BioSciences certificate of incorporation, the board of directors of Bruker BioSciences is authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by the board of directors. The board of directors of Bruker BioSciences, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Bruker BioSciences common stock and, under certain circumstances, make it more difficult for a third party to gain control of Bruker BioSciences, discourage bids for Bruker BioSciences common stock at a premium or otherwise adversely affect the market price of Bruker BioSciences common stock.

COMPARISON OF RIGHTS OF BRUKER BIOSCIENCES STOCKHOLDERS AND BRUKER OPTICS STOCKHOLDERS

Upon completion of the acquisition, holders of Bruker Optics capital stock will become holders of Bruker BioSciences capital stock and their rights will be governed by Delaware law, the Bruker BioSciences certificate of incorporation and the Bruker BioSciences by-laws. Bruker BioSciences and Bruker Optics are both organized under the laws of the State of Delaware. Any differences in the rights of holders of Bruker BioSciences capital stock and Bruker Optics capital stock arise primarily from differences in their respective certificates of incorporation and restated by-laws. Given that the by-laws and certificates of incorporation of the two companies are substantially similar, Bruker BioSciences does not believe that there will be any material differences in the rights of stockholders of Bruker BioSciences and the rights of stockholders of Bruker Optics.

All Bruker BioSciences stockholders are urged to read carefully the relevant provisions of Delaware law, as well as the certificate of incorporation and by-laws of Bruker BioSciences. Copies of the certificate of incorporation and by-laws of Bruker BioSciences will be sent to Bruker BioSciences stockholders upon request. See “Where You Can Find More Information.”

PROPOSAL NO. 2

AMENDMENT OF BRUKER BIOSCIENCES CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES IF THE ACQUISITION IS CONSUMMATED

General.   The board of directors of Bruker BioSciences has resolved to amend the certificate of incorporation of Bruker BioSciences to increase the total number of shares of common stock which Bruker BioSciences shall have authority to issue from 150,000,000 shares of common stock, par value $.01 per share, to 200,000,000 shares of common stock, par value $.01 per share, in the event the acquisition is consummated. The board of directors of Bruker BioSciences has directed that the proposal be submitted for action at the 2006 Annual Meeting of stockholders. The affirmative vote of at least a majority of shares of common stock entitled to vote at the Annual Meeting is required to approve the contingent amendment. If the stockholders approve the amendment to the certificate of incorporation to increase the authorized capital stock of the company, the amendment will be effective upon the filing of the certificate of amendment of certificate of incorporation with the Secretary of State of the State of Delaware.

Prior to Amendment.   Pursuant to Bruker BioSciences’ certificate of incorporation as amended by the certificate of merger filed with the Secretary of State of the State of Delaware on July 1, 2003, the authorized capital stock of Bruker BioSciences consists of (i) 150,000,000 shares of common stock, par value $0.01 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share. As of May 8, 2006, there were 90,074,933 shares of common stock issued and outstanding and no shares held in treasury. As of May 8, 2006, there were no shares of preferred stock issued and outstanding.

After Amendment.   If the stockholders approve this contingent amendment, following the filing of the certificate of amendment, the authorized capital stock of Bruker BioSciences will consist of (i) 200,000,000 shares of common stock, par value $0.01 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share.

Increase in Number of Shares of Common Stock.   If approved by the stockholders, this amendment will authorize Bruker BioSciences to issue an additional 50,000,000 shares of Bruker BioSciences’ common stock at any time after the consummation of the proposed acquisition. The board of directors is empowered under the certificate of incorporation to issue shares of authorized stock without further stockholder approval.

Rationale for the Proposed Amendment.   As of May 8, 2006 there were 53,812,167 shares of Bruker BioSciences’ common stock available for issuance and not otherwise reserved. If the acquisition is consummated, Bruker BioSciences will issue shares of Bruker BioSciences common stock with a value of approximately $55.8 million. The actual number of shares that will be issued to Bruker Optics stockholders will be determined based on the average of closing prices per share of Bruker BioSciences common stock on the Nasdaq National Market for a period of 10 consecutive trading days ending three days before the closing date, which is referred to as the trailing average. If the closing date were on May 25, 2006, we would have issued 10,408,896 shares of our common stock to the Bruker Optics stockholders based on a trailing average of $5.36 per share. Under this assumed approach, following the acquisition, there would be approximately 43,403,271 shares available for issuance and not otherwise reserved. This amendment to the Bruker BioSciences certificate of incorporation is not required in order to issue shares of Bruker BioSciences common stock in connection with the acquisition. However, the board of directors believes that the number of authorized shares of common stock should be increased by 50,000,000 to provide sufficient shares for use for corporate purposes as may be deemed advisable by the board of directors, without further action or authorization by the stockholders. The corporate purposes might include the acquisition of capital funds through the sale of stock, the acquisition of other corporations or properties, or the declaration of stock dividends in the nature of a stock split. There are no current plans, agreements, arrangements, or understandings with respect to the issuance of any of the shares of common stock which would be authorized by the amendment; however, the board of directors believes that the availability of shares would afford Bruker BioSciences flexibility in considering and implementing any of the corporate transactions enumerated above.

Possible Effects of the Amendment.   If the stockholders approve the amendment, Bruker BioSciences will have additional authorized but unissued shares of common stock that may be issued without further action or authorization of the stockholders (except as required by law or the rules of Nasdaq or any other stock exchange on which Bruker BioSciences’ securities may then be listed). The issuance of additional shares of common stock may have a dilutive effect on earnings per share. In addition, the issuance of additional shares of common stock could have a dilutive effect on the voting power of the current stockholders because they do not have preemptive rights.

Appraisal Rights in Respect of the Proposed Amendment.   Bruker BioSciences’ stockholders have no appraisal rights with respect to the proposed amendment.

Contingent Amendment.   This amendment is to be effective only if the acquisition of Bruker Optics described in this proxy statement is consummated. If the acquisition is not consummated, then Bruker BioSciences will not amend its certificate of incorporation to increase the number of shares of common stock authorized for issuance.

RECOMMENDATION OF THE BRUKER BIOSCIENCES BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF BRUKER BIOSCIENCES RECOMMENDS A VOTE FOR THE AMENDMENT TO THE BRUKER BIOSCIENCES CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK OF THE COMPANY IF THE ACQUISITION IS CONSUMMATED.

PROPOSAL NO. 3

AMENDMENT TO THE BRUKER BIOSCIENCES AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED

In February 2000, the board of directors and stockholders of Bruker Daltonics approved and adopted Bruker Daltonics’ 2000 Stock Option Plan, authorizing Bruker Daltonics to issue options to purchase a total of 2,220,000 shares of common stock. In connection with the merger of Bruker Daltonics and Bruker AXS, the board of directors and stockholders of Bruker Daltonics approved the increase of the Bruker Daltonics option pool by 4,100,000 shares such that a total of 6,320,000 shares are reserved for issuance pursuant to the stock option plan. Upon the consummation of the merger of Bruker Daltonics and Bruker AXS, the Bruker Daltonics stock option plan became the Bruker BioSciences Amended and Restated 2000 Stock Option Plan. As of December 31, 2005, options to purchase 3,576,868 shares of common stock and no shares of restricted common stock were outstanding under the stock option plan, leaving 2,539,890 shares available for grant. In addition, upon consummation of the acquisition, and in connection with his new role, 500,000 shares of restricted common stock will be issued to Dirk Laukien under the stock option plan.

Accordingly, the board of directors of Bruker BioSciences determined that it was in the best interest of Bruker BioSciences to amend its option plan to increase its option pool by 1,680,000 shares such that a total of 8,000,000 shares are reserved for issuance pursuant to the stock option plan. This total of 8,000,000 includes the 3,576,868 options to purchase shares of Bruker BioSciences common stock that were outstanding on December 31, 2005. The increase in the Bruker BioSciences option pool is not necessary for the consummation of the acquisition; but, whether or not the acquisition is consummated, the board of directors believes the increase is necessary to continue to provide long-term incentives to attract and retain employees. In addition, if the acquisition is consummated, the number of shares of common stock available for grant under the option plan will be reduced by 500,000 shares as a result of the issuance of shares of restricted stock to Dirk Laukien. The affirmative vote of a majority of the shares of Bruker BioSciences common stock present or represented and entitled to vote at the Annual Meeting will be required to approve this amendment to the stock option plan.

RECOMMENDATION OF THE BRUKER BIOSCIENCES BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF BRUKER BIOSCIENCES RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED OPTION PLAN TO INCREASE THE NUMBER SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED

BRUKER BIOSCIENCES AMENDED AND RESTATED 2000 STOCK OPTION PLAN

The following description of certain features of the Bruker BioSciences stock option plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Bruker BioSciences stock option plan which is attached as Annex D to this proxy statement and which incorporates the provisions of the proposed stock option plan amendments.

General.   The Bruker BioSciences stock option plan provides for the granting of incentive stock options to Bruker BioSciences employees and non-qualified options, as defined in Section 422 of the Internal Revenue Code, to Bruker BioSciences employees, directors, advisors and consultants. The Bruker BioSciences stock option plan was adopted and approved by the directors and stockholders of Bruker Daltonics in February 2000. Upon the consummation of the merger of Bruker Daltonics and Bruker AXS, the Bruker Daltonics stock option plan became the Bruker BioSciences stock option plan. The Bruker BioSciences stock option plan may be administered by the board of directors of Bruker BioSciences or by the Bruker BioSciences compensation committee. Either the board or the compensation committee has the authority to take the following actions:

(a)          interpret and apply the stock option plan; and

(b)         determine the eligibility of an individual to participate in the stock option plan.

Eligibility.   Eligible participants under the stock option plan include officers, employees, consultants, advisors and directors of Bruker BioSciences. Incentive stock options may only be granted to employees of Bruker BioSciences or any subsidiary. In determining a person’s eligibility to be granted an option, and the number of shares to be granted to any person, the compensation committee takes into account, in its sole discretion, the person’s position and responsibilities, the nature and value to Bruker BioSciences or its subsidiaries of the person’s service and accomplishments, the person’s present and potential contribution to the success of Bruker BioSciences or its subsidiaries, and such other factors as the compensation committee deems relevant. No option designated as an incentive stock option may be granted to any employee who owns, immediately prior to the grant of the option, stock representing more than 10% of the total combined voting power of all classes of stock of Bruker BioSciences or a parent or a subsidiary, unless the purchase price of the stock under the option is at least 110% of its fair market value at the time the option is granted and the option, by its terms, is not exercisable more than five years from the date it is granted.

Terms and provisions of options.   Stock options are granted under stock option agreements which contain the vesting schedules of the stock options. Non-qualified stock options are granted with an exercise price of at least 50% of fair market value of the common stock on the date of grant, and incentive stock options are granted with an exercise price of at least 100% of the stock’s fair market value on the date of grant. Vested options may be exercised in full at one time or in part from time to time in amounts of 50 shares or more. The payment of the exercise price may be made as determined by the board or committee and set forth in the option agreement, by delivery of cash or check, by tendering shares of common stock (provided that payment by this means will not cause Bruker BioSciences to recognize for financial accounting purposes a charge to earnings) or by means of a broker-assisted cashless exercise. Bruker

BioSciences may delay the issuance of shares covered by the exercise of an option until the shares for which the option has been exercised have been registered or qualified under the applicable federal or state securities laws or until Bruker BioSciences’ counsel has opined that the shares are exempt from the registration requirements of applicable federal or state securities laws. The term of any option granted under the stock option plan is limited to either five or ten years, depending on the nature of the option holder. Unvested options generally terminate immediately upon the termination of an option holder’s employment with Bruker BioSciences, but in no event will unvested options terminate more than 90 days after an option holder leaves Bruker BioSciences’ employ. Options granted under the stock option plan are not transferable other than by will or the laws of descent and distribution. The compensation committee may grant up to 20% of the shares reserved for option grants as restricted stock rather than as stock options.

Recapitalization; reorganization; change of control.   The stock option plan provides that proportionate adjustments shall be made to the number of authorized shares which may be granted under the stock option plan and as to which outstanding options, or portions of outstanding options, then unexercised shall be exercisable as a result of increases or decreases in Bruker BioSciences’ outstanding shares of common stock due to reorganization, merger, consolidation, recapitalization, stock split-up, combination of shares, or dividends payable in capital stock, such that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Upon the sale or conveyance to another entity of all or substantially all of the property and assets of Bruker BioSciences, including by way of a merger or consolidation or a change in control of the company, as defined in the stock option plan, the board of directors of Bruker BioSciences shall have the power and the right to accelerate the exercisability of any options. Additionally, the compensation committee may, in its discretion, accelerate the exercisability of any option subject to such terms and conditions as the compensation committee deems necessary and appropriate.

Termination or amendment.   Unless sooner terminated by the board of directors, the stock option plan will terminate on February 11, 2010, ten years from the date on which the stock option plan was adopted by the Bruker BioSciences board of directors. The board of directors may, at any time, terminate the stock option plan. All options granted under the stock option plan shall terminate upon the dissolution or liquidation of Bruker BioSciences; provided, however, that each option holder (if at such time in the employ of or otherwise associated with Bruker BioSciences or any of its subsidiaries) shall have the right, immediately prior to the dissolution or liquidation, to exercise his or her option to the extent then exercisable. The board of directors of Bruker BioSciences may modify or amend the option at any time but may not, however, without the approval of the stockholders increase the maximum number of shares for which options may be granted, change the designation of the class of persons eligible to receive options under the stock option plan or make any other changes to the stock option plan which require stockholder approval under applicable law or regulation.

Tax effects of stock option plan participation.   Options granted under the stock option plan are intended to be either incentive stock options, or an ISO, as defined in section 422 of the Code, or non-qualified stock options. The following discussion applies to options that are granted with an exercise price of at least 100% of the stock’s fair market value on the date of grant, so that special tax rules under Internal Revenue Code Section 409A relating to nonqualified deferred compensation do not apply.

Incentive Stock Options.   Except as provided below with respect to the alternative minimum tax, the option holder will not recognize taxable income upon the grant or exercise of an ISO. In addition, if the option holder holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the option holder upon exercise of the option and for more than two years after the option is granted, the option holder will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition. If the option holder disposes of the stock prior to the expiration of the required holding periods at a price equal to or in excess of the fair market value of the stock on the date of exercise, then the option holder will recognize ordinary income in the year of the sale equal to the difference between the fair market value of the stock at the date of exercise and the exercise price. In this event, the option holder will also recognize a capital gain (long-term or short-term, depending upon the holding period of the stock) equal to the difference between the sales price and the fair market value of the stock on the date of exercise. If the option holder disposes of the stock prior to the expiration of the required holding periods at a price that is less than the fair market value of the stock on the date of exercise (but greater than the exercise price), the option holder will recognize ordinary income in the year of the sale equal to the difference between the sales price and the exercise price. If the option holder disposes of the stock prior to the expiration of the required holding periods at a price below the exercise price, the option holder will incur a capital loss (long-term or short-term, depending upon the holding period of the stock).

In addition to regular tax consequences, an option holder may have alternative minimum tax consequences when he exercises an ISO. Generally speaking, individual taxpayers are required each year to pay the greater of their regular tax liability or their alternative minimum tax liability. For alternative minimum tax purposes, the excess of the fair market value of the underlying stock on the date of exercise over the exercise price of the option is included in alternative minimum taxable income for the year of exercise. The net amount of alternative minimum tax income (after taking into account any applicable exemptions) is multiplied by the applicable alternative minimum tax rate to determine alternative minimum tax liability income. If an option holder owes alternative minimum tax for the year of exercise of an ISO, the optionee may be entitled to a tax credit for all or part of the excess of the amount of the option holder’s alternative minimum tax liability over his regular tax liability for that year. Any credit may be applied directly against the option holder’s tax liability in later years in which the option holder’s regular tax liability exceeds the option holder’s alternative minimum tax liability, but only to the extent of the excess. Any balance of the alternative minimum tax credit would carry forward and may be used in subsequent years subject to the limitations previously described. If the option holder engages in a disqualifying disposition of an ISO in the same calendar year as the exercise of the option, the option holder essentially avoids the effects of alternative minimum tax with respect to the option. Bruker BioSciences will not be allowed an income tax deduction upon the grant or exercise of an ISO. Upon a disqualifying disposition of shares by the option holder acquired by exercise of the ISO, Bruker BioSciences generally will be allowed a deduction in an amount equal to the ordinary income recognized by the option holder.

Non-Qualified Stock Options.   As in the case of ISOs, generally no income is recognized by the option holder on the grant of a non-qualified stock option. On the exercise by an option holder of a non-qualified stock option, the excess of the fair market value of the stock when the option is exercised over the exercise price will be (a) taxable to the option holder as ordinary income, and (b) generally deductible for income tax purposes by Bruker BioSciences. The option holder’s tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized upon disposition of the stock by the option holder and his basis in the stock.

New Plan Benefits.   It is not possible to state the persons who will receive options or awards under the stock option plan in the future, nor the amount of options or awards which will be granted thereunder.

The following table sets forth certain information with respect to Bruker BioSciences’ equity compensation plans for the fiscal year ended December 31, 2005.

Securities Authorized for Issuance under Equity Compensation Plans

PLAN CATEGORY	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	3,576,868	$6.43	2,743,132
Equity compensation plans not approved by security holders	N/A	N/A	N/A
TOTAL	3,576,868	$6.43	2,743,132

PROPOSAL NO. 4

ELECTION OF DIRECTORS

The fourth proposal on the agenda for the Annual Meeting is the election of Richard D. Kniss, Jörg C. Laukien and William A. Linton to serve as Class III directors for a three-year term beginning at the Annual Meeting and ending at our 2009 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. Bruker BioSciences’ Certificate of Incorporation provides that the board of directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year for a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the board of directors, each class consisting, as nearly as possible, of one-third the total number of directors. There are currently ten members of the board of directors, consisting of three Class I directors, four Class II directors and three Class III directors. The directors in Class III will be elected at the Annual Meeting to serve for a term expiring at the 2009 Annual Meeting of Stockholders. The directors in each of Class I and Class II are serving terms expiring at Bruker BioSciences’ Annual Meeting of Stockholders in 2007 and 2008, respectively.

Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees specified below. If any such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee who shall be designated by the present board of directors to fill such vacancy, or (2) for the other nominees only, leaving a vacancy. Alternatively, the size of the board of directors may be reduced so that there is no vacancy. The board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Our directors as of May 8, 2006 are as follows:

Name	Age	Position
Frank H. Laukien, Ph.D.	46	President, CEO, Chairman
Richard M. Stein	54	Secretary, Director
M. Christopher Canavan, Jr.	66	Director
Taylor J. Crouch	46	Director
Daniel S. Dross	47	Director
Collin J. D’Silva	49	Director
Richard D. Kniss	65	Director
Jörg C. Laukien	52	Director
William A. Linton	58	Director
Bernhard Wangler	55	Director

Set forth below is biographical information for each person nominated or continuing in office.

Nominees For Election For A Three-Year Term Expiring At The 2009 Annual Meeting

Richard D. Kniss.   Mr. Kniss joined Bruker BioSciences’ board of directors in July 2003 in connection with the merger of Bruker Daltonics and Bruker AXS and joined the former Bruker AXS board of directors in June 2001. Mr. Kniss was Senior Vice President and General Manager for Agilent Technologies, Chemical Analysis Group, a producer of gas and liquid chromatographs, mass spectrometers and spectrophotometers, from August 1999 until March 2001. Prior to the spin-off of Agilent from the Hewlett Packard Company, from 1995 to 1999, Mr. Kniss was Vice President and General Manager of the Chemical Analysis Group for Hewlett Packard. In March 2004 Mr. Kniss became chairman of the board of directors of Arcturus Bioscience, Inc., a life-science tools company. Mr. Kniss holds a B.S. from Brown University and a M.B.A. from Stanford University.

Jörg C. Laukien.   Mr. Laukien joined Bruker BioSciences’ board of directors in January 2005. Mr. Laukien has been a director and President of Bruker BioSpin MRI, Inc. in Billerica, Massachusetts since 1997, President of Bruker BioSpin MRI GmbH in Ettlingen, Germany since 1998, President of Bruker Elektronik GmbH in Rheinstetten, Germany since 1991, a director of Bruker BioSpin Inc. in Billerica, Massachusetts since 2000, a director of Bruker BioSpin SA in Wissembourg, France since 1998, a director of Bruker BioSpin s.r.l. in Italy since 1992, and a director of Techneon AG in Zurich, Switzerland since 1999, each of which are affiliates of Bruker BioSciences. Additionally, Mr. Laukien beneficially owns directly or indirectly more than 10% of the stock of several companies affiliated with Bruker BioSciences, as discussed below in “Certain Relationships and Related Transactions”. Mr. Jörg Laukien is the brother of Dr. Frank Laukien, the Chairman, President and Chief Executive Officer of Bruker BioSciences. Mr. Laukien holds a B.A. from the Verwaltungs- und Wirtschafts-Akademie in Karlsruhe, Germany.

William A. Linton.   Mr. Linton joined Bruker BioSciences’ board of directors in February 2000. Mr. Linton serves as the lead director of our board of directors. He was appointed lead director in March 2004 by the independent members of the board of directors. As lead director, Mr. Linton performs the usual responsibilities of a lead director including acting as a liaison between management and the board of directors. Mr. Linton has served as the Chairman and Chief Executive Officer of Promega Corporation, a DNA consumables company, in Madison, Wisconsin since 1978. In 2003 Mr. Linton also became a director for High Throughput Genomics, a diagnostic product company in Tucson, Arizona. Mr. Linton received a B.S. degree from University of California, Berkeley in 1970. Mr. Linton has been a director of the Wisconsin Technology Council since 2001 and ALSSA (Analytical & Life Science Systems Association), an industry association, since 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

Directors Continuing In Office Until The 2007 Annual Meeting

M. Christopher Canavan, Jr.   Mr. Canavan joined Bruker BioSciences’ board of directors in June 2000. Mr. Canavan, a financial consultant, is a retired partner of PricewaterhouseCoopers LLP. Mr. Canavan joined the Boston Office of Coopers & Lybrand in 1961 and became a partner in the firm in 1972. Effective July 1, 1998 Coopers & Lybrand merged with Price Waterhouse & Co. to form PricewaterhouseCoopers LLP and Mr. Canavan served as an audit partner in the merged firm until his retirement in June 1999. In November 2000, Mr. Canavan founded an independent consulting practice providing services to financial services companies and high net worth individuals. Mr. Canavan was also appointed to the board of directors and audit committee of Taiwan Fund, a closed end mutual fund listed on the New York Stock Exchange, in August 2003. Mr. Canavan holds a B.S. in Business Administration from Boston College.

Taylor J. Crouch.   Mr. Crouch joined the former Bruker AXS board of directors in November 2000 and became a member of our board of directors in July 2003 in connection with the merger of Bruker Daltonics and Bruker AXS. Mr. Crouch has been Senior Vice President, Operations and President, International of Ligand Pharmaceuticals Inc., a specialty pharmaceutical company, since May 2005. From July 2002 to January 2005, Mr. Crouch served as President and Chief Operating Officer of Discovery Partners International, Inc., a leading provider of drug discovery capabilities to the pharmaceutical and biotech industries. From April 1999 to April 2002, Mr. Crouch was the President, Chief Executive Officer and a director of Variagenics, Inc. (now Nuvelo), a pharmacogenomics company. From 1991 to April 1999, Mr. Crouch was Senior Vice President, Worldwide Marketing and Strategic Development for PAREXEL International Corporation, a contract pharmaceutical outsourcing organization. Mr. Crouch received his B.S. in chemical engineering from Princeton University and his M.B.A. in international finance and marketing from the University of Chicago.

Frank H. Laukien, Ph.D.   Dr. Laukien has been the Chairman, President and Chief Executive Officer of Bruker BioSciences since the inception of its predecessor company in February 1991. He also served as Executive Chairman of the former Bruker AXS from August 2002 until the merger of Bruker Daltonics and Bruker AXS in July 2003. In addition, from October 1997 to August 2002, he served as the Chairman of the board of directors and, from October 1997 to March 2000, as the Chief Executive Officer, of the former Bruker AXS. Since December 2002, Dr. Laukien has served as Co-Chief Executive Officer of the worldwide Bruker BioSpin group of companies, affiliates of Bruker BioSciences and the former Bruker AXS. Dr. Frank Laukien is the brother of Mr. Jörg Laukien, a director of Bruker BioSciences. Dr. Laukien holds a B.S. degree from the Massachusetts Institute of Technology, as well as a Ph.D. in chemical physics from Harvard University. From October 2002 until October 2003, he was Chairman of ALSSA (Analytical & Life Science Systems Association), an industry association.

Directors Continuing In Office Until The 2008 Annual Meeting

Daniel S. Dross.   Mr. Dross joined Bruker BioSciences’ board of directors in July 2003 in connection with the merger of Bruker Daltonics and Bruker AXS and joined the former Bruker AXS board of directors in January 2001. Mr. Dross has been a partner of Trinity Hunt Partners, a private equity firm, since June 2002. From May 1999 to May 2002, Mr. Dross was a partner of Thomas Weisel Partners Group LLC. Prior to joining Thomas Weisel Partners, Mr. Dross was a Principal at Hicks, Muse, Tate & Furst Incorporated, a Dallas-based private equity firm, from 1991 to 1999. In June 2005 Mr. Dross was appointed to the board of directors of THP Capstar Inc., a privately held company based in Austin, Texas that is controlled by Trinity Hunt Partners and does business as DMX Music, Inc. Mr. Dross received his B.A. from Dartmouth College and his M.B.A. from the Wharton School at the University of Pennsylvania.

Collin J. D’Silva.   Mr. D’Silva joined Bruker BioSciences’ board of directors in February 2000. From 1997 to April 2006, Mr. D’Silva served as the Chief Executive Officer of Transgenomic, Inc., a life science company involved in SNP discovery, in Omaha, Nebraska. Mr. D’Silva is currently Chairman of the board of directors of Transgenomic. From 1988 to 1997, Mr. D’Silva was President and Chief Executive Officer of CETAC Technologies, Inc, a company designing instrumentation for elemental analysis. Mr. D’Silva holds a B.S. degree and a Masters in Industrial Engineering from Iowa State University as well as a Masters in Business Administration from Creighton University.

Richard M. Stein.   Mr. Stein joined Bruker BioSciences’ board of directors in February 2000 and is the company’s secretary. Since January 1993, Mr. Stein has been a partner with Nixon Peabody LLP, a law firm, or a predecessor entity, Hutchins, Wheeler & Dittmar. Mr. Stein holds a B.A. degree from Brandeis University and a J.D. from Boston College Law School.

Bernhard Wangler.   Mr. Wangler joined Bruker BioSciences’ board of directors in February 2000. Mr. Wangler has been a German tax consultant and principal partner with Kanzlei Wangler in Karlsruhe,

Germany since July 1983. He has been a Certified Public Accountant in Germany since 1984. Mr. Wangler holds a Bachelor of Economics and Commerce degree and a Masters degree in Business Administration from the University of Mannheim, Germany.

BOARD COMMITTEES AND MEETINGS

There are currently ten members of the board of directors. In accordance with the applicable listing standards of the Nasdaq National Market, the board of directors has determined that there are currently six independent members on the board of directors, namely, M. Christopher Canavan, Jr., Taylor J. Crouch, Collin J. D’Silva, Richard D. Kniss, Daniel S. Dross and William A. Linton. During fiscal year 2005, the board of directors of Bruker BioSciences held nine meetings and acted by written consent two times. During such periods in 2005 in which they served as board members, all of the directors attended at least 75% of the total number of meetings of the board of directors and of committees of the board of directors on which they served. It is the policy of our board of directors that at least two directors, including at least one independent director, attend the Annual Meeting, either in person or by telephonic conference. Two directors attended our 2005 Annual Meeting. The board of directors has an Audit Committee and a Compensation Committee. The board of directors does not have a Nominating Committee.

Audit Committee.   The Audit Committee of the board of directors, which, since July 1, 2003, has been comprised of M. Christopher Canavan, Jr., Collin J. D’Silva and Taylor J. Crouch, each of whom satisfy the applicable independence requirements of the SEC rules and regulations and current Nasdaq National Market listing standards, met fifteen times during the 2005 fiscal year. The board of directors has determined that M. Christopher Canavan, Jr., Chairman of the Audit Committee, qualifies as an audit committee financial expert pursuant to applicable SEC rules and regulations. The Audit Committee, which operates pursuant to a written charter, provides assistance to the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Bruker BioSciences and its subsidiaries. The Audit Committee works extensively with the independent auditors, pre-approves all audit and non-audit services provided to Bruker BioSciences by its independent auditors, reviews the performance of the independent auditors and replaces or terminates the independent auditors when circumstances warrant. The Audit Committee is also charged with establishing and monitoring procedures for (i) the receipt, retention or treatment of complaints received by Bruker BioSciences regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential submission by Bruker BioSciences’ employees of concerns regarding questionable accounting or auditing matters. None of the members of the Audit Committee have participated in the preparation of any financial statements of Bruker BioSciences at any time during the last three fiscal years.

Compensation Committee.   The Compensation Committee, which, since July 1, 2003, has been comprised of Daniel S. Dross, Richard D. Kniss and William A. Linton, all of whom meet the independence requirements of the current listing standards of the Nasdaq National Market, met two times during the 2005 fiscal year. Mr. Linton is the Chairman of the Compensation Committee. The Compensation Committee administers Bruker BioSciences’ stock option plan, determines the chief executive officer’s salary, bonus, and equity-based compensation, oversees the executive compensation program for Bruker BioSciences’ other executive officers and determines the compensation of the chief financial officer, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors.

COMPENSATION OF DIRECTORS

Each non-employee member of our board of directors receives $16,000 annually for his service as a member of our board of directors. In addition, non-employee directors receive an annual stipend of

$12,000 for service on the Audit Committee and $4,000 for service on the Compensation Committee, as applicable. The Chairman of the Audit Committee and the Chairman of the Compensation Committee receive an additional annual stipend of $6,000 and $2,000, respectively, for service as committee chairmen.

William Linton, M. Christopher Canavan, Jr., Taylor Crouch and Daniel Dross are members of the special committee of the board of directors of Bruker BioSciences representing the interests of the stockholders of Bruker BioSciences unaffiliated with the Laukien family in connection with the potential acquisition of Bruker Optics Inc. by Bruker BioSciences. In accordance with the terms of the Compensation and Indemnification Agreement entered into on April 18, 2006 by the members of the special committee and Bruker BioSciences, the Chair of the special committee, William A. Linton, is entitled to an additional $70,000 fee for his services, and each of the remaining members of the special committee is entitled to a $60,000 fee for their services. In addition, the members of the special committee are entitled to reimbursement of reasonable expenses incurred in connection with their service on the special committee.

On July 1, 2003 Bruker BioSciences granted each non-employee director, other than Mr. Stein, options to purchase 10,000 shares of common stock as compensation for serving as a director of the company. On January 5, 2006, Bruker BioSciences granted each non-employee director, other than Mr. Stein, a grant of either an option to purchase 6,000 shares of common stock or 2,000 shares of restricted common stock.

Employee directors received compensation only as employees of Bruker BioSciences. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees thereof.

DIRECTOR NOMINATIONS

Bruker BioSciences does not have a nominating committee, based on a board determination that full board participation in the nomination process would foster improved corporate governance. On March 3, 2004, Bruker BioSciences adopted a policy by board resolution governing the nomination of directors, according to which the full board of directors selects all nominees for board membership. In all cases, a majority of Bruker BioSciences’ independent directors must approve the nominees. Stockholders may recommend director candidates for inclusion by the board of directors in the slate of nominees which the board recommends to stockholders for election as described below.

The process followed by the board and independent directors to identify and evaluate potential candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by independent directors and the board. The independent directors and the board are authorized to retain advisers and consultants and to compensate them for their services. The independent directors and the board did not retain any such advisers or consultants for this purpose during fiscal year 2005.

In considering whether to recommend any candidate for inclusion in the board’s slate of recommended director nominees, the board and the independent directors will apply the criteria which are set forth in a resolution of the board approved and adopted on March 3, 2004. These criteria include, but are not limited to, the following: (i) experience in aspects of business or technology relevant to Bruker BioSciences’ business, (ii) sufficient time available to devote to the affairs of the company, (iii) character and integrity, (iv) ability to represent the best interests of stockholders as a whole rather than special interest groups, (v) willingness to participate actively as a board member, and (vi) communication, decision-making and interpersonal skills. The board and the independent directors may also consider the following for some of the director nominees: (i) experience serving as a director of a public company, (ii) familiarity with corporate governance issues, (iii) independence, as determined in accordance with SEC rules and regulations and Nasdaq listing standards, (iv) experience in running a comparable company or division of a comparable company, (vi) insight into Bruker BioSciences, its strategy, business model, operations, and financials, (vii) knowledge of industry trends and markets, and (viii) qualification as an “audit committee financial expert” to serve on the Audit Committee in accordance with SEC and Nasdaq definitions.

The board and the independent directors do not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Although Bruker BioSciences does not have a specific policy with respect to the nomination of directors by stockholders, the company will consider nominations made by stockholders. Bruker BioSciences believes that it is not necessary to have a policy for director nominations by stockholders as the board of directors, including the independent directors, is able to effectively evaluate and locate potential candidates for nomination to the board of directors due to the directors’ intimate knowledge of Bruker BioSciences and the life science industry. However, stockholders may communicate directly with the board of directors by written communication submitted to Richard M. Stein at the address set forth below under “Stockholder Communications.” Mr. Stein shall be primarily responsible for monitoring the communications and providing summaries or copies of such communications to the board of directors as he deems appropriate, and, as described below, will submit communications to the board of directors relating to corporate governance matters and long-term corporate strategy. Stockholders may use this process to suggest potential nominations to the board of directors. Such suggested nominations shall be forwarded to the board of directors and the proposed candidates shall be evaluated using substantially the same process and applying the same criteria as used and applied in evaluating candidates submitted by board members. Nominations shall be received by Bruker BioSciences within the timeframe set forth herein under “Time for Submission of Stockholder Proposals.”

As described previously, at the Annual Meeting, stockholders will be asked to consider the election of Richard D. Kniss, Jörg C. Laukien and William A. Linton, all of whom are standing for re-election and following a recommendation for nomination by the full board of directors, including the approval of a majority of Bruker BioSciences’ independent directors.

STOCKHOLDER COMMUNICATIONS

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Stein, the secretary and a director of Bruker BioSciences, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments of which Mr. Stein believes the board of directors should be apprised. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded to the full board than are communications relating to ordinary business affairs, personal grievances and matters as to which we may receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Richard M. Stein, Secretary, at Nixon Peabody LLP, 100 Summer Street, Boston, MA 02110.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder require Bruker BioSciences’ officers and directors and persons owning more than 10% of the outstanding common stock of Bruker BioSciences to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all these filings. We believe, based solely upon a review of (i) those reports and amendments thereto furnished to us during and with respect to our fiscal year ended December 31, 2005, and (ii) written representations from reporting persons, that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during fiscal 2005.

EXECUTIVE OFFICERS

As of May 8, 2006, our executive officers are as follows:

Name	Age	Position
Frank H. Laukien, Ph.D.	46	President, CEO, Chairman
William J. Knight, C.P.A.	56	Chief Financial Officer, Treasurer
Brian P. Monahan, C.P.A.	34	Corporate Controller

Set forth below is the biographical information for our non-director executive officers. For biographical information related to our executive officers who are also directors, please see “Proposal No. 4—Election Of Directors.”

William J. Knight   Mr. Knight joined Bruker BioSciences as the Chief Financial Officer and Treasurer in October 2004. Before joining Bruker BioSciences, Mr. Knight served as Chief Financial Officer of Anika Therapeutics, Inc., a provider of therapeutic products, from 2002 to 2004. He also served as Chief Financial officer of Zycos, Inc., a developer of DNA-based therapeutic products, from 2000 to 2002, and as Chief Financial Officer of NMT Medical, Inc., a provider of cardiovascular and neurological medical devices, from 1998 to 2000. Mr. Knight is a Certified Public Accountant. He holds a B.B.A in Accounting from the University of Wisconsin.

Brian P. Monahan   Mr. Monahan has been the Corporate Controller of Bruker BioSciences since April 2004. From July 2004 through January 2005, Mr. Monahan served as the Assistant Vice President of Finance for Bruker Daltonics Inc., a subsidiary of Bruker BioSciences. In January 2005 Mr. Monahan was named the Vice President of Finance for Bruker Daltonics. Before joining Bruker BioSciences, Mr. Monahan served as the Manager of Accounting and Financial Reporting at Fisher Scientific International, Inc., a provider of products and services to the scientific research and clinical laboratory markets, from December 2002 through April 2004 and as an audit manager for PricewaterhouseCoopers where he was employed from July 1999 through December 2002. Mr. Monahan is a Certified Public Accountant. He holds a B.S. in Accounting from the University of Massachusetts.

Our executive officers are elected by the board of directors and serve until their successors have been duly elected and qualified. Dr. Frank H. Laukien is the brother of Mr. Jörg C. Laukien, a director of Bruker BioSciences. For information relating to Dr. Laukien, who serves as both an executive officer and a director of Bruker BioSciences, please see “Proposal No. 4—Election Of Directors.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as of May 8, 2006 and as of immediately following the closing of the acquisition (i) by each person who is known by Bruker BioSciences to own beneficially more than 5% of the common stock, (ii) by each of Bruker BioSciences’ directors, (iii) by each named executive officer of Bruker BioSciences, as defined in “Summary of Executive Compensation,” and (iv) by all directors and executive officers who served as directors or named executive officers as of May 8, 2006 as a group. Unless otherwise noted, the address of each beneficial owner is c/o Bruker BioSciences Corporation, 40 Manning Road, Billerica, Massachusetts 01821.

	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Beneficial Owners	Before the Acquisition	After the Acquisition	Before the Acquisition	After the Acquisition
Directors and Officers
Frank H. Laukien(2)	15,082,072	18,902,836	16.7%	18.8%
William J. Knight(3)	83,350	83,350	*	*
Brian P. Monahan(4)	12,750	12,750	*	*
Jörg C. Laukien(5)	8,428,778	10,843,926	9.4%	10.8%
Uhlandstrasse 10 D-76275 Ettlingen-Bruchhausen Germany
M. Christopher Canavan, Jr.(6)	23,150	23,150	*	*
73 Brook Street Wellesley, Massachusetts 02482
Collin J. D’Silva(7)	22,250	22,250	*	*
c/o Transgenomic, Inc. 2032 Concourse Drive San Jose, CA 95131
William A. Linton(8)	22,250	22,250	*	*
c/o Promega Corporation 2800 Woods Hollow Road Madison, Wisconsin 53711
Richard M. Stein(9)	13,599	13,599	*	*
c/o Nixon Peabody LLP 100 Summer Street Boston, Massachusetts 02110
Bernhard Wangler(10)	20,750	20,750	*	*
Kriegsstr. 133 76135 Karlsruhe, Germany
Richard Kniss(11)	46,776	46,776	*	*
1985 Cowper Street Palo Alto, California 94301
Taylor J. Crouch(12)	27,750	27,750	*	*
c/o Discovery Partners International, Inc. 9640 Towne Centre Drive San Diego, California 92121
Daniel S. Dross(13)	15,150	15,150	*	*
4433 McFarlin Boulevard Dallas, Texas 75205
All executive officers and directors as a group (12 persons)	23,798,625	30,034,537	26.4%	29.9%

	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
	Before the Acquisition	After the Acquisition	Before the Acquisition	After the Acquisition
5% Beneficial Owners
Dirk D. Laukien(14)	11,083,910	13,274,514	12.3%	13.2%
2634 Crescent Ridge Drive The Woodlands, Texas 77381
Isolde Laukien(15)	8,393,777	9,601,351	9.3%	9.6%
Silberstreifen 8 D-76287 Rheinstetten Germany
Marc M. Laukien(16)	9,363,482	10,571,056	10.4%	10.5%
809 Harbour Isles Court N. Palm Beach, Florida 33410
Royce & Associates, LLC(17)	8,586,900	8,586,900	9.5%	8.5%
1414 Avenue of the Americas New York, NY 10019

*       Less than one percent

(1)   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership before the completion of the acquisition of Bruker Optics is based on 90,074,933 shares of common stock outstanding as of May 8, 2006. If the acquisition is consummated, Bruker BioSciences will issue shares of Bruker BioSciences common stock with a value of approximately $55.8 million. The actual number of shares that will be issued to Bruker Optics stockholders will be determined based on the average of closing prices per share of Bruker BioSciences common stock on the Nasdaq National Market for a period of 10 consecutive trading days ending three days before the closing date, which is referred to as the trailing average. If the closing date were on May 25, 2006, we would have issued 10,408,896 shares of our common stock to the Bruker Optics stockholders based on a trailing average of $5.36 per share. Under this assumed issuance, following the acquisition, there would be approximately 100,483,829 shares of common stock outstanding.

(2)   Includes options to purchase 264,750 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 33,250 shares of restricted common stock. Also includes 985,094 shares owned by Robyn Laukien as to which Dr. Laukien has voting power. Also includes 3,748,310 and 72,454 shares of common stock issuable to Dr. Laukien and Robyn Laukien, respectively, in connection with the acquisition.

(3)   Includes options to purchase shares 25,000 of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 8,350 shares of restricted common stock.

(4)   Includes options to purchase 7,750 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 5,000 shares of restricted common stock.

(5)   Includes 2,415,148 shares of common stock issuable to Mr. Laukien in connection with the acquisition.

(6)   Includes options to purchase 20,250 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 2,000 shares of restricted common stock.

(7)   Includes options to purchase 20,250 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 2,000 shares of restricted common stock.

(8)   Includes options to purchase 20,250 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 2,000 shares of restricted common stock.

(9)   Includes options to purchase 10,250 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof, of which options to purchase 2,500 shares of common stock are held by Nixon Peabody LLP, the law firm at which Mr. Stein is a partner.

(10) Includes options to purchase 20,750 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(11) Includes options to purchase 25,750 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 2,000 shares of restricted common stock.

(12) Includes options to purchase 25,750 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 2,000 shares of restricted common stock.

(13) Includes options to purchase 13,150 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 2,000 shares of restricted common stock.

(14) Includes 36,300 shares of common stock held by the Dirk D. Laukien Trust for Leah Laukien, dated June 1, 2000. Also includes 1,686,034 and 4,569 shares of common stock issuable to Mr. Laukien and the Dirk D. Laukien Trust for Leah Laukien, dated June 1, 2000, respectively, in connection with the acquisition.

(15) Includes 1,207,574 shares of common stock issuable to Ms. Laukien in connection with the acquisition.

(16) Includes 1,207,574 shares of common stock issuable to Mr. Laukien in connection with the acquisition.

(17) Royce & Associates, LLC (“Royce”), a registered investment advisor, is deemed to have beneficial ownership of 8,586,900 shares, all of which shares are owned by investment companies and their investment vehicles for which Royce  serves as investment advisor and investment manager. Royce disclaims beneficial ownership of all such shares.

SUMMARY OF EXECUTIVE COMPENSATION

The following table summarizes the compensation, for services rendered during the most recent three fiscal years, of the President, Chief Executive Officer and Chairman and Bruker BioSciences’ other executive officers who earned an aggregate salary and bonus in excess of $100,000 for the year ended December 31, 2005 (the “named executive officers”).

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)	All Other Compensation(1)
Frank H. Laukien(2)	2005	$233,750	$150	—	$6,300
Chairman, President and Chief	2004	$283,000	$55,000	100,000	$12,300
Executive Officer	2003	$208,000	$124,800	56,300	$12,000
William J. Knight(3)	2005	$212,884	$150	—	—
Chief Financial Officer and Treasurer	2004	$43,269	$30,000	125,000	—
	2003	—	—	—	—
Brian P. Monahan(4)	2005	$136,288	$150	—	—
Corporate Controller	2004	$88,077	$20,000	7,750	—
	2003	—	—	—	—

(1)   Includes amounts contributed for the benefit of the named executive under Bruker BioSciences’ defined contribution retirement plan.

(2)   Dr. Laukien’s salary decreased during the fiscal year 2005 compared to 2004 because the management teams of Bruker BioSciences and Bruker Daltonics took a voluntary pay reduction to help reduce Bruker BioSciences’ expenses for the first 6 months of fiscal 2005. Dr. Laukien elected to reduce his compensation by 20% for the first 6 months of 2005. In addition, Dr. Laukien elected to voluntarily reduce his compensation by 10% for the second half of the fiscal year. In December 2005, all employees of Bruker BioSciences, including the named executive officers, received a $150 holiday bonus. Dr. Laukien’s bonus for the fiscal year ended December 31, 2005 has not been determined by the Compensation Committee at the time of this report. Dr. Laukien’s target bonus for the fiscal year ended December 31, 2005 is $150,000. The formula for determining the amount of Dr. Laukien’s bonus is determined annually by the Compensation Committee and each year his performance and Bruker BioSciences’ performance are measured against pre-established goals. The formula for determining the amount of Dr. Laukien’s bonus for the fiscal year ended December 31, 2005 includes quantitative and qualitative factors including revenue growth, gross profit margin improvement, reaching an earnings per share target of $0.09, reducing inventory DOH (days on hand), gaining market-share, developing the senior operating management teams of Bruker AXS and Bruker Daltonics, implementing a formal review process for Bruker BioSciences’ senior management, qualitatively changing incentive compensation programs throughout Bruker BioSciences, and developing and implementing a three-year strategic plan for Bruker BioSciences.

(3)   Mr. Knight joined Bruker BioSciences as its Chief Financial Officer, effective as of October 25, 2004. As previously disclosed, Mr. Knight is to earn a salary of $225,000 per year. However, the management teams of Bruker BioSciences and Bruker Daltonics took a voluntary pay reduction to help reduce Bruker BioSciences’ expenses for the first 6 months of fiscal 2005. Mr. Knight elected to reduce his compensation by 10% for the first 6 months of 2005. In December 2005, all employees of Bruker BioSciences, including the named executive officers, received a $150 holiday bonus. Mr. Knight’s bonus for the fiscal year ended December 31, 2005 has not been determined by the Compensation Committee at the time of this report. Mr. Knight’s target bonus for the fiscal year ended December 31, 2005 is $60,000. The formula for determining the amount of Mr. Knight’s bonus is determined annually by the Compensation Committee and each year his performance and Bruker BioSciences’ performance are measured against pre-established goals. The formula for determining the amount of Mr. Knight’s bonus for the fiscal year ended December 31, 2005 includes quantitative and qualitative factors including revenue growth, gross profit margin improvement, reaching an earnings per share target of $0.09, reducing inventory DOH (days on hand), reducing effective tax rate, elimination of material weakness in internal controls, implementation of Bruker BioSciences’ SAP consolidation, rebuilding the financial team at Bruker Daltonics, implementation of a Bruker Daltonics budget planning process, and timely delivery of board financial packages.

(4)   Mr. Monahan joined Bruker BioSciences as its Corporate Controller in April 2004. The management teams of Bruker BioSciences and Bruker Daltonics took a voluntary pay reduction to help reduce Bruker BioSciences’ expenses for the first 6 months of fiscal 2005. Mr. Monahan elected to reduce his compensation by 10% for the first 6 months of 2005. Mr. Monahan earned $20,000 of bonuses during fiscal year 2004, of which $10,000 was paid to him in March 2005. In December 2005, all employees of Bruker BioSciences, including the named executive officers, received a $150 holiday bonus. Mr. Monahan’s bonus for the fiscal year ended December 31, 2005 has not been determined at the time of this report.

Grants of Stock Options

None of the named executive officers received stock option grants during the fiscal year ended December 31, 2005.

Aggregated Stock Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table provides information with respect to option exercises during fiscal 2005 and the number of unexercised options held by the named executive officers as of December 31, 2005. The value of unexercised in-the-money options is calculated based on the closing sale price of our common stock of $4.86 per share on December 30, 2005, as reported on Nasdaq, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the options.

			Number Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank H. Laukien	44,100	$63,321.99	239,750	25,000	$9,250	$9,250
William J. Knight	—	—	25,000	100,000	$42,500	$170,000
Brian P. Monahan	—	—	7,750	0	$0	$0

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Messrs. Dross, Kniss and Linton serve as members of the Compensation Committee. Messrs. Dross, Kniss and Linton were not officers or employees of Bruker BioSciences or any of its subsidiaries during fiscal year 2005 and have never been officers of Bruker BioSciences or any of it subsidiaries.

In addition, no member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION(1)

Overview

Bruker BioSciences’ executive compensation program is administered by the Compensation Committee of the board of directors. As of December 31, 2005, the Compensation Committee consisted of Daniel S. Dross, Richard D. Kniss and William A. Linton. Messrs. Dross and Kniss joined the Compensation Committee in July 2003, upon consummation of the merger of Bruker Daltonics and Bruker AXS. Mr. Linton joined the Compensation Committee in February 2000. All three members of the Compensation Committee are independent, as determined in accordance with current Nasdaq National Market listing standards. Pursuant to the authority delegated by the board of directors, the Compensation Committee administers Bruker BioSciences’ stock option plan, determines the chief executive officer’s salary, bonus, and equity-based compensation, oversees the executive compensation program for Bruker BioSciences’ other executive officers and determines the compensation of the chief financial officer, reviews general policy matters relating to the compensation and employee benefits and makes recommendations concerning these matters to the board of directors.

Executive Compensation Philosophy

The objectives of the Compensation Committee in determining executive compensation are to (1) attract and retain qualified executive officers, (2) motivate existing officers to perform, (3) reward corporate performance, (4) align compensation with Bruker BioSciences’ annual and long-term performance goals, (5) enhance profitability of Bruker BioSciences, and (6) maximize stockholder value. The Compensation Committee focuses on Bruker BioSciences’ goal of long-term enhancement of stockholder value by stressing long-term goals and by using stock-based incentive programs with extended vesting schedules. The Compensation Committee believes the use of such incentives to retain and motivate individuals who have developed the skills and expertise required to lead Bruker BioSciences is key to Bruker BioSciences’ success. Compensation is comprised of cash compensation in the form of annual base salary and annual incentive awards as well as long-term incentive compensation in the form of stock options and perquisites.

Executive Compensation

The particular elements of the compensation program are discussed more fully below.

Annual Base Salary.   Bruker BioSciences does not currently have an employment agreement with any of its executive officers. The Compensation Committee reviews the annual base salaries for executive officers and considers, in particular, the officers’ levels of responsibility, experience and potential as well as the needs of Bruker BioSciences. Base salaries paid by other companies in Bruker BioSciences’ industry for comparable positions are also considered.

Annual Cash Incentive Awards.   Annual incentive awards in the form of performance-based cash bonuses for the Chief Executive Officer and Bruker BioSciences’ other executive officers is based upon management’s success in meeting Bruker BioSciences’ financial and strategic goals. For the fiscal year ended December 31, 2005, bonuses will be paid to executive officers based on the achievement of certain objectives and on a qualitative assessment of performance.

(1) The material in this report is not “soliciting material,” is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of Bruker BioSciences under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Long-Term Incentives.   Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with Bruker BioSciences and to enable optionees to develop and maintain a long-term stock ownership position in the common stock, which in turn motivates the recipient to focus on long-term enhancement in stockholder value. Bruker BioSciences’ Amended and Restated 2000 Stock Plan, administered by the Compensation Committee, is the vehicle for the granting of stock options. Factors reviewed by the Compensation Committee in determining whether to grant options are similar to those considered in determining salaries and bonuses described above. Several other factors, however, including an employee’s individual initiative, achievement and performance are also considered by the Compensation Committee. In making specific grants to executives, the Compensation Committee evaluates each officer’s total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package, a way to reinforce the individual’s commitment to Bruker BioSciences and an important mechanism to align the interests of management with those of Bruker BioSciences’ stockholders.

Perquisites.   Bruker BioSciences provides its executive officers with perquisites that the Compensation Committee believes are reasonable, competitive and consistent with Bruker BioSciences’ overall executive compensation program. We believe that our perquisites help us to hire and retain the best leaders. These perquisites include contributions by Bruker BioSciences to a defined contribution retirement plan and a profit sharing plan.

Chief Executive Officer Compensation

The base salary, annual incentive award, long-term incentive compensation and perquisites of Frank H. Laukien, our Chief Executive Officer, were determined, for the year ended December 31, 2005, by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Compensation actions for Mr. Laukien are described below:

Annual Base Salary.   Dr. Laukien’s base salary, which is subject to annual review and adjustment by the board of directors of Bruker BioSciences, was $233,750 for the year ended December 31, 2005, a decrease of 17.4% from his base salary of $283,000 during the fiscal year ended December 31, 2004. Dr. Laukien’s salary decreased because the management teams of Bruker BioSciences and Bruker Daltonics took a voluntary pay reduction to help reduce Bruker BioSciences’ expenses for the first 6 months of fiscal 2005. Dr. Laukien elected to reduce his compensation by 20% for the first 6 months of 2005. In addition, Dr. Laukien elected to voluntarily reduce his compensation by 10% for the second half of the fiscal year. This amount is indicated in the “Salary” column of the “Summary Compensation Table” on page 89.

Annual Cash Incentive Awards.   Dr. Laukien’s bonus for the fiscal year ended December 31, 2004, was paid in 2005 and was $55,000. His bonus for the fiscal year ended December 31, 2005 has not been determined by the Compensation Committee at the time of this report. The formula for determining the amount of this bonus payment is indicated in a footnote to the “Bonus” column of the “Summary Compensation Table” on page 89.

Long-Term Incentives.   During fiscal 2005, Dr. Laukien was not granted any options to purchase shares of common stock. Dr. Laukien, along with many of Bruker BioSciences’ and its subsidiaries’ employees and the directors of Bruker BioSciences, were granted options or shares of restricted stock at the beginning of fiscal 2006. Through his ownership of Company common stock and options to purchase common stock, Dr. Laukien’s pecuniary interests are aligned with those of Bruker BioSciences’

stockholders. This award is indicated in a footnote to the “Security Ownership of Certain Beneficial Owners and Management” table on page 86.

Perquisites.   Dr. Laukien is a participant in Bruker BioSciences’ profit sharing and defined contribution retirement plans. The aggregate incremental cost to Bruker BioSciences of providing these personal benefits to Dr. Laukien are listed under the “All Other Compensation” column of the “Summary Compensation Table” on page 89.

Section 162(m) Limitation

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1,000,000 limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance-based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under Bruker BioSciences’ cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, Bruker BioSciences’ compensation philosophy and Bruker BioSciences’ best interests.

COMPENSATION COMMITTEE William A. Linton, Chairman Daniel S. Dross Richard D. Kniss

PERFORMANCE GRAPH(1)

The graph below shows the cumulative total stockholder return on our common stock over the period from August 4, 2000 (the first trading day of our common stock) to December 31, 2005, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Stocks in the standard industry classification 38, based on an initial investment of $100 in each on August 4, 2000. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period and assumes reinvestment of dividends. During fiscal year 2005, Bruker BioSciences paid no dividends. Bruker BioSciences’ stock price performance shown in the following graph is not indicative of future stock price performance.

(1)    The material in this graph is not “soliciting material,” is not deemed filed with the SEC, and the graph is not to be incorporated by reference in any filing of Bruker BioSciences under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee of the board of directors, since the merger of Bruker Daltonics and Bruker AXS in July 2003, has been comprised of the following three independent directors:  M. Christopher Canavan, Jr., who is Chairman of the Audit Committee, Taylor J. Crouch and Collin J. D’Silva. Each of the Audit Committee members qualifies as an “independent” director under the current listing standards of the Nasdaq National Market and applicable SEC rules and regulations. In addition, our board of directors has determined that M. Christopher Canavan, Jr. is an “audit committee financial expert,” as defined by SEC rules.

The Audit Committee, which operates pursuant to a written charter, assists the board of directors in fulfilling its oversight responsibilities by reviewing Bruker BioSciences’ financial reporting process on behalf of the board. Management is responsible for Bruker BioSciences’ internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP, Bruker BioSciences’ independent registered public accounting firm, are responsible for expressing opinions on the conformity of Bruker BioSciences’ consolidated financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of Bruker BioSciences’ internal control over financial reporting. In addition, Ernst & Young will express its own opinion on the effectiveness of Bruker BioSciences’ internal control over financial reporting. The Audit Committee is responsible for overseeing and monitoring these practices. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young, among other things, the scope of the audit to be performed, the results of the audit performed, management’s assessment of the effectiveness of Bruker BioSciences’ internal control over financial reporting, Ernst & Young’s evaluation of Bruker BioSciences’ internal control over financial reporting and the independent registered public accounting firm’s fee for the services performed. Management represented to the Audit Committee that Bruker BioSciences’ consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about Bruker BioSciences’ audited financial statements included the auditors’ judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements.

The Audit Committee also discussed with Ernst & Young other matters required by Statement on Auditing Standards, (“SAS”) No. 61 “Communication with Audit Committees,” as amended by SAS No. 90, “Audit Committee Communications.”   Bruker BioSciences’ auditors provided to the Audit Committee written disclosures required by the Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committees.” The Audit Committee discussed with Ernst & Young the registered public accounting firm’s independence from Bruker BioSciences and considered the compatibility of non-audit services with Ernst & Young’s independence.

The Audit Committee reviews and approves in advance any audit and permitted non-audit services to be provided to Bruker BioSciences by Bruker BioSciences’ independent registered public accounting firm. The Audit Committee has the sole authority to make these approvals although such approval may be delegated to any Audit Committee member so long as the approval is presented to the full Audit Committee at a later time. In addition, the Audit Committee is required by its charter to review related party transactions and has established a process for such review.

(1)          The material in this report is not “soliciting material,” is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of Bruker BioSciences under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the Audit Committee’s discussion with management and the auditors, and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the board that that the audited financial statements be included in Bruker BioSciences’ Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission and selected Ernst & Young LLP as the independent auditor for Bruker BioSciences for 2006.

AUDIT COMMITTEE M. Christopher Canavan, Jr., Chairman Collin J. D’Silva Taylor J. Crouch

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees billed to Bruker BioSciences by its independent registered public accounting firm for fiscal years 2004 and 2005, all of which were approved by the Audit Committee, were comprised of the following:

Audit Fees.   Ernst & Young LLP’s fee for its audit of Bruker BioSciences’ annual financial statements, its review of the financial statements included in Bruker BioSciences’ quarterly reports on Form 10-Q, audits of statutory filings, comfort letter procedures and review of other regulatory filings for 2004 and 2005 were $2,113,015 and $2,117,000 respectively.

Audit Related Fees.   No fees were billed to Bruker BioSciences for audit related services in 2004. Ernst & Young LLP billed Bruker BioSciences a total of $3,000 in 2005 for audit related services.

Tax Fees.   Ernst & Young LLP fees for tax services provided to Bruker BioSciences, including tax compliance, tax advice and planning, totaled $9,212 in 2004 and $42,000 in 2005.

All Other Fees.   No other fees were billed to Bruker BioSciences by Ernst & Young LLP in 2004 or 2005 for “other services.”

PROPOSAL NO. 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as Bruker BioSciences’ independent auditor from 1998 through 2005, has been Bruker BioSciences’ independent registered public accounting firm since 2005, and has been selected by the audit committee of the board of directors as Bruker BioSciences’ independent registered public accounting firm for the fiscal year ending December 31, 2006. Although Bruker BioSciences is not required to seek stockholder approval of this appointment, the board of directors believes it to be sound corporate governance to do so. In the event that the stockholders fail to ratify the appointment, the audit committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent public accounting firm during the year if the audit committee believes that such a change would be in the best interests of Bruker BioSciences and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the 2006 Annual Meeting and will have the opportunity to make a statement if he or she so desires to do so and will be available to respond to appropriate stockholder questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.

TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company’s proxy statement and for consideration at the next Annual Meeting of its stockholders by submitting their proposals to Bruker BioSciences in a timely manner.

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of stockholders in 2007 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by Bruker BioSciences no later than January 26, 2007.

Additionally, under our by-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to Bruker BioSciences (containing certain information specified in the by-laws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting.

OTHER MATTERS

Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

Bruker BioSciences files reports, proxy statements and other information with the SEC as required under the Exchange Act. You may read and copy any reports, statements or other information filed by Bruker BioSciences at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by Bruker BioSciences at http://www.sec.gov. You may also access the SEC filings and obtain other information about Bruker BioSciences through the website maintained by Bruker BioSciences which http://www.bruker-biosciences.com. The information contained on the website is not incorporated by reference in, or in any way part of, this proxy statement.

This proxy statement does not contain all the required information because the SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that Bruker BioSciences has previously filed with the SEC. However, we are not incorporating any information furnished under Item 2.02 or 7.01 (formerly Item 12 or 9) of our Current Reports on Form 8-K filed with the SEC. These documents incorporated by reference contain important financial information about Bruker BioSciences and its financial condition. Bruker BioSciences incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•       Our Annual Report on Form 10-K for the year ended December 31, 2005.

•       Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

All documents filed by Bruker BioSciences under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the Annual Meeting will also be deemed to be incorporated into this proxy statement by reference.

You may obtain documents that are incorporated by reference in this proxy statement without charge by requesting them in writing or by telephone from Bruker BioSciences at:

Bruker BioSciences Corporation
40 Manning Park
Billerica, Massachusetts  01821
Telephone: 978-663-3660
Attention:  Investor Relations

Neither Bruker BioSciences nor Bruker Optics has authorized any person to give any information or make any representation about the acquisition of Bruker Optics that is different from, or in addition to, that contained in this proxy statement or in any of the materials that are incorporated by reference in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

10-K REPORT

THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO WILLIAM J. KNIGHT, BRUKER BIOSCIENCES CORPORATION, 40 MANNING ROAD, BILLERICA, MASSACHUSETTS, 01821. ADDITIONALLY, THE ANNUAL REPORT ON FORM 10-K IS AVAILABLE ON THE SEC’S WEBSITE AT http://www.sec.gov.

VOTING PROXIES

The board of directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the board of directors’ recommendations.

By order of the board of directors

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

May 25, 2006

Report of Independent Auditors

The Board of Directors and Stockholders of Bruker Optics, Inc.

We have audited the accompanying consolidated balance sheets of Bruker Optics Inc. (Bruker Optics) as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bruker Optics Inc. at December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP
Boston, Massachusetts
March 31, 2006

Bruker Optics Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31,	December 31
	2006	2005	2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,209	$9,473	$8,874
Accounts receivable, net	14,980	14,168	11,303
Inventories	23,376	21,617	17,548
Deferred income taxes	2,231	2,269	1,301
Prepaid expenses and other assets	908	685	909
Total current assets	56,704	48,212	39,935
Property, plant, and equipment, net	13,025	12,977	14,433
Deferred income taxes	57	56	62
Other assets	14	83	93
Total assets	$69,800	$61,328	$54,523
Liabilities and stockholders’ equity
Current liabilities:
Short-term bank borrowings and current portion of long-term debt	$2,512	$1,561	$1,794
Accounts payable	2,820	3,095	2,681
Amounts due to affiliated companies, net	2,727	715	949
Notes payable to affiliated companies	—	—	2,183
Customer deposits	13,776	8,943	5,436
Accrued expenses and other current liabilities	11,326	14,124	10,722
Deferred income taxes	7,650	6,442	5,331
Total current liabilities	40,811	34,880	29,096
Long-term bank debt	3,333	3,648	5,074
Long-term debt due to stockholder	—	—	1,000
Deferred income taxes	115	50	—
Other long-term liabilities	254	238	332
Commitments and contingencies (Note 13)
Stockholders’ equity:
Preferred Stock, $.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—	—
Common Stock, $.01 par value; 100,000,000 shares authorized, 18,757,500 (unaudited) and 18,710,000 shares issued and outstanding at March 31, 2006 and December 31, 2005 and 2004, respectively	188	187	187
Additional paid-in capital	3,243	3,206	3,203
Retained earnings	20,028	17,707	11,456
Accumulated other comprehensive income	1,828	1,412	4,175
Total stockholders’ equity	25,287	22,512	19,021
Total liabilities and stockholders’ equity	$69,800	$61,328	$54,523

The accompanying notes are an integral part of these financial statements.

Bruker Optics Inc.
Consolidated Statements of Operations
(in thousands)

	Three Months Ended March 31,		Years Ended December 31
	2006	2005	2005	2004	2003
	(Unaudited)
Product revenue	$19,452	$14,927	$72,476	$68,188	$55,343
Service revenue	1,846	1,223	5,963	5,813	4,564
Grant revenue	—	32	262	150	140
Total revenue	21,298	16,182	78,701	74,151	60,047
Costs and operating expenses:
Cost of product revenue	9,251	7,180	33,954	38,042	31,010
Cost of service revenue	1,509	734	4,324	3,731	3,121
Sales and marketing	4,860	4,425	19,020	16,740	15,250
Research and development	1,901	1,520	6,141	5,145	4,313
General and administrative	991	716	3,227	2,781	2,305
Total costs and operating expenses	18,512	14,575	66,666	66,439	55,999
Operating income	2,786	1,607	12,035	7,712	4,048
Interest (expense) income, net	(31)	51	(302)	(440)	(356)
Other income (expense), net	1,049	(62)	(1,789)	(628)	(82)
Income before provision for income taxes	3,804	1,596	9,944	6,644	3,610
Provision for income taxes	1,484	642	3,693	2,668	1,475
Net income	$2,320	$954	$6,251	$3,976	$2,135

The accompanying notes are an integral part of these financial statements.

Bruker Optics Inc.
Consolidated Statements of Stockholders’ Equity
(in thousands, except share data)

	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance as of December 31, 2002	18,710,000	$187	$3,175	$5,345	$719	$9,426
Compensation expense related to stock options issued to nonemployees			15			15
Comprehensive income:
Currency translation adjustment					1,889	1,889
Net income				2,135		2,135
Total comprehensive income						4,024
Balance as of December 31, 2003	18,710,000	187	3,190	7,480	2,608	13,465
Compensation expense related to stock options issued to nonemployees			13			13
Comprehensive income:
Currency translation adjustment					1,567	1,567
Net income				3,976		3,976
Total comprehensive income						5,543
Balance as of December 31, 2004	18,710,000	187	3,203	11,456	4,175	19,021
Compensation expense related to stock options issued to nonemployees			3			3
Comprehensive income:
Currency translation adjustment					(2,763)	(2,763)
Net income				6,251		6,251
Total comprehensive income						3,488
Balance as of December 31, 2005	18,710,000	$187	$3,206	$17,707	$1,412	$22,512

The accompanying notes are an integral part of these financial statements.

Bruker Optics Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31		Years Ended December 31
	2006	2005	2005	2004	2003
	(Unaudited)
Operating activities
Net income	$2,320	$954	$6,251	$3,976	$2,135
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	504	454	1,900	1,414	1,675
Deferred income taxes	1,012	(118)	972	707	(166)
Gain on sales of assets	(9)	—	(513)	(367)	(400)
Loss on fair market value of derivative instruments	—	—	2,783	(94)	(794)
Stock-based compensation	39	—	3	13	15
Changes in operating assets and liabilities:
Accounts receivable	2,238	2,219	(4,089)	1,668	(4,666)
Inventories	(1,456)	(2,688)	(5,931)	1,266	846
Other assets	(250)	(123)	165	(221)	(68)
Current liabilities	(3,116)	(700)	2,080	1,677	2,390
Amounts due to affiliated companies	—	—	(97)	(2,136)	506
Customer deposits	4,716	1,944	4,004	(1,331)	514
Net cash provided by operating activities	5,998	1,942	7,528	6,572	1,987
Investing activities
Purchases of property, plant, and equipment	(332)	(396)	(2,419)	(3,453)	(3,866)
Proceeds from sale of fixed assets	59	30	840	666	823
Increase in restricted cash	—	—	—	—	(133)
Net cash used in investing activities	(273)	(366)	(1,579)	(2,787)	(3,176)
Financing activities
Repayments of long-term debt	(385)	—	(797)	(396)	48
Proceeds from short-term borrowings	924	—	—	—	246
(Repayments) proceeds of long-term stockholder debt	—	—	(1,000)	1,000	—
Payments on notes with affiliated companies	(659)	(1,351)	(1,994)	(1,302)	(1,000)
Net cash used in financing activities	(120)	(1,351)	(3,791)	(698)	(706)
Effect of exchange rate changes on cash and cash equivalents	131	(375)	(1,559)	417	671
Net increase (decrease) in cash and cash equivalents	5,736	(150)	599	3,504	(1,224)
Cash and cash equivalents at beginning of period	9,473	8,874	8,874	5,370	6,461
Cash and cash equivalents at end of period	$15,209	$8,724	$9,473	$8,874	$5,237
Supplemental cash flow information
Cash paid for interest			$407	$373	$387
Cash paid for income taxes, net of refunds			$1,744	$1,832	$1,602

The accompanying notes are an integral part of these financial statements.

Bruker Optics Inc.
Notes to Consolidated Financial Statements

1. Description of Business

Bruker Optics Inc. and its wholly owned subsidiaries (Bruker Optics) design, manufacture, and market enabling life science, process control, and analytical tools based on advanced vibrational spectroscopy. Bruker Optics maintains major technical centers in Europe, North America, and Asia. Bruker Optics’ diverse customer base includes pharmaceutical companies, biotechnology companies, academic institutions, and government agencies.

The unaudited financial information presented herein does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of the results to be expected for the full year.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The financial statements reflect the consolidated accounts of Bruker Optics Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Cash and Cash Equivalents

Bruker Optics considers all highly liquid investments with original maturities of three months or less at date of purchase to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. Certain of these investments represent deposits which are not insured by the FDIC or any other United States government agency. Cash and cash equivalents are carried at cost, which approximates market value.

Concentration of Credit Risk

Financial instruments that subject Bruker Optics to credit risk consist of cash equivalents and accounts receivable. The risk with respect to cash equivalents is minimized by Bruker Optics’ policy of investing in short-term financial instruments issued by highly rated financial institutions. The risk with respect to accounts receivable is minimized by the credit-worthiness of Bruker Optics’ customers. Bruker Optics performs periodic credit evaluations of its customers’ financial condition and generally requires an advance deposit for a portion of the purchase price. Credit losses have been within management’s expectations and the allowance for doubtful accounts totaled $0.5 million and $0.3 million as of December 31, 2005 and 2004, respectively. For the years ended December 31, 2005, 2004 and 2003, no sales to or receivables from any single customer exceeded 10% of Bruker Optics’ revenue or accounts receivable.

Inventories

Components of inventory include raw materials, work-in process, demonstration units and finished goods. Demonstration units include units which are located in Bruker Optics’ demonstration laboratories and at potential customer sites and are considered available for sale. Finished goods include in-transit systems that have been shipped to Bruker Optics’ customers, but not yet installed and accepted by the

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

customer. All inventories are stated at the lower of cost or market, cost determined principally by the first-in, first-out, (“FIFO”) method. Bruker Optics’ reduces the carrying value of its inventories for differences between the cost and estimated net realizable value taking into consideration usage in the preceding twelve months, expected demand, technological obsolescence and other information including the physical condition of demonstration and in-transit inventories. Bruker Optics records as a charge to cost of revenue the amount required to reduce the carrying value of inventory to net realizable value. Costs associated with the procurement and warehousing of inventories, such as inbound freight charges and purchasing and receiving costs, are also included in the cost of revenue line item within the statement of operations.

Property, Plant, and Equipment

Property, plant, and equipment, which include machinery and equipment, furniture and fixtures, software and leasehold improvements, are stated at cost. Depreciable assets are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	25—39 years
Machinery and equipment	5—7 years
Furniture and fixtures	3—5 years
Software	3—5 years
Leasehold improvements	Shorter of 15 years or the life of the lease

Depreciation and amortization expense associated with property, plant and equipment for the years ended December 31, 2005, 2004 and 2003 was approximately $1.9 million, $1.4 million and $1.7 million, respectively.

Equipment on Operating Leases

Bruker Optics leases its products to certain customers under operating leases. Lease terms are from three to five years, and can be cancelled at the customer’s option any time after 12 months. Equipment associated with operating leases was $0.9 million and $0.8 million at December 31, 2005 and 2004, respectively, and were included in property, plant, and equipment. The related accumulated depreciation for this equipment was $0.2 million, $0.3 million and $0.3 million at December 31, 2005, 2004 and 2003, respectively. The minimum future rental for the noncancelable portion of the operating leases is $0.1 million as of December 31, 2005.

Software Costs

Purchased software is capitalized at cost and is amortized over the estimated useful life, generally three years. Software developed for use in the Bruker Optics’ products is expensed as incurred until technological feasibility is reasonably assured and is classified as research and development expense. Subsequent to the achievement of technological feasibility, amounts are capitalizable, however, to date such amounts have not been material.

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Long-Lived Assets

Bruker Optics reviews long-lived assets for impairment, in accordance with Statement of Financial Accounting Standard (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If facts and circumstances indicate that Bruker Optics’ long-lived assets might be impaired, the estimated future undiscounted cash flows associated with the long-lived asset would be compared to its carrying amount to determine if a write-down to fair value is necessary. If a write-down is required, the amount is determined by estimation of the present value of net discounted cash flows in accordance with SFAS No. 144. To date, no such indicators of impairment have been identified.

Revenue Recognition

Revenue is recognized from system sales, including hardware with embedded software, when the system is accepted by the customer, except when sold through related Bruker affiliates that assumes responsibility for installation. Revenues from these affiliates are recognized when the systems are shipped and title has transferred to the Bruker affiliate. For arrangements with multiple elements, Bruker Optics defers revenue for each undelivered element based on the fair value of the undelivered element provided all other criteria for revenue recognition have been met. The fair value for each element provided in multiple element arrangements is typically determined by referencing historical pricing policies when the element is sold separately.

Revenue from the sale of accessories and parts is recognized upon shipment. Revenue from services is recognized when performed.

Bruker Optics offers warranty and service agreements extending beyond the initial warranty period to its customers for a fee. These fees are recorded as deferred revenue and amortized into income over the life of the agreements.

Revenue from research and development grants is recognized as the related grant work is performed.

Customer Deposits

Under the terms and conditions of certain contracts, Bruker Optics requires an advance deposit. These deposits are recorded as a liability until revenue is recognized upon acceptance of the system.

Fair Value of Financial Instruments

Bruker Optics’ financial instruments consist primarily of cash equivalents, accounts receivable, bank borrowings, accounts payable, net amounts due to affiliated companies, notes payable to affiliated companies, and derivative instruments. The carrying amounts of Bruker Optics’ cash equivalents, accounts receivable, short-term bank borrowings, accounts payable and net amounts due to affiliated companies approximate fair value due to their short-term nature. The fair value of the notes payable to affiliated companies cannot be reasonably estimated due to the uncertain timing of repayment. The carrying amounts of Bruker Optics’ long-term bank debt approximates its fair value due to the fact that the interest rate varies based on changes in market interest rates. The carrying value of Bruker Optics’ derivative financial instruments approximate fair value as of December 31, 2005 and 2004.

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation and Transactions

In accordance with SFAS No. 2, Foreign Currency Translation, balance sheet items of foreign subsidiaries are translated into United States dollars at the current exchange rate at the end of the period, and income statement items of foreign subsidiaries are translated at the average exchange rate for the period. Resulting translation adjustments are recorded as a separate component of stockholders’ equity, and represent the only component of accumulated other comprehensive income as of December 31, 2005, 2004 and 2003.

Net gains and losses arising from transactions denominated in foreign currencies resulted in a net gain of $1.1 million during the year ended December 31, 2005 and losses of $0.6 million and $0.9 million during the years ended December 31, 2004 and 2003, respectively.

Derivative Financial Instruments

Bruker Optics, periodically, enters into foreign exchange commitments to hedge cash flows subject to foreign exchange and interest rate fluctuation risk. Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, the accounting for gains and losses associated with changes in the fair value of the contracts, and the effects on the financial statements, depends on their hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of the liability hedged.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under accounting principles generally accepted in the United States of America are included in other comprehensive income (loss), but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity, net of tax. Bruker Optics’ other comprehensive income (loss) is primarily composed of foreign currency translation adjustments.

Shipping and Handling Costs

Bruker Optics records shipping and handling costs in marketing and selling expenses. Amounts billed to customers in connection with these costs are included in product revenue. Shipping and handling costs were $0.8 million, $0.6 million and $0.5 million during the years ended December 31, 2005, 2004 and 2003, respectively.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses were $0.5 million during each of the years ended December 31, 2005, 2004 and 2003.

Research and Development

Research and development costs are expensed as incurred.

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Income Taxes

Bruker Optics provides for income taxes under the liability method prescribed by SFAS
No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Contingencies

Bruker Optics is subject to proceedings, lawsuits and other claims related to patents, product and other matters. Bruker Optics’ assesses the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies are made after careful analysis of each individual issue. The required reserves may change in the future due to new developments in each situation or changes in settlement strategy in dealing with these matters.

Stock-Based Compensation

Bruker Optics accounts for its stock compensation arrangements under the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and Financial Accounting Standards Board (FASB) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation. Bruker Optics has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure.

Under the intrinsic value method, compensation expense is measured on the date of grant as the difference between the fair value of Bruker Optics’ common stock and the option exercise price. Generally, Bruker Optics grants stock options with exercise prices equal to the fair value of its common stock, however, to the extent that the fair value of the common stock exceeds the exercise price of stock options on the date of grant, Bruker Optics would record deferred stock-based compensation and amortize the expense over the vesting schedule of the options, generally four years. As a privately held company, the fair value of the common stock was determined by Bruker Optics’ Board of Directors (the Board). In the absence of a public trading market for Bruker Optics’ common stock, Bruker Optics’ Board considered objective and subjective factors in determining the fair value of the common stock.

No stock-based compensation expense related to employee grants was recorded during the years ended December 31, 2005, 2004 and 2003 as the exercise price of Bruker Optics’ stock options was equal to or in excess of the fair value of Bruker Optics’ common stock on the date of grant. Stock options granted to nonemployees are accounted for in accordance with Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling, Goods or Services, which requires the value of such options to be remeasured as they vest over the performance period. The fair value of such options is determined using the Black-Scholes model, and the resulting charge is recognized as the related services are performed. The amount Bruker Optics recorded as compensation expense relating to nonemployee options granted during the years ended December 31, 2005, 2004 and 2003 is included in the table below.

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

If Bruker Optics had elected to recognize compensation expense for the granting of options based on the fair value recognition provisions of SFAS No. 123, net income would have been as follows (in thousands):

	Years Ended December 31
	2005	2004	2003
Net income, as reported	$6,251	$3,976	$2,135
Add: non-employee stock-based compensation included in net income, as reported	3	13	15
Less: total employee stock-based compensation expense determined under fair value-based method for all awards	(136)	(161)	(196)
Net income, pro forma	$6,117	$3,828	$1,954

There were no stock options granted in 2004 and 2003. The following table illustrates the assumptions used in determining the fair value of all stock option grants in 2005.

Weighted-average risk free interest rate	4.3%
Expected life of option	4 years
Volatility	40.0%
Expected dividend yield	—
Weighted-average fair value options granted	$1.40

As of March 31, 2006, Bruker Optics adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. This standard revised the measurement, valuation and recognition of financial accounting and reporting standards for equity-based compensation plans contained in SFAS No. 123, Accounting for Stock Based Compensation. The new standard requires companies to expense the value of employee stock options and similar equity-based compensation awards based on fair value recognition provisions determined on the date of grant.

Bruker Optics adopted SFAS No. 123(R) using the modified prospective transition method, which requires the application of the accounting standard on January 1, 2006, the effective date of the standard for Bruker Optics. In accordance with the modified prospective transition method, Bruker Optics’ consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

During the unaudited three months ended March 31, 2006, stock-based compensation charges totaled $39,000.

Reclassifications

Certain prior period amounts in the accompanying consolidated 2004 financial statements have been reclassified to conform to the 2005 presentation.

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates.

3. Accounts Receivable

The following is a summary of trade accounts receivable (in thousands):

	2005	2004
Gross accounts receivable	$14,638	$11,599
Allowance for doubtful accounts	(470)	(296)
Accounts receivable, net	$14,168	$11,303

4. Inventories

The components of inventories were as follows (in thousands):

	March 31,	December 31
	2006	2005	2004
	(unaudited)
Raw materials	$9,047	$8,646	$7,578
Work-in-process	4,869	3,860	4,506
Finished goods	9,460	9,111	5,464
Total inventories	$23,376	$21,617	$17,548

5. Property, Plant, and Equipment

Property, plant, and equipment consisted of the following (in thousands):

	December 31
	2005	2004
Land and buildings	$8,859	$10,229
Office furniture, machinery, and equipment	5,158	4,974
Software	1,895	1,363
Leasehold improvements	1,704	1,600
	17,616	18,165
Less accumulated depreciation and amortization	(4,639)	(3,732)
Property, Plant and Equipment, net	$12,977	$14,433

Depreciation expense for the years ended December 31, 2005, 2004 and 2003 was $1.9 million, $1.4 million and $1.7 million, respectively. Amortization of leasehold improvements is included in depreciation in the accompanying financial statements.

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other liabilities consist of the following (in thousands):

	December 31,
	2005	2004
Accrued compensation	$3,022	$3,178
Fair value liability of derivative instruments	2,988	—
Accrued income taxes	1,923	1,036
Warranty reserve	1,837	2,605
Deferred revenues	544	515
Other accrued liabilities	3,811	3,388
Total accrued expenses and other liabilities	$14,124	$10,722

Bruker Optics provides a standard parts and labor warranty with the purchase of equipment, the terms of which vary depending upon the geographic location and product sold. The anticipated cost for this standard warranty is accrued upon recognition of the sale. Changes in accrued product warranty during the period were as follows (in thousands):

	2006	2005	2004
	(unaudited)
Balance at beginning of period	$1,837	$2,605	$1,265
Warranties issued during period	457	1,836	1,883
Settlements made during period	(347)	(2,604)	(542)
Balance at end of period	$1,947	$1,837	$2,605

7. Income Taxes

The components of income (loss) before provision for income taxes consisted of the following (in thousands):

	Years Ended December 31
	2005	2004	2003
United States	$(726)	$92	$497
Foreign	10,700	6,552	3,112
	$9,944	$6,644	$3,609

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

7. Income Taxes (Continued)

Significant components of the provision for income taxes were as follows (in thousands):

	Years Ended December 31
	2005	2004	2003
Current:
Federal	$130	$34	$588
State	48	8	175
Foreign	2,543	1,918	878
	2,721	1,960	1,641
Deferred:
Federal	(316)	16	(425)
State	(93)	5	(124)
Foreign	1,381	686	383
	972	707	(166)
Total provision for income taxes	$3,693	$2,668	$1,475

The reconciliation of the income tax rate computed at the United States federal statutory tax rate to the actual income tax rate were as follows:

	Years Ended December 31
	2005	2004	2003
Income tax at statutory rate	34.0%	34.0%	34.0%
Change in valuation allowance	0.1	0.1	3.2
Change in enacted tax rates	—	—	(2.8)
Foreign income taxes at differing rates	2.7	1.9	2.9
Other	0.3	4.1	3.6
	37.1%	40.1%	40.9%

The components of Bruker Optics’ deferred income taxes were as follows (in thousands):

	December 31
	2005	2004
Deferred tax assets:
Inventories	$1,446	$1,045
Net operating loss carryforward	34	176
Other	817	318
	2,297	1,539
Valuation allowance	(34)	(176)
Net deferred tax assets	2,263	1,363
Deferred tax liabilities:
Fixed assets	6	(43)
Accrued liabilities	(6,315)	(5,115)
Other	(120)	(173)
Total deferred tax liabilities	(6,429)	(5,331)
Net deferred tax liability	$(4,166)	$(3,968)

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

7. Income Taxes (Continued)

For financial reporting purposes, a valuation allowance at December 31, 2005 and 2004 has been recognized to offset certain deferred tax assets due to uncertainties surrounding the future realization of deferred tax assets in certain countries.

As of December 31, 2005, approximately $0.1 million of net operating loss carryforwards were available to reduce future foreign tax liabilities. The net operating loss carryforwards expire at various dates through the year 2010.

On October 22, 2004, the American Jobs Creation Act (AJCA) was signed into law and includes a deduction of 85% of certain foreign earnings that are repatriated, as defined in the AJCA. Bruker Optics repatriated approximately $1.2 million in 2005 and $0.6 million in 2004 and recognized a related tax expense of $0.1 million in 2005.

U.S. income and foreign withholding taxes were not provided on certain undistributed earnings of foreign subsidiaries that Bruker Optics considered to be indefinitely reinvested. The cumulative amount of undistributed earnings for which income taxes have not been provided totaled $18.0 million at December 31, 2005.

8. Related-Party Transactions

Bruker Optics is affiliated with Bruker BioSciences Corp., Bruker BioSpin Inc., Bruker Physik AG, Bruker BioSpin Invest AG, Techneon AG and their respective subsidiaries, collectively referred to as the Bruker affiliated companies, through common control at the stockholder level.

Bruker Optics recognized sales to affiliated companies of $6.2 million, $5.7 million and  $4.1 million during the years ended December 31, 2005, 2004 and 2003, respectively, and made inventory purchases from affiliated entities of $10.0 million, $8.7 million and $7.6 million during the years ended December 31, 2005, 2004 and 2003, respectively.

During the years ended December 31, 2005, 2004 and 2003,  various Bruker affiliated companies provided administrative and other services including office space, to Bruker Optics at a cost of $1.4 million, $1.3 million and $1.3 million, respectively. These arrangements are renewable annually.

As of December 31, 2004, Bruker Optics had $2.2 million outstanding notes payable to an affiliated company. The notes had an interest rate of 4.5% and were repaid during 2005.

In July 2004, Bruker Optics borrowed $1.5 million from a stockholder, due in July 2006, at a fixed interest rate of 4.68%. During 2005, the note was repaid in full.

Bruker Optics rents various office space from a principal stockholder under lease agreements. During each of the years ended December 31, 2005, 2004 and 2003, this stockholder was paid $0.3 million, which was estimated to be equal to the estimated fair market value less the cost of certain capital improvements provided by Bruker Optics in 2004. Bruker Optics subleased a portion of this office space to an affiliate during 2005, 2004 and 2003 and received $31,500, $0.1 million and $0.2 million, in rental income, which included charges for utilities and other occupancy cost. This rental income is recorded as a reduction of rent, utilities, and building maintenance expenses.

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

9. Financing Arrangements

In March 2002, Bruker Optics entered into a $5.0 million revolving line of credit arrangement with Citizens Bank. This line, which is secured by certain inventory, receivables, and equipment of Bruker Optics, is used to provide working capital and renews in June of each year. Interest on this line of credit is at LIBOR plus 175 basis points (3.39% and 2.42% at December 31, 2005 and 2004, respectively). There is no commitment fee on the unused portion of the line. As of December 31, 2005 and 2004, there were no outstanding balances on this line of credit.

Bruker Optics maintained revolving lines of credit in 2005 and 2004, of $2.4 million and $2.8 million, respectively, among German banks at interest rates ranging between 6.5% and 7.25%. There is no commitment fee on the unused portion of the line. At December 31, 2005 and 2004, Bruker Optics had no outstanding balance on these lines of credit.

Bruker Optics maintained revolving lines of credit in 2005 and 2004 of $0.4 million with a French bank, at a floating variable rate used by French institutions (TMM) of TMM plus 0.75 basis points (3.17% and 2.97% at December 31, 2005). There is no commitment fee on the unused portion of the line. At December 31, 2005 and 2004, Bruker Optics had no outstanding balance on this line of credit.

Bruker Optics maintained revolving lines of credit in 2005 and 2004, among various Japanese banks at an interest rate of 0.9% and 1.75%, respectively. At December 31, 2005 and 2004, Bruker Optics had $0.4 million and $0.5, million, respectively, outstanding on these lines of credit. The lines are secured by certain inventory and accounts receivable in Japan, and are renewable in September 2006.

Bruker Optics has a note payable with an outstanding balance as of December 31, 2005 and 2004 aggregating $4.8 million and $6.4 million, respectively, of which $1.1 million and $1.3 million was due in 2005 and 2004, respectively. The interest rate on the note is at EURIBOR plus 75 basis points (2.51% and 2.97%, at December 31, 2005 and 2004, respectively), and is due semiannually. All obligations are collateralized by the land and buildings of Bruker Optik GmbH. Principal payments of $0.9 million will be made annually until paid in full in 2011.

Bruker Optics incurred interest expense for the years ended December 31, 2005, 2004 and 2003 of $0.5 million, $0.6 million and $0.5 million, respectively. As of December 31, 2005 and 2004, there were no covenants related to financial instruments with outstanding borrowings.

10. Derivative Instruments

In March 2002, Bruker Optics entered into a cross currency interest rate swap, with a notional value of EURO 5.0 million. Under this agreement, Bruker Optics receives semiannual interest payments in EUROs based on a variable interest rate equal to the six-month EURIBOR rate in exchange for semiannual payments in Swiss francs at a fixed rate of 4.97%. The instrument is considered a speculative derivative financial instrument, and as such, does not qualify for hedge accounting under SFAS No. 133. Accordingly, the instrument is marked-to-market with the corresponding gains and losses recorded in other expense in the current period.

At December 31, 2005, Bruker Optics had option and forward currency exchange contracts, both having maturities of less than 12 months, with notional amounts aggregating $14.0 million and an additional $5.0 million extended into 2007. The contracts involved the purchase of EURO currency at fixed U.S. dollar amounts. The notional amounts of the contracts are intended to hedge receivables in U.S. dollars. These transactions do not qualify for hedge accounting under SFAS No. 133. Accordingly, the

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

10. Derivative Instruments (Continued)

instruments are marked-to-market with the corresponding gains and losses recorded in other expense in the current period.

At the end of each reporting period, Bruker Optics obtains third-party verification as to the fair value of these instruments. As of December 31, 2005 and 2004, the interest rate swap had unfavorable fair values of $0.3 million and $0.5 million, respectively. As of December 31, 2005 and 2004, the currency exchange contracts had an unfavorable fair value of $2.7 million and favorable fair value of $0.5 million, respectively. The instruments’ fair market values are recorded net of each other in the accompanying balance sheets. The unfavorable net value of $3.0 million is recorded in other current liabilities as of December 31, 2005. The favorable net value of $0.1 million is recorded in prepaid and other current assets as of December 31, 2004.

In connection with these instruments, Bruker Optics recorded a net loss of $2.8 million and a net gain of $0.1 million during 2005 and 2004, respectively. During the three months ended March 31, 2006, Bruker Optics recorded a net gain of $1.4 million. The net loss and gain were recorded in other expense.

11. Stockholders’ Equity

Stock Plan

In 2000, the Board of Directors adopted and approved the 2000 Equity Incentive Plan (the Plan). The Plan provides the opportunity for employees, consultants, officers, and directors to be granted options to purchase, receive awards, or make direct purchases of up to 900,000 shares of Bruker Optics’ common stock at the discretion of the Board of Directors. During the year ended December 31, 2005, 191,000 options were granted. No options were granted in 2004 and 2003. The option recipients and the terms of the options granted under this Plan are determined by the Board of Directors. These options generally vest totally over four years, and have a maximum life of ten years. As of December 31, 2005 and 2004, 22,250 and 129,250 options were available for grant under the plan, respectively.

A summary of Bruker Optics’ stock option activity is as follows:

	Options	Weighted-Average Exercise Price
Outstanding at December 31, 2002	888,000	$2.14
Forfeited	(62,000)	$2.18
Outstanding at December 31, 2003	826,000	$2.13
Forfeited	(55,250)	$2.21
Outstanding at December 31, 2004	770,750	$2.12
Granted	191,000	$3.78
Forfeited	(84,000)	$2.23
Outstanding at December 31, 2005	877,750	$2.47
Exercisable at December 31, 2005	656,875	$2.07
Exercisable at December 31, 2004	649,625	$1.99

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

11. Stockholders’ Equity (Continued)

As of March 31, 2006, 830,250 options were outstanding.

The following table summarizes information about stock options outstanding at December 31, 2005:

Range Of Exercise Prices	Options Outstanding	Options Exercisable	Weighted-Average Remaining Life (Years)
$1.63—$1.79	394,500	394,500	4.76
$2.50—$2.75	163,750	163,750	5.52
$3.00—$3.30	131,500	98,625	6.09
$3.73—$3.87	188,000	—	9.31
	877,750	656,875

12. Segments and Geographic Information

Bruker Optics operates in one business segment, which is the design, manufacturing, and marketing of proprietary enabling life science, process control, and analytical tools based on advanced vibrational spectroscopy.

Geographic Areas

Information concerning principal geographic areas was as follows (in thousands):

	Years Ended December 31
	2005	2004	2003
Product revenues(1):
Europe	$46,374	$45,689	$37,841
North America (primarily U.S.)	21,341	17,087	13,175
Asia	10,724	11,224	8,891
	$78,439	$74,001	$59,906

(1)          Product revenues are attributed to the geographic area based on the location of the sales office receiving the customer order.

	December 31
	2005	2004
Long-lived assets:
Europe	$10,934	$12,321
North America (primarily U.S.)	1,812	1,837
Asia	231	275
	$12,977	$14,433
Net assets:
Europe	$21,532	$18,619
North America (primarily U.S.)	4,796	4,086
Asia	847	608
	27,175	23,313
Eliminations	(4,662)	(4,292)
	$22,513	$19,022

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

13. Commitments and Contingencies

Certain vehicles, office equipment, and buildings are leased under agreements that are accounted for as operating leases. Total rental expense under operating leases was $0.5 million, $0.4 million and $0.1 million during the years ended December 31, 2005, 2004 and 2003, respectively. All other building rent expenses for Bruker Optics are discussed in the related-party footnote. Future minimum lease payments, net future minimum rental income, under all noncancelable operating leases at December 31, 2005 were as follows (in thousands):

2006	$518
2007	491
2008	438
2009	408
2010	410
Thereafter	900
Total minimum lease payments	$3,165

14. Employee Benefit Plans

Bruker Optics maintains or sponsors various defined contribution retirement plans that cover domestic and international employees. Bruker Optics may make contributions to these plans at its discretion. Eligibility is generally determined in accordance with local statutory requirements. However, the level of benefits and terms of vesting may vary among plans. Bruker Optics contributed $0.3 million, $0.3 million and $0.2 million to its various plans during the years ended December 31, 2005, 2004 and 2003, respectively.

15. Grants

Bruker Optics’ wholly owned subsidiary, Bruker Optik GmbH, is the recipient of certain grants from the German government. The grants were made in connection with Bruker Optics’ development of specific advanced vibrational spectroscopy equipment. Total grants awarded to date total $1.4 million. Amounts received under these grants during the years ended December 31, 2005, 2004 and 2003 totaled $0.3 million, $0.1 million and $0.1 million, respectively, and are classified in other revenues. Grant related expenditures are classified in research and development expense.

16. Recent Accounting Developments

As of March 31, 2006, Bruker Optics adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. This standard revised the measurement, valuation and recognition of financial accounting and reporting standards for equity-based compensation plans contained in SFAS No. 123, Accounting for Stock Based Compensation. The new standard requires companies to expense the value of employee stock options and similar equity-based compensation awards based on fair value recognition provisions determined on the date of grant.

Bruker Optics adopted SFAS No. 123(R) using the modified prospective transition method, which requires the application of the accounting standard on January 1, 2006, the effective date of the standard for Bruker Optics. In accordance with the modified prospective transition method, Bruker Optics’

Bruker Optics Inc.
Notes to Consolidated Financial Statements (Continued)

16. Recent Accounting Developments (Continued)

consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

17. Quarterly Financial Data (Unaudited)

A summary of operating results for the quarterly periods in the two years ended December 31, 2005 is set forth below (in thousands, except per share data):

	Quarter Ended
	March 31	June 30	September 30	December 31
Year ended December 31, 2005
Net revenue	$16,182	$18,867	$16,085	$27,567
Gross profit	8,268	9,659	8,291	14,205
Operating income	1,608	2,689	2,008	5,730
Net income	954	1,080	1,007	3,210

	Quarter Ended
	March 31	June 30	September 30	December 31
Year ended December 31, 2004
Net revenue	$16,397	$15,458	$17,611	$24,685
Gross profit	7,541	6,698	8,133	10,006
Operating income	1,546	1,011	2,758	2,397
Net income	675	626	1,533	1,142

ANNEX A

STOCK PURCHASE AGREEMENT

by and among

BRUKER BIOSCIENCES CORPORATION

(as “Purchaser”)

and

BRUKER OPTICS INC.

(as the “Company”)

and

DIRK D. LAUKIEN

FRANK H. LAUKIEN

ISOLDE LAUKIEN

JOERG C. LAUKIEN

MARC M. LAUKIEN

ROBYN L. LAUKIEN

ARNO SIMON

THE DIRK D. LAUKIEN TRUST, DATED JUNE 1, 2000, FBO LEAH LAUKIEN

(as “Sellers”)

Dated as of April 17, 2006

i

ii

These exhibits are omitted in accordance with Item 601 (b)(2) of Regulation S-K. The Registrant will furnish a copy of any omitted exhibit to the Securities and Exchange Commission supplementally upon request.

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 17, 2006 by and among Bruker BioSciences Corporation, a Delaware corporation (“Purchaser”), Bruker Optics Inc., a Delaware corporation (the “Company”), and Isolde Laukien, Dirk D. Laukien, Frank H. Laukien, Joerg C. Laukien, Marc M. Laukien, Robyn L. Laukien, Arno Simon and The Dirk D. Laukien Trust, dated June 1, 2000, FBO Leah Laukien (each a “Seller” and collectively, “Sellers”).

RECITALS

WHEREAS, Sellers own Eighteen Million Seven Hundred Fifty Seven Thousand Five Hundred (18,757,500) shares of common stock, par value $0.01 per share, of the Company (the “Shares”), which constitute all of the issued and outstanding capital stock of the Company as of the date hereof; and

WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of the Shares, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND DEFINED TERMS

(a)        As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, a Person has control of another Person if it has the direct or indirect ability or power to direct or cause the direction of management policies of such other Person or otherwise direct the affairs of such other Person, whether through ownership of at least fifty percent (50%) of the voting securities of such other Person, by Contract or otherwise.

“Ancillary Agreements” shall mean the Indemnity Escrow Agreement, the Working Capital Escrow Agreement and the EDA Amendment.

“BioSpin” shall mean Bruker BioSpin GmbH.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company IT Systems” shall mean any and all information technology and computer systems (including software, hardware and other equipment, firmware and embedded software) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, which technology and systems are used in or necessary to the conduct of the business of the Company or the Subsidiaries.

“Consent” shall mean any consent, approval or authorization of, notice to, permit, or designation, registration, declaration or filing with, any Person.

“Contract” shall mean, whether written or oral, any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, purchase order, sales order, arrangement or other commitment, obligation or understanding (including any understanding with respect to pricing) to which a Person is a party or by which a Person or its assets or properties are bound.

“Controlling Stockholders” shall mean Dirk D. Laukien, Frank H. Laukien, Isolde Laukien, Joerg C. Laukien and Marc M. Laukien.

“Dollars” and “$” shall mean the lawful currency of the United States.

“Employee” shall mean any employee of the Company or any person providing services through a third-party employee leasing or similar organization.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Authority” shall mean any federal, state, local or foreign government or any subdivision, agency, instrumentality, authority, quasi-governmental authority, department, commission, board or bureau thereof or any federal, state, local or foreign court, tribunal or arbitrator.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnity Escrow” shall mean an amount in cash equal to Thirteen Million Five Hundred Thousand Dollars ($13,500,000).

“Indemnity Escrow Agent” shall mean Nixon Peabody LLP.

“Indemnity Escrow Agreement” shall mean the agreement between the Indemnity Escrow Agent, Purchaser and Sellers in the form set forth hereto as Exhibit A.

“IRS” shall mean the Internal Revenue Service.

“Knowledge” (including the word “Known” and the phrase “to the Knowledge of” and words or phrases of similar import) as to Sellers or the Company shall mean the knowledge of (i) Sellers with respect to Sellers and (ii) Sellers and the individuals listed on Exhibit B with respect to the Company, in all such cases, after reasonable inquiry.

“Laukien Bonus” shall mean a one-time payment by the Company of a cash bonus in the aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000) to Dirk D. Laukien.

“Laws” shall mean all federal, state, local or foreign laws, orders, writs, injunctions, decrees, ordinances, awards, stipulations, treaty, statutes, judicial or administrative doctrines, rules or regulations enacted, promulgated, issued or entered by a Governmental Authority.

“Liens” shall mean all title defects or objections, mortgages, liens, claims, charges, pledges or other encumbrances of any nature whatsoever, including licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature.

“Losses” shall mean all losses, liabilities, demands, claims, actions or causes of action, costs, damages, judgments, debts, settlements, assessments, deficiencies, Taxes, penalties, fines or expenses, whether or not arising out of any claims by or on behalf of a third-party, including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing.

“Material Adverse Effect” shall mean any circumstance, change or effect that, individually or in the aggregate with other circumstances, changes or effects, is or is reasonably likely to materially delay or impede consummation of the transactions contemplated by this Agreement or be materially adverse to the business, operations (including results of operations), prospects, assets, liabilities, or financial condition of the Company and the Subsidiaries taken as a whole; provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a “Material Adverse Effect”: (a) events, circumstances, changes or effects (including legal and regulatory changes) that generally affect the industries in which each of the Company and the Subsidiaries operate, other than such events, circumstances, changes or effects that disproportionately affect (relative to other industry participants) the Company or the Subsidiaries and (b) changes caused by a material worsening of current conditions caused by acts of terrorism or war occurring after the date hereof.

“Nasdaq” shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

“Net Working Capital” shall mean all current assets of the Company and the Subsidiaries on a consolidated basis, including cash, accounts receivable (net of adequate reserves), inventory, prepaid expenses and other current assets, less current liabilities of the Company and the Subsidiaries on a consolidated basis, including accounts payable, accrued salaries, accrued vacations, payroll taxes, benefits, worker’s compensation, insurance and other current liabilities; provided that “Net Working Capital” shall not include any cash paid to the Company in connection with the exercise of any Company Options between the date hereof and the Closing Date.

“Ordinary Course of Business” shall mean the ordinary course of business of the Company and the Subsidiaries consistent with past practice.

“Organizational Documents” shall mean (i) the articles or certificate of incorporation, the bylaws and any stockholders agreement of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the operating or limited liability company agreement and certificate of formation or organization of any limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person and (vi) any amendment to any of the foregoing.

“Parties” shall mean the Company, Purchaser and Sellers.

“Per Share Purchase Price” shall mean $6.99740143712269.

“Permits” shall mean all permits, licenses, approvals, certifications, registrations, franchises, notices and authorizations issued by any Governmental Authority that are used or held for use in, necessary or otherwise relate to the ownership, operation or other use of any business of the Company.

“Permitted Liens” shall mean (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the Ordinary Course of Business for amounts which are not material and not yet due and payable and which secure an obligation of the Company, (ii) Liens arising under Contracts with third parties entered into in the Ordinary Course of Business in respect of amounts still owing, which Liens are reflected in the Financial Statements, and (iii) Liens for Taxes that are not due and payable.

“Person” shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, Governmental Authority or other entity.

“Purchaser Stock” shall mean the common stock of Purchaser.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Significant Subsidiary” shall mean a Subsidiary that meets any of the following conditions:

(i)         The Company’s and the Company’s other Subsidiaries’ investments in and advances to the Subsidiary exceed ten percent (10%) of the total assets of the Company and the Subsidiaries consolidated as of the end of the most recently completed fiscal year;

(ii)       The Company’s and the Company’s other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds ten percent (10%) of the total assets of the Company and the Subsidiaries consolidated at the end of the most recently completed fiscal year; or

(iii)      The Company and the Company’s other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds ten percent (10%) of such income of the Company and the Subsidiaries consolidated for the for the most recently completed fiscal year.

“Subsidiary” shall mean, with respect to any Person, any other corporation, partnership, limited liability company, joint venture or other entity in which such Person (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, equity securities, profits interest or capital interest, (ii) is entitled to elect at least a majority of the board of directors or similar governing body or (iii) in the case of a limited partnership or limited liability company, is a general partner or managing member, respectively. When used without reference to a particular entity, Subsidiary means a Subsidiary of the Company.

“Taxes” shall mean any and all federal, national, provincial, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities (including, without limitation, taxes based upon or measured by gross premiums, receipts, income, profits, sales, use or occupation, and value added, ad valorem, alternative or add-on minimum, transfer, gains, franchise, estimated, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes), together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, “Taxes” also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provisions of state, local or foreign tax Law) and any liability for Taxes as a transferee or successor, by contract or otherwise.

“Taxing Authority” shall mean any federal, national, provincial, foreign, state or local government, or any subdivision, agency, commission or authority thereof exercising tax regulatory, enforcement, collection or other authority.

“Tax Return” shall mean any report, return, election, notice, estimate, declaration, information statement or other form or document (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a Taxing Authority in connection with any Tax.

“Trailing Average” shall mean the average of the closing prices per share of Purchaser Stock on the Nasdaq, as reported in The Wall Street Journal, for the period of ten (10) consecutive trading days ending three (3) days prior to the Closing Date.

“Treasury Regulations” shall mean the regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding regulations).

“U.S.” shall mean the United States of America.

“WARN Act” shall mean Worker Adjustment and Retraining Notification Act, 29 U.S.C., Section 2101, et seq.

“Working Capital Escrow” shall mean an amount in cash equal to One Million Dollars ($1,000,000).

“Working Capital Escrow Agent” shall mean Nixon Peabody LLP.

“Working Capital Escrow Agreement” shall mean the agreement between the Working Capital Escrow Agent, Purchaser and Sellers in the form set forth hereto as Exhibit C.

(b)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accounts Receivable	4.15
Adjusted Net Working Capital	2.7	(f)
Agreement	Preamble
Alternative Proposal	6.7	(b)
Applicable Portion	2.2	(a)
Arbitrator	2.7	(d)
Benefit Plan	4.19	(a)
Cash Payment	2.2	(a)
Closing	2.3
Closing Balance Sheet	2.7	(a)
Closing Date	2.3
Closing Net Working Capital	2.7	(a)
Company	Preamble
Company Contract	4.11	(a)
Company Employees	6.9	(a)
Company Option	2.2	(c)
Company Proprietary Rights	4.22	(a)
Cut-Off Date	2.5
EDA Amendment	7.2	(h)
Environmental Law	4.17	(e)(ii)
Environmental Permits	4.17	(e)(iii)
ERISA	4.19	(a)
ERISA Affiliate	4.19	(d)
Financial Statements	4.9	(a)
FTIR	6.12
Hazardous Substance	4.17	(e)
Indemnity Cap	9.5	(a)
Leased Real Property	4.16	(b)
Minimum Net Working Capital	2.7	(b)
Owned Proprietary Rights	4.22	(a)
Pension Plan	4.19	(a)
Post-Closing Settlement	2.7	(f)
Proceedings	3.5
Proprietary Rights	4.22	(a)
Purchase Price	2.2	(a)
Purchaser	Preamble
Purchaser Indemnified Parties	9.2
Purchaser Preferred Shares	5.2
Real Property Leases	4.16	(b)
Purchaser SEC Documents	5.6	(a)
Purchaser Preferred Shares	5.2	(a)
Related Party	4.12
Release	4.17	(e)(iv)
Sellers	Preamble
Shares	Recitals
Stock Payment	2.2	(a)
Trade Secrets	4.22	(a)
Welfare Plan	4.19	(a)

ARTICLE II

PURCHASE AND SALE OF THE INTERESTS; CLOSING

Section 2.1   Purchase and Sale of Shares.   At the Closing, upon the terms and subject to the conditions set forth herein, Sellers shall sell, transfer, convey, assign and deliver to Purchaser, and cause any other Person holding Shares at the Closing, to sell, transfer, convey, assign and deliver their Shares to Purchaser, and Purchaser shall purchase and acquire from Sellers, and any other Person holding Shares at the Closing, all of the Shares, free and clear of any Liens.

Section 2.2   Purchase Price.

(a)        The aggregate purchase price for all of the Shares shall be an amount equal to One Hundred Thirty One Million Two Hundred Fifty Three Thousand Seven Hundred Fifty Seven Dollars ($131,253,757) (the “Purchase Price”), which shall consist of (x) a cash payment (the “Cash Payment”) in the amount of Seventy Five Million Four Hundred Sixty Two Thousand Seventy Six Dollars ($75,462,076) and (y) shares of Purchaser Stock, based on the Trailing Average (the “Stock Payment”), with an aggregate value equal to Fifty Five Million Seven Hundred Ninety One Thousand Six Hundred Eighty One Dollars ($55,791,681). The Purchase Price will be payable to Sellers in accordance with Schedule 2.2 (with each amount being the respective Seller’s “Applicable Portion”).

(b)        The purchase price for each share of common stock of the Company held by any Person other than Sellers shall be equal to the Per Share Purchase Price in cash.

(c)        Stock Options.

(i)         On or prior to the Closing, Sellers shall take all actions necessary such that each outstanding option to acquire shares of common stock of the Company (each, a “Company Option”) held by an Employee or other service provider granted under the Company’s stock option plans or other equity plans, whether vested or unvested, shall by virtue of the sale of shares of common stock of the Company under this Agreement and without any action on the part of any holder of any Company Option be canceled and the holder thereof will receive as soon as reasonably practicable following the Closing Date a cash payment (less any required tax withholdings) with respect thereto equal to the product of (a) the excess, if any, of the Per Share Purchase Price over the exercise price per share of such Company Option and (b) the number of shares of common stock of the Company issuable upon exercise of such Company Option. As of the Closing, all Company Options shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the cash payment described in this Section 2.2(c)(i).

(ii)       In the event that a holder of a Company Option exercises such Company Option on or prior to the Closing, each of Sellers and the Company agree to cause such holder to sell any shares of Company common stock acquired pursuant to the exercise of such Company Option to Purchaser, at a price per share equal to the Per Share Purchase Price in cash.

Section 2.3   The Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., EDT, on the later of (i) July 1, 2006 and (ii) the third (3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or such other date as Purchaser and Sellers may mutually agree in writing (the “Closing Date”). The Closing shall be deemed to have been consummated at 12:01 a.m., EDT, on the Closing Date.

Section 2.4   Deliveries at Closing.   At the Closing:

(a)        Sellers shall deliver the following documents and deliverables to Purchaser:

(i)         stock certificates evidencing all of the shares of common stock of the Company, including shares of common stock of the Company, if any, held by Persons other than Sellers, outstanding at the Closing, duly endorsed in blank, or accompanied by stock powers duly executed in blank and with all required stock transfer tax stamps affixed;

(ii)       a receipt to Purchaser executed by Sellers for the Purchase Price;

(iii)      a receipt to Purchaser executed by each Person holding Shares (other than Sellers) for the Per Share Purchase Price;

(iv)       an executed counterpart of the Indemnity Escrow Agreement as executed by each Seller;

(v)        an executed counterpart of the Working Capital Escrow Agreement as executed by each Seller; and

(vi)       all other documents and instruments required to be delivered by Sellers pursuant to this Agreement or any Ancillary Agreement to which Seller is or is required to be a party, including those set forth in Section 7.2, and any other document or instrument reasonably requested by Purchaser.

(b)        The Company shall deliver to Purchaser all documents and instruments required to be delivered by the Company pursuant to this Agreement or any Ancillary Agreement to which the Company is or is required to be a party, including those set forth in Section 7.2.

(c)        Purchaser shall deliver the following documents and deliverables to each Seller:

(i)         (A) An amount equal to such Seller’s Applicable Portion of the Cash Payment, by wire transfer to an account specified by such Seller in writing to Purchaser no less than three (3) Business Days prior to the Closing Date and (B) stock certificates evidencing shares representing all of such Seller’s Applicable Portion of the Stock Payment, duly endorsed in blank, or accompanied by stock powers duly executed in blank and with all required stock transfer tax stamps affixed;

(ii)       an executed counterpart of the Indemnity Escrow Agreement as executed by Purchaser;

(iii)      an executed counterpart of the Working Capital Escrow Agreement as executed by Purchaser; and

(iv)       all other documents and instruments required to be delivered by Purchaser pursuant to Section 7.3.

(d)        Purchaser shall deliver to each Person (other than Sellers) holding shares of common stock of the Company at the Closing, which Persons, if any, shall be identified by the Company at least two (2) Business Days prior to the Closing, an amount in cash equal to the Per Share Purchase Price multiplied by the number of Shares held by such Person at the Closing.

Section 2.5   Indemnity Escrow.   At the Closing, (a) Purchaser, Sellers and the Indemnity Escrow Agent shall enter into the Indemnity Escrow Agreement and (b) the Indemnity Escrow shall be placed in escrow with the Indemnity Escrow Agent as security for fulfillment by Sellers of their obligations pursuant to Article IX until the later of (x) the thirtieth (30th) day following the receipt by Purchaser of financial statements of the Company audited by Ernst & Young LLP as of December 31, 2006 and for the year then ended (such thirtieth (30th) day being referred to as the “Cut-Off Date”) and (y) the resolution of any claim for indemnification with respect to which any Purchaser Indemnified Party has provided Sellers notice of a claim for indemnification pursuant to Section 9.3(a) prior to the Cut-Off Date. Within three (3) Business Days following the later of (x) and (y) above, the Indemnity Escrow Agent shall release to Sellers the remaining Indemnity Escrow in accordance with the terms and conditions of the Indemnity Escrow Agreement. Purchaser and Sellers shall each be responsible for fifty percent (50%) of the fees and expenses charged by the Indemnity Escrow Agent.

Section 2.6   Working Capital Escrow.   At the Closing, (a) Purchaser, Sellers and the Working Capital Escrow Agent shall enter into the Working Capital Escrow Agreement and (b) the Working Capital Escrow shall be placed in escrow with the Working Capital Escrow Agent as security for any potential post-Closing adjustments to the Purchase Price pursuant to Section 2.7. Within three (3) Business Days following the later of (x) the conclusion of the twenty (20) day period during which Sellers may object to the Closing Balance Sheet pursuant to Section 2.7(c) and (y) the resolution of any disputes between Sellers and Purchaser regarding any objections timely brought by Sellers pursuant to Section 2.7(c), the Working Capital Escrow Agent shall release to Sellers the remaining Working Capital Escrow in accordance with the terms and conditions of the Working Capital Escrow Agreement. Purchaser and Sellers shall each be responsible for fifty percent (50%) of the fees and expenses charged by the Working Capital Escrow Agent.

Section 2.7   Working Capital Adjustment.

(a)        Purchaser will deliver to Sellers, as soon as reasonably practicable but in no event later than ninety (90) Business Days following the Closing Date, an unaudited consolidated balance sheet of Company and the Subsidiaries as of the Closing Date (the “Closing Balance Sheet”), together with the related statement of income for the year-to-date period ended on the Closing Date. The Closing Balance Sheet shall be prepared in conformity with GAAP applied on a basis consistent with the Financial Statements and in accordance with the books of account and other financial records of the Company and the Subsidiaries. The Closing Balance Sheet shall set forth the consolidated Net Working Capital of the Company and the Subsidiaries as of the Closing Date (the “Closing Net Working Capital”).

(b)        Subject to Section 2.7(c) below, if the Closing Net Working Capital is less than Nine Million Dollars ($9,000,000) (the “Minimum Net Working Capital”), Sellers shall pay the amount of any such difference to Purchaser (in accordance with Schedule 2.7(b)) by wire transfer in immediately available funds to an account or accounts designated by Purchaser within twenty-five (25) days after their receipt of the Closing Balance Sheet.

(c)        Unless, within twenty (20) days after their receipt of the Closing Balance Sheet, Sellers shall deliver to Purchaser a detailed statement describing Sellers’ objections to the Closing Balance Sheet, Sellers shall be deemed to have accepted the accuracy of the Closing Balance Sheet and the Closing Net Working Capital set forth therein.

(d)        If Sellers deliver the statement referred to in Section 2.7(c) above, Sellers and Purchaser shall cooperate with each other and use commercially reasonable efforts to resolve any disputes regarding the Closing Balance Sheet. If Sellers and Purchaser shall have failed to reach a written agreement with respect to such dispute(s) within thirty (30) days after Sellers have submitted a statement of objection, the matter shall be referred to Ernst & Young LLP or such other national accounting firm as the parties mutually agree upon based on its neutrality with respect to all the parties (the “Arbitrator”), which shall act as an arbitrator and shall issue its report as to the Closing Balance Sheet within thirty (30) days after such dispute is referred to the Arbitrator.

(e)        Sellers and Purchaser shall cooperate with each other and the Arbitrator in connection with the matters contemplated by this Section 2.7, including by furnishing such information and access to books, records (including accountants work papers), personnel and properties as may be reasonably requested by the Arbitrator at such Party’s expense. Each of Sellers and Purchaser may also furnish to the Arbitrator such other information and documents as such party deems relevant with copies and notification to the other party. The Arbitrator may conduct such procedures as it deems appropriate; provided, however, Sellers and Purchaser do not intend that formal civil procedures necessarily be followed. Each of Sellers and Purchaser shall bear all costs and expenses incurred by such party in connection with such arbitration, except that the fees and expenses of the Arbitrator hereunder shall be borne equally by Sellers and Purchaser. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

(f)         If the Closing Balance Sheet has been adjusted as a result of a resolution of the dispute between Purchaser and Sellers, the Closing Net Working Capital shall be redetermined (the “Adjusted Net Working Capital”). If the Adjusted Net Working Capital is lower than the Minimum Net Working Capital, then Sellers shall pay the amount of any such difference to Purchaser (the “Post-Closing Settlement”) (in accordance with Schedule 2.7(b)) within three (3) Business Days after the date upon which any dispute concerning the Closing Balance Sheet is resolved by wire transfer in immediately available funds to an account or accounts designated by Purchaser. The Post-Closing Settlement shall also be accompanied by an interest payment on such amount from the Closing Date to the date of payment at a rate of twelve percent (12%) per annum, computed on the basis of a 365/366-day year.

(g)        The provisions set forth in this Section 2.7 shall govern the preparation of the Closing Balance Sheet and the review thereof. The payment obligations of Sellers under this Section 2.7 shall be joint and several.

Section 2.8   Withholding.   Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it reasonably determines it should deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Authority, including any Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby jointly and severally represent and warrant to Purchaser (except with respect to the representations in Sections 3.8, 3.9, 3.10 and 3.11, which are made by each Seller in its individual capacity), as of the date hereof and as of the Closing Date or, if a representation or warranty is made as of a specified date, as of such date, as follows:

Section 3.1   Power and Authority.   Sellers have all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements, if any, to which it will become a party.

Section 3.2   Enforceability.   This Agreement and each Ancillary Agreement to which any Seller is a party have been duly executed and delivered by Sellers and (assuming due authorization, execution and delivery by Purchaser), constitutes a legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 3.3   No Violation.   Sellers’ execution and delivery of this Agreement and any Ancillary Agreement to which any Seller is a party, the consummation of the transactions contemplated hereby or thereby or compliance by Sellers with any of the provisions hereof or thereof will not (i) result in the creation of any Lien upon the Shares under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement or any other instrument or obligation to which any Seller is a party or by which Sellers or the Shares may be bound or affected, Law or otherwise or (ii) violate any Law applicable to Sellers or the Shares.

Section 3.4   No Conflict.   The execution and delivery of this Agreement or any Ancillary Agreement by Sellers and the consummation of the transactions contemplated hereby or thereby, assuming all required filings, consents, approvals, authorizations and notices set forth on Schedule 3.4 have been made, given or obtained, do not and shall not adversely affect the ability of Sellers or the Company to enter into, perform their obligations under, and to consummate or materially delay the consummation of, the transactions contemplated by, this Agreement or any Ancillary Agreement.

Section 3.5   Litigation.   There is no action, proceeding, claim, suit, arbitration, opposition, challenge, proceeding, charge or investigation (collectively, “Proceedings”) pending or, to the Knowledge of Sellers, threatened that relates, directly or indirectly, to this Agreement or any action taken or to be taken in connection with this Agreement or any Ancillary Agreement.

Section 3.6   No Other Agreement.   No Seller has any obligation, absolute or contingent, to any other individual, corporation, partnership, trust, limited liability company, association, joint venture or any similar entity to sell the Shares.

Section 3.7   No Broker.   No agent, broker, investment banker, financial advisor or other firm or Person (a) has acted directly or indirectly for Sellers in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby or (b) is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby.

Section 3.8   Ownership of the Shares.   Each Seller has good and valid title to, and owns of record and beneficially, Shares in the amount set forth next to such Seller’s name under the caption “Shares of Company Stock Owned” on Schedule 2.2, free and clear of any Liens other than restrictions on transfer which may arise solely under applicable securities Laws.

Section 3.9   Withholding Tax.   Each Seller represents that no withholding of any U.S. federal Tax, German Tax or any other Tax is required with respect to any payment to be made to such Seller in connection with the transactions contemplated by this Agreement and each Seller agrees that it will provide to Purchaser such form or forms, accurately, timely and completely filled out and executed, as may be necessary in the opinion of the Purchaser to establish such Seller’s entitlement to exemption from any such withholding.

Section 3.10   Investment Representation.   Each Seller represents that the shares of Purchaser Stock to be issued hereunder to such Seller are being acquired by such Seller for investment purposes only, and not with a view to, or for offer or sale in connection with, any resale or distribution thereof or any transaction which would be in violation of all applicable Laws, including U.S. federal securities laws. Each Seller represents that such Seller is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Section 3.11   Legend.   Each Seller acknowledges and is aware that the shares of Purchaser Stock to be issued hereunder cannot be resold unless they are registered under the Securities Act and qualified under any applicable securities law of any state or other jurisdiction, or an exemption from such registration or qualification is available, and further acknowledges that the certificates evidencing the shares of Purchaser Stock issued hereunder will bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

The Company and Sellers, jointly and severally, hereby represent and warrant to Purchaser, as of the date hereof and as of the Closing Date or, if a representation or warranty is made as of a specified date, as of such date, as follows:

Section 4.1   Organization and Good Standing.   The Company and each Significant Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate, partnership or limited liability company authority and power to own, lease operate and otherwise hold its property and assets and to conduct its business as currently being conducted. The Company and each Subsidiary is duly qualified to do business as a foreign company and is in good standing in each jurisdiction where the property owned by the Company and each Subsidiary or the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have an adverse effect on the Company or any Subsidiary in any material respect.

Section 4.2   Authorization and Effect of Agreement.

(a)        The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby on or prior to the Closing, have been duly and validly authorized and approved by all requisite action on the part of the Company (including approval of the holders of at least a majority of the outstanding Shares), and no other action by the Company is necessary to authorize the transactions contemplated hereby or thereby or to consummate such transactions.

(b)        This Agreement and the Ancillary Agreements to which the Company is a party have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Purchaser) this Agreement and each such Ancillary Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 4.3   Capitalization of the Company.

(a)        As of the date hereof, the capital stock of the Company consists of (i) One Hundred Million shares of common stock, par value $0.01 per share, of which Eighteen Million Seven Hundred Fifty Seven Thousand Five Hundred (18,757,500) are issued and outstanding on the date hereof and held of record and beneficially by Sellers as set forth on Schedule 2.2 and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.01 per share, of which zero (0) shares are outstanding. The Shares held by Sellers constitute all of the issued and outstanding shares of capital stock of the Company as of the date hereof and have been duly authorized and are validly issued, fully paid and non assessable and have not been issued and were not issued in violation of any preemptive or other similar right. Sellers have good and valid title to, own of record and beneficially, the Shares, free and clear of any Liens other than restrictions on transfer which may arise solely under applicable securities Laws. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of Purchaser in the stock records of the Company, Purchaser will own all the Shares free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable other than restrictions on transfer which may arise solely under applicable securities Laws.

(b)        Schedule 4.3(b) sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name and address of the holder of such Company Option; (ii) the number of shares the Company’s common stock subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted or assumed; and (v) the date on which such Company Option expires. The Company has not issued any securities in violation of any preemptive or similar rights and, except as set forth on Schedule 4.3(b), there are no options, warrants, calls, rights or other securities convertible into or exchangeable or exercisable for equity securities of the Company, any other commitments, arrangements, rights or agreements providing for the issuance or sale of additional equity interests or the repurchase, redemption or other acquisition of equity interests of the Company, and there are no agreements of any kind which may obligate the Company to issue, purchase, redeem or otherwise acquire any of its equity interests. No shares of the issued and outstanding shares of common stock of the Company are held in the treasury of the Company. There are no voting agreements, proxies or other similar agreements or understandings with respect to the equity interests of the Company.

(c)        The stock register of the Company accurately records: (i) the name and address of each Person owning Shares and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

Section 4.4   Capitalization of the Subsidiaries; Other Interests.

(a)        Schedule 4.4(a) sets forth each of the Company’s directly and indirectly owned Subsidiaries. Schedule 4.4(a) sets forth the designation, par value and the number of authorized, issued and outstanding shares of capital stock or membership interests for each Subsidiary and the number and percentage ownership interest of the Company (if direct) or of the Company’s Subsidiary (if indirect) in each such Subsidiary. All of the outstanding shares of capital stock or membership interests of each Subsidiary (i) are duly authorized and are validly issued, fully paid and non-assessable and have not been issued and were not issued in violation of any preemptive or other similar right and (ii) are owned of record and beneficially by the Company or the Subsidiary set forth on Schedule 4.4(a), in each case, free and clear of any Lien other than Permitted Liens or restrictions on transfer which may arise solely under applicable securities Laws.

(b)        There are no outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for equity interests of the Subsidiaries, any other commitments, arrangements, rights or agreements providing for the issuance or sale of additional equity interests or the repurchase or, redemption or other acquisition of equity interests of the Subsidiaries, and there are no agreements of any kind which may obligate the Subsidiaries to issue, purchase, redeem or otherwise acquire any of their respective equity interests. There are no voting agreements, proxies or other similar agreements or understandings with respect to the equity interests of the Subsidiaries.

(c)        Except as set forth on Schedule 4.4(c), neither the Company nor any Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other Person.

Section 4.5   No Conflict.   The execution and delivery by the Company of this Agreement or any Ancillary Agreement and the consummation by the Company of the transactions contemplated hereby and thereby assuming all required filings, consents, approvals, authorizations and notices set forth on Schedule 4.5 have been made, given or obtained, do not and shall not:

(a)        violate, conflict with or result in the breach of any Organizational Document of the Company;

(b)        violate or conflict with any Law applicable to the Company or the Subsidiaries or any of their respective assets, properties or businesses or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority, except (i) as described on Schedule 4.5(b), (ii) the applicable notification and waiting period requirements of the HSR Act and the requirements of the antitrust laws of any other relevant jurisdiction; or

(c)        (i) conflict with, result in any breach of, constitute a default (or event which after notice or lapse of time or both, would become a default) under, require any consent under any Contract to which the Company or any Subsidiaries is a party or by which the Company or any Subsidiaries may be bound, (ii) result in the termination of any such Contract, (iii) result in the creation of any Lien under any such Contract or (iv) constitute an event which, after notice or lapse of time or both, would result in any such breach, termination or creation of a Lien; except, in the case of clause (c) above, for any conflict, breach, default, termination or Lien that would not reasonably be expected to (A) adversely affect in any material respect the ability of the Company to enter into, perform its obligations under, and to consummate the transactions contemplated by, this Agreement or (B) adversely affect in any material respect the business, operations (including results of operations), assets, liabilities or financial condition of the Company and the Subsidiaries.

Section 4.6   Permits; Compliance with Law.

(a)        The Company and the Subsidiaries hold all Permits necessary for the ownership and lease of their properties and assets and the lawful conduct of their respective businesses as currently conducted under and pursuant to all applicable Laws. Schedule 4.6 sets forth a true and complete list of all such Permits. All Permits have been legally obtained and maintained and are valid and in full force and effect. No outstanding violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any Permit. The transactions contemplated by this Agreement or any Ancillary Agreement do not give rise to the requirement of any consent, approval or modification in order for each Permit to continue to be valid and in full force and effect following the Closing.

(b)        The Company and the Subsidiaries are and have been in compliance with and are not in default under any Law applicable to the Company or any of the Subsidiaries or any of their respective properties, assets or businesses.

Section 4.7   Books and Records.   True and complete copies of the Organizational Documents of the Company and the Significant Subsidiaries, as currently in effect, have heretofore been delivered to Purchaser. The minute books of the Company and the Significant Subsidiaries accurately reflect in all material respects all actions taken at meetings, or by written consent in lieu of meetings, of the stockholders, boards of directors (or other governing body) and all committees of the boards of directors (or other governing body) of the Company and the Significant Subsidiaries, as the case may be. All corporate actions and other actions taken by the Company, as the case may be, have been duly authorized, and no such actions taken by the Company, as the case may be, have been taken in breach or violation of the Organizational Documents of the Company and the Significant Subsidiaries.

Section 4.8   Litigation.   There are no Proceedings pending or, to the Knowledge of the Company, threatened that relate, directly or indirectly, to this Agreement or any Ancillary Agreement to which the Company is a party, or any action taken or to be taken in connection with this Agreement or any Ancillary Agreement. Except as set forth on Schedule 4.8, there are no Proceedings pending or, to the Knowledge of the Company, threatened that relate to the (a) Company or any Subsidiary or their respective assets, properties or businesses or (b) the officers, directors, employees, stockholders or Affiliates of the Company (in their capacity as such). There are no outstanding judgments, writs, injunctions, orders, decrees or settlements that apply, in whole or in part, to the Company or any Subsidiary or their respective assets, properties or business.

Section 4.9   Financial Statements; Undisclosed Liabilities.

(a)        The Company has furnished Purchaser true and complete copies of the audited consolidated balance sheet and the related audited consolidated statements of income and cash flows of the Company for each of the fiscal years ended as of December 31, 2003, 2004 and 2005 (collectively, together with the related notes thereto, the “Financial Statements”), and the related opinion of Ernst & Young LLP, the independent accountants of the Company.

(b)        The Financial Statements fairly present in all material respects the financial position and the results of operations of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended. The Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein or in the notes thereto. The Financial Statements have been prepared in accordance with the books and records of the Company consistent with past practice.

(c)        Except (i) as reflected or adequately reserved against in the Financial Statements, (ii) liabilities which have been incurred since December 31, 2005 in the Ordinary Course of Business and (iii) as set forth on Schedule 4.9(c), there are no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent or otherwise), matured or unmatured that are, or would reasonably be expected to be, material to the Company and the Subsidiaries or materially delay the consummation of the transactions contemplated by this Agreement.

Section 4.10   Absence of Certain Changes.   Since December 31, 2005, (a) the Company and the Subsidiaries have been operated in the Ordinary Course of Business, (b) neither the Company nor any Subsidiary has taken or agreed to take any of the actions set forth in Section 5.1, (c) there has not occurred any event or condition that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect, (d) there have been no actual or threatened cancellations or terminations by any material producer, agent, supplier, customer or contractor of the Company or any Subsidiary and (e) there has been no material damage to or loss or theft of any of the material assets of the Company or any Subsidiary.

Section 4.11   Contracts.

(a)        Schedule 4.11(a) sets forth a complete and accurate list of the following Contracts to which (x) the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary or any of their respective properties or assets is or may be bound or (y) any other Subsidiary is a party or by which any such Subsidiary or any of its properties or assets is or may be bound which is material to the Company and the Subsidiaries taken as a whole (such Contracts collectively, the “Company Contracts”):

(i)         employment Contracts with any current or former officer, manager, director or Employee (the name, position or capacity and rate of compensation of each such person and the expiration date of each such Contract being set forth in accordance with this Section 4.11(a)), other than standard contracts required under local Law or custom;

(ii)       all Contracts (other than employment contracts) with any current or former officer, manager, director, stockholder, member, Employee, consultant, agent or other representative or with an entity in which any of the foregoing is a controlling person;

(iii)      all collective bargaining or other labor or union Contracts, including all Betriebsrat agreements in Germany;

(iv)       all instruments relating to indebtedness for borrowed money, any note, bond, deed of trust, mortgage, indenture or agreement to borrow money, and any agreement relating to the extension of credit or the granting of a Lien other than Permitted Liens, or any Contract of guarantee in favor of any Person or entity other than the Company or any Subsidiary;

(v)        all lease, sublease, rental or other Contracts under which the Company or any such Subsidiary is a lessor or lessee of any real property or the guarantee of any such lease, sublease, rental or other Contracts;

(vi)       all lease, sublease, rental, licensing use or similar Contracts with respect to personal property providing for annual rental license or use payments in excess of One Hundred Thousand Dollars ($100,000) or the guarantee of any such lease, sublease, rental or other Contracts;

(vii)     all Contracts containing any covenant or provision limiting the freedom or ability of the Company or any such Subsidiary to engage in any line of business, engage in business in any geographical area or compete with any other Person;

(viii)    all Contracts for the purchase or sale of materials, supplies or equipment (including computer hardware and software), or the provision of services (including consulting services, data processing and management, project management services and clinical trial management), involving total payments in excess of One Hundred Thousand Dollars ($100,000) or containing any escalation, renegotiation or redetermination provisions, which Contracts are not terminable at will without liability, premium or penalty by the Company or any such Subsidiary;

(ix)       all confidentiality Contracts;

(x)        all partnership or joint venture Contracts;

(xi)       all Contracts, purchase orders or service agreements relating to capital expenditures involving total payments in excess of One Hundred Thousand Dollars ($100,000);

(xii)     all Contracts relating to licenses of trademarks, trade names, service marks or other Company Proprietary Rights;

(xiii)    all Contracts between or among (A) the Company or any such Subsidiary, on the one hand, and (B) any Seller, Affiliate of any Seller, (other than the Company or any Subsidiary) or any Related Party on the other hand;

(xiv)     all Contracts (A) outside the Ordinary Course of Business for the purchase, acquisition, sale or disposition of any assets or properties or (B) for the grant to any Person (excluding the Company or any Subsidiary) of any option or preferential rights to purchase any assets or properties;

(xv)      all Contracts pursuant to which there is either a current or future obligation of the Company or any such Subsidiary to make payments or provide services for a value in excess of One Hundred Thousand Dollars ($100,000) in any twelve (12)-month period;

(xvi)     all Contracts under which the Company or any such Subsidiary agrees to indemnify any Person;

(xvii)   all non-competition, non-solicitation and any similar Contracts;

(xviii)  all “earn-out” agreements or arrangements or any similar Contracts;

(xix)     all other Contracts material to the business of the Company or any such Subsidiary; and

(xx)      each amendment, supplement and modification in respect of any of the foregoing.

(b)        (i) Each Company Contract is legal, valid, binding and enforceable against the Company or the Subsidiary that is party thereto and against each other party thereto, is in full force and effect and (ii) no party is in material breach or default, and no event has occurred which would constitute (with or without notice or lapse of time or both) a material breach or default (or give rise to any right of termination, modification, cancellation or acceleration) or material loss of any benefits under any Company Contract.

Section 4.12   Transactions with Affiliates.   Neither the Company nor any Related Party (as defined in this Section 4.12), either currently or at any time since December 31, 2003 (a) has or has had any interest in any property (real or personal, tangible or intangible) that the Company or any Subsidiary uses or has used in or pertaining to the business of the Company or any Subsidiary or (b) has or has had any business dealings or a financial interest in any transaction with the Company or any Subsidiary or involving any assets or property of the Company or any Subsidiary, other than business dealings or transactions conducted in the Ordinary Course of Business at prevailing market prices and on prevailing market terms. For purposes of this Agreement, the term “Related Party” shall mean as of any time: an executive officer, manager or director, ten percent (10%) stockholder (including any executive officers, members, managers or directors thereof) or Affiliate of the Company or at such time, any present or former known spouse, sibling or child of any such executive officer, member, manager, director or Affiliate of the Company or any trust or other similar entity for the benefit of any of the foregoing Persons.

Section 4.13   Labor Relations.

(a)        As of the date of this Agreement, there is no labor dispute, controversy, arbitration, grievance, strike, slowdown, lockout or work stoppage against the Company or any Subsidiary pending or threatened which may interfere with the business activities of the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to, or bound by, any labor agreement, collective bargaining agreement, work rules or practices or any other labor-related agreements or arrangements with any labor union, labor organization or works council. There are no labor agreements, collective bargaining agreements, work rules or practices or any other labor-related agreements or arrangements that pertain to any Employees. None of the Employees is represented by any labor organization with respect to such Employees’ employment or other service with the Company or any Subsidiary. No labor union, labor organization, works council or group of Employees of the Company or any Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizational efforts presently being made involving any of the presently unorganized Employees. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any order relating to Employees or employment practices.

(b)        The Company and each Subsidiary is in compliance in all material respects with all applicable Laws and orders applicable to such entities or the Employees or other persons providing services to or on behalf of such entities, as the case may be, relating to the employment of labor, including all such Laws and orders relating to discrimination, civil rights, immigration, safety and health, workers’ compensation, wages, withholding, hours, and employment standards, including the WARN Act, Title VII of the Civil Rights Act of 1964, Age Discrimination in Employment Act, Americans with Disabilities Act,

Equal Pay Act, Health Insurance Portability and Accessibility Act, ERISA and Family and Medical Leave Act.

(c)        The Company and each Subsidiary has, in all material respects, properly classified the employment or other service status of all Employees, independent contractors and other persons providing services to or on behalf of the Company or any Subsidiary for purposes of compliance with (i) all applicable Laws and (ii) the terms or tax qualification requirements of any Benefit Plan or other benefit arrangement.

Section 4.14   Insurance.   Schedule 4.14 sets forth a true and complete list and of all insurance policies currently maintained relating to the Company and each Subsidiary, including those which pertain to the Company’s and each Subsidiary’s assets, directors, officers or employees or operations, and all such insurance policies are in full force and effect and all premiums due thereunder have been paid. There is no material claim outstanding under any such insurance policies and there are no existing circumstances likely to give rise to a claim under any such insurance policies. The Company has not received notice of cancellation of any such insurance policies. The Company has provided to Purchaser true and complete copies of all insurance policies (including any amendments thereto) listed on Schedule 4.14.

Section 4.15   Accounts Receivable.   All accounts receivable, notes receivable and other indebtedness of the Company and each Subsidiary (the “Accounts Receivable”) reflected in the Financial Statements or which arose subsequent to December 31, 2005, represent bona fide, arms-length transactions for the sale of goods or performance of services actually delivered in the Ordinary Course of Business and, in the case of Accounts Receivable, have been billed or invoiced in the Ordinary Course of Business consistent with past practice. Except to the extent expressly reserved against or reflected on the Financial Statements (which reserves are consistent with past practice) or paid prior to the Closing, the Accounts Receivable are or will be as of the Closing Date, collectible in the Ordinary Course of Business.

Section 4.16   Real Property; Leases.

(a)        Except as set forth on Schedule 4.16(a)(i), neither the Company nor any Subsidiary owns any real property and, except as set forth on Schedule 4.16(a)(ii), such owned real property is owned free and clear of all Liens.

(b)        Schedule 4.16(b)(i) contains a complete and correct list of all leases of real property, occupancy agreements, licenses, concessions or similar agreements (the “Real Property Leases”) under which the Company is a lessee, sub-lessee, tenant, licensee or assignee of any real property owned by any third Person (the “Leased Real Property”). The Company has delivered to Purchaser true, correct and complete copies of each Real Property Lease. With respect to each Real Property Lease, (i) there exists no default under such Real Property Lease by the Company or any Subsidiary nor is there any event which, with notice or the passage of time or both, could ripen into a default and neither the Company nor any Subsidiary has received written notice of any such default and (ii) to the Knowledge of the Company, there exists no default by any third-party thereunder nor any event which, with notice or the passage of time or both, could ripen into a default. Each Real Property Lease is a legal, valid and binding obligation of the Company and/or each Subsidiary, and, to the Knowledge of the Company, each other party thereto, enforceable against each such other party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity. The consummation of the transactions contemplated by this Agreement or any Ancillary Agreement require no Consents from any Person, except as set forth on Schedule 4.16(b)(ii) (which Consents have been obtained prior to the date hereof), and will not result in any default, penalty, right to terminate, increase in the amounts payable under or modification to any Real Property Lease. The Company and the Subsidiaries hold good and valid leasehold estates in the Leased Real Property and such Leased Real Property constitutes all of the Real Property necessary for the conduct of the Company’s and the Subsidiaries respective businesses.

(c)        (i) There is no pending or, to the Knowledge of the Company, threatened condemnation (or similar proceedings) of all or any part of the Leased Real Property, and neither the Company nor any Subsidiary has assigned or sublet or granted any rights to use and occupy or created any limitations to or on its interests under any Real Property Lease to any Person, (ii) to the Knowledge of the Company, there are no zoning, building code, occupancy restriction or other land-use regulation proceedings or any proposed change in any applicable Laws that could, individually or in the aggregate, result in a Material Adverse Effect, nor has the Company or any Subsidiary received any notice of any special assessment proceedings affecting any Leased Real Property, or applied for any change to the zoning or land use status of any Leased Real Property, (iii) to the Knowledge of the Company, there are no defects, structural or otherwise, with respect to any of the Leased Real Property (or any improvements located thereon), which could reasonably be anticipated to have a material adverse impact on the value or utility of any such parcel of Leased Real Property and (iv) there are no easements, Liens or other agreements (whether of record or not) affecting title to, or creating any Lien or charge upon, any of the Leased Real Property.

Section 4.17   Environmental.

(a)        The Company and the Subsidiaries hold all Environmental Permits necessary for the ownership and lease of their properties and assets and the lawful conduct of their respective businesses as currently conducted under and pursuant to all applicable Laws; Schedule 4.17 sets forth a true and complete list of all such Environmental Permits. All such Environmental Permits have been legally obtained and maintained and are valid and in full force and effect. No outstanding violations are or have been recorded in respect of any such Environmental Permits. No proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any such Environmental Permit. The transactions contemplated by this Agreement or any Ancillary Agreement do not give rise to the requirement of any filing, consent, approval or modification in order for each Environmental Permit to continue to be valid and in full force and effect following the Closing.

(b)        The Company and the Subsidiaries comply and have complied in all respects with and are not in default under any Environmental Law applicable to Company or any of its Subsidiaries or any of their respective properties or assets.

(c)        There are no Proceedings arising under any Environmental Law pending or, to the Knowledge of the Company, threatened that relate to the (i) Company or any Subsidiary or their respective assets, properties or businesses or (ii) the officers, directors, employees, stockholders or Affiliates of the Company (in their capacity as such). There are no outstanding judgments, writs, injunctions, orders, decrees or settlements arising under any Environmental Law that apply, in whole or in part, to the Company or any Subsidiary or their respective assets, properties or business.

(d)        There has been no Release or threatened Release of any Hazardous Substance from, and no Hazardous Substances are present at, on or beneath any property currently or formerly owned, leased or operated by the Company or any Subsidiary or, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, any other location, including any location at which any Hazardous Materials manufactured, used or generated by the Company or any Subsidiary have been stored, treated or disposed.

(e)        (i)         “Hazardous Substances” shall mean any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, petroleum or petroleum-derived substance, waste or additive, radioactive material, or other compound, element, material or substances in any form (including products) regulated, restricted or addressed by or under any applicable Environmental Law.

(ii)       “Environmental Law” shall mean any Law relating to the environment, natural resources or the safety or health of human beings or other living organisms, including the manufacture, distribution in commerce, use or presence of Hazardous Substances.

(iii)      “Environmental Permits” shall mean all Permits required under Environmental Laws.

(iv)       “Release” shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

Section 4.18   No Broker.   No agent, broker, investment banker, financial advisor or other firm or Person (a) has acted directly or indirectly for the Company in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby or (b) is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby.

Section 4.19   Employee Benefits.

(a)        Schedule 4.19(a) contains a list of: (i) each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and referred to herein as a “Pension Plan”), (ii) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA and referred to herein as a “Welfare Plan”) and (iii) each other material plan, fund, program, arrangement or agreement (including any material employment or consulting agreement) to provide medical, health, disability, life, bonus, incentive, stock or stock-based right (option, ownership or purchase), retirement, deferred compensation, severance, change in control, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits to any current or former Employee, officer, manager or director of the Company or any Subsidiary (or any other individual providing non-professional services (directly or through a personal services corporation) as an independent contractor, consultant or agent to the Company) that is maintained, or contributed to, or required to be contributed to, by the Company, any Subsidiary or by any third-party leasing or similar organization in respect of any Employees (each such plan, any Pension Plan and any Welfare Plan referred to herein as a “Benefit Plan”).

(b)        With respect to each Benefit Plan, the Company has delivered to Purchaser true, complete and correct copies of: (i) such Benefit Plan (or, in the case of an unwritten Benefit Plan, a written description thereof), (ii) the three (3) most recent annual reports on Form 5500 filed with the IRS with respect to such Benefit Plan (if any such report was required), (iii) the most recent summary plan description and all subsequent summaries of material modifications for such Benefit Plan (if a summary plan description was required), (iv) each trust agreement and group annuity contract relating to such Benefit Plan, if any, (v) the most recent determination letter from the IRS with respect to such Benefit Plan, if any, and (vi) the most recent actuarial valuation with respect to such Benefit Plan, if any. Except as specifically provided in the foregoing documents delivered to Purchaser, there are no amendments to any Benefit Plan that have been adopted or approved by the Company or any Subsidiary that are not reflected in the applicable Benefit Plan and neither the Company nor any Subsidiary has undertaken to or committed to make any such amendments or to establish, adopt or approve any new Benefit Plan.

(c)        Each Benefit Plan has, in all material respects, been established, funded, maintained and administered in compliance with its terms and with the applicable provisions of ERISA, the Code and all other applicable Laws. Each Benefit Plan and any trust established pursuant thereto intended to be qualified and tax exempt under Sections 401(a) and 501(a) have been the subject of a favorable and up-to-date determination letter from the IRS, or a timely application therefor has been filed, to the effect that such Benefit Plan and trust are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no circumstances exist and no events have occurred that could adversely affect the qualification of any Benefit Plan or the related trust.

(d)        With respect to each Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. The Company does not sponsor or contribute to any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Neither the Company, any Subsidiary nor any ERISA Affiliate of the Company has maintained, contributed to or been required to contribute to (i) any plan in the past six (6) years that is subject to the provisions of Title IV of ERISA or (ii) any plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA. For purposes hereof, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(e)        Neither the Company nor any Subsidiary is obligated under any Welfare Plan to provide life, health, medical, death or other welfare benefits with respect to any current or former Employee (or their beneficiaries or dependents) of the Company, any Subsidiary or their respective predecessors after termination of employment or other service, except as required under Section 4980B of the Code or Part 6 of Title I of ERISA or other applicable Law, (ii) the Company and each Subsidiary has complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, and any other applicable Law with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code, and (iii) no Welfare Plan that is a group health plan, which is maintained, contributed to or required to be contributed to by the Company or any Subsidiary, is a self-insured plan.

(f)         All contributions or premiums owed by the Company or any Subsidiary with respect to Benefit Plans under Law, contract or otherwise have been made in full and on a timely basis. All material reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly and timely filed or distributed. All amounts that the Company or any Subsidiary is legally or contractually required to deduct from the salaries of their Employees have been duly paid into the appropriate fund or funds. There are no pending or, to the Knowledge of the Company, threatened, material claims, lawsuits, arbitrations or audits asserted or instituted against any Benefit Plan, any fiduciary (as defined by Section 3(21) of ERISA) of any Benefit Plan, the Company, any Subsidiary, any Employee, or administrator thereof, in connection with the existence, operation or administration of a Benefit Plan, other than routine claims for benefits.

(g)        Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) cause or result in the accelerated vesting, funding or delivery of, or increase the amount or value of, any material payment or benefit to any manager, officer, Employee, consultant or independent contractor of the Company or any Subsidiary (except as set forth in Section 2.2(c)), (ii) cause or result in the funding of any Benefit Plan or (iii) cause or result in a limitation on the right of the Company to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any Subsidiary in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(h)        Neither the Company, any Subsidiary nor any Person acting on behalf of the Company or any Subsidiary has made or entered into any legally binding commitment with any current or former managers, officers, Employees, consultants or independent contractors of the Company or any Subsidiary to the effect that, following the date hereof, (i) any benefits or compensation provided to such Persons under existing Benefit Plans or under any other plan or arrangement will be enhanced or accelerated, (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Benefit Plan will be continued for any period of time or cannot be amended or terminated at any time or for any reason, (iv) any Benefit Plan or arrangement provided by the Company or any Subsidiary will be made available to such Persons, or (v) any trusts or other funding mechanisms will be required to be funded.

Section 4.20   Employees.

(a)        Schedule 4.20(a) sets forth (i) the name, title and total compensation (payable by the Company) of each officer, manager and director of the Company and the Subsidiaries and each other Employee and agent whose total compensation (so payable and including bonuses and commissions) for the year ended December 31, 2005 equaled or exceeded One Hundred Fifty Thousand Dollars ($150,000) or who will receive compensation (including bonuses and commissions) for the year ending December 31, 2006 equal to or in excess of One Hundred Fifty Thousand Dollars ($150,000), (ii) all bonuses and other incentive compensation received by such Persons since January 1, 2005 and any accrual for such bonuses and incentive compensation and (iii) all Contracts or commitments by the Company or any Subsidiary to increase the compensation or to modify the conditions or terms of employment or other service of any of its officers, managers, Employees, consultants and agents whose total compensation (including bonuses and commissions) exceeds One Hundred Fifty Thousand Dollars ($150,000) per annum.

(b)        To the Knowledge of the Company, no officer, manager or director of the Company or any Subsidiary or any Employee, consultant or agent of the Company or any Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such Person and any other Person that will (i) materially affect the performance by such Person of such Person’s duties to the Company or any Subsidiary or (ii) materially affect the ability of the Company or any Subsidiary to conduct its business.

(c)        No executive, key Employee or significant group of Employees has given notice to the Company or any Subsidiary to terminate employment or service with the Company or any Subsidiary during the next twelve (12) months.

Section 4.21   Taxes and Tax Returns. Except as provided on Schedule 4.21:

(a)        All Tax Returns required to be filed by or with respect to the Company or any Subsidiary or their respective assets and operations have been timely filed. All such Tax Returns (i) were prepared in the manner required by applicable Law, (ii) are true, correct and complete in all material respects and (iii) accurately reflect the liability for Taxes of the Company and each Subsidiary.

(b)        True, correct and complete copies of all federal, state, local and foreign Tax Returns of or including the Company and the Subsidiaries filed in the previous five (5) years have been provided to Purchaser prior to the date hereof.

(c)        The Company and the Subsidiaries have timely paid, or caused to be paid, all Taxes required to be paid, whether or not shown (or required to be shown) on a Tax Return, and the Company and the Subsidiaries have accrued for the payment in full of all Taxes not yet due and payable on the balance sheet included in the Financial Statements for the Company’s fiscal year ended December 31, 2005. Since December 31, 2005, neither the Company nor any Subsidiary has incurred any liability for Taxes other than Taxes incurred in the Ordinary Course of Business.

(d)        The Company and the Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including the withholding and reporting requirements under Sections 1441 through 1464, 3101 through 3510, and 6041 through 6053 of the Code and related regulations, have complied in all material respects with all provisions of state, local and foreign Law relating to the withholding and payment of Taxes, and have, within the time and in the manner prescribed by Law, withheld the applicable amount of Taxes required to be withheld from amounts paid to any Employee, independent contractor or other third-party and paid over to the proper Governmental Authorities all amounts required to be so paid over.

(e)        None of the Tax Returns of or relating to the Company or any Subsidiary has been examined by the IRS or any state, local or foreign Taxing Authorities and no adjustment relating to any Tax Return of or including the Company or any Subsidiary or their respective assets or operations has been proposed or threatened formally or informally by any Taxing Authority. Neither the Company nor any Subsidiary has entered into a closing agreement pursuant to Section 7121 of the Code (or an analogous provision of state, local or foreign Law). There are no examinations or other administrative or court proceedings relating to Taxes in progress or pending, and there is no existing, pending or threatened claim, proposal or assessment against the Company or any Subsidiary or relating to their assets or operations asserting any deficiency for Taxes.

(f)         No claim has ever been made by any Taxing Authority with respect to the Company or any Subsidiary in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any Taxes upon any assets of the Company or any Subsidiary.

(g)        No extension of time with respect to any date by which a Tax Return was or is to be filed by or with respect to the Company or any Subsidiary is in force, and no waiver or agreement by the Company or any Subsidiary is in force for the extension of time for the assessment or payment of any Taxes.

(h)        Neither the Company nor any of the Subsidiaries has granted a power of attorney to any Person with respect to any Taxes.

(i)         Neither the Company nor any Subsidiary is, or is a party to, and neither the Company nor any Subsidiary owns an interest in, a joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes. Neither the Company nor any Subsidiary owns any membership or other equity interest, or any other interest, in any other Person.

(j)         There are no outstanding options, warrants, securities convertible into stock or other contractual obligations that might be treated for federal income tax purposes as stock or another equity interest in the Company or any Subsidiary.

(k)        Neither the Company nor any Subsidiary is a party to any contract, agreement, plan or arrangement relating to allocating or sharing the payment of, indemnity for, or liability for, Taxes.

(l)         The Company is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(m)      Neither the Company nor any Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(n)        At all times during its existence, the Company has been a C corporation for federal income tax purposes and neither the Company nor any of the Subsidiaries has been includible with any other entity in any consolidated, combined, unitary or similar return for any Tax period for which the statute of limitations has not expired.

(o)        Neither the Company nor any Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date if this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the ,meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(p)        Neither the Company nor any Subsidiary has ever participated in an international boycott within the meaning of Section 999 of the Code.

(q)        The Company and the Subsidiaries have, in all material respects, properly and in a timely manner documented their transfer pricing methodology in compliance with Section 482 and 6662 (and any related sections) of the Code, the related regulations, and any comparable provisions of state, local or foreign Tax Law or regulation.

Section 4.22   Proprietary Rights.

(a)        (i) The Company or a Subsidiary is the sole owner of, free and clear of any Lien (other than Permitted Liens), or has a valid license to (without the payment of any royalty, except with respect to off-the-shelf software licensed on commercially reasonable terms), all U.S. and non-U.S. trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, and the goodwill of the business connected with and symbolized by the foregoing, patents, registered designs, copyrights, computer software (including all information systems, data files and databases, source and object codes, user interfaces, manuals and other specifications and documentation related thereto and all intellectual property and proprietary rights incorporated therein), web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all trade secrets, research and development, formulae and know-how (“Trade Secrets”) and all other proprietary and intellectual property rights and information, including all grants, registrations and applications relating to any of the foregoing (all of the foregoing to be collectively referred to as the “Proprietary Rights”) used or held for use in, or necessary for the conduct of the business of the Company and the businesses of the Subsidiaries (such Proprietary Rights owned by or licensed to the Company or the Subsidiaries, collectively, the “Company Proprietary Rights”), (ii) the rights of the Company and the Subsidiaries in the Company Proprietary Rights are valid and enforceable, (iii) neither the Company nor any Subsidiary has received any demand, claim, notice or inquiry from any Person in respect of the Company Proprietary Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company or any Subsidiary in, any of the Company Proprietary Rights, (iv) no act has been done or omitted to be done by the Company or any Subsidiary, or any licensee thereof, which has had or could have the effect of impairing or dedicating to the public, or entitling any U.S. or foreign governmental authority or any other Person to cancel, forfeit, modify or consider abandoned, any material Company Proprietary Rights owned by the Company (the “Owned Proprietary Rights”), or give any Person any rights with respect thereto (except pursuant to an agreement listed on Schedule 4.22(b), (v) all necessary registration, maintenance and renewal fees in respect of the Owned Proprietary Rights have been paid and all necessary documents and certificates have been filed with the relevant Governmental Authority for the purpose of maintaining such Owned Proprietary Rights, (vi) the respective businesses of the Company and the Subsidiaries as currently or in the past operated does not violate or infringe, and has not violated or infringed, any Proprietary Rights of any other Person, (vii) to the Knowledge of the Company, no Person is violating or infringing any of the Company Proprietary Rights, (viii) the Company and the Subsidiaries have obtained from all individuals who participated (as Employees, consultants, employees of consultants or otherwise) in any respect in the invention or authorship of any of the Owned Proprietary Rights effective waivers of any and all ownership rights of such individuals in such Proprietary Rights, and/or assignments to the Company or the Subsidiaries, as the case may be, of all rights with respect thereto, and (ix) neither the Company nor the Subsidiaries have divulged, furnished to or made accessible to any Person, any Trade Secrets without prior thereto having obtained an enforceable agreement of confidentiality from such Person.

(b)        Schedule 4.22(b) contains a complete and accurate list of the material Company Proprietary Rights (other than Trade Secrets) and all licenses and other agreements relating thereto.

Section 4.23   Information Technology.

(a)        The material Company IT Systems have been properly maintained by technically competent personnel in accordance with standards set by the manufacturers for proper operation, monitoring and use. The material Company IT Systems are in good working condition to effectively perform all information technology operations necessary for the conduct of its business as now conducted or as contemplated to be conducted. Neither the Company nor any Subsidiary has experienced within the past twelve (12) months any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency on the part of the Company IT Systems.

(b)        Except for scheduled or routine maintenance which would not reasonably be expected to cause any material disruption to, or material interruption in, the conduct of the business, the Company IT Systems are available for use during normal working hours and other times when required to be available. The Company and the Subsidiaries have taken commercially reasonable steps to provide for the backup and recovery of the data and information critical to the conduct of the business (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of the business.

(c)        The Company and Subsidiaries have taken commercially reasonable actions, consistent with standards in the business, with respect to the Company IT Systems to detect and prevent the disclosure to unauthorized persons of, and keep secure, any and all confidential information, trade secrets, or other proprietary information stored on Company IT Systems including the designs, policies, processes, and procedures relating to the composition and structure of the Company IT Systems.

Section 4.24   Guarantees.   Neither the Company nor any Subsidiary is a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any Person.

Section 4.25   Bank Accounts.   Schedule 4.25 contains a true and complete list of (i) the names and locations of all banks, trust companies, securities brokers and other financial institutions at which (A) the Company or any Significant Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship or (B) any other Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship which is material to the Company and the Subsidiaries taken as a whole, (ii) a true and complete list and description of each such account, box and relationship and (iii) the name of every Person authorized to draw thereon or having access thereto.

Section 4.26   Foreign Corrupt Practices and International Trade Sanctions.   To the Knowledge of Sellers and the Company, neither the Company, any Subsidiary nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of the business of the Company or any Subsidiary, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable Laws, (b) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (c) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws.

Section 4.27   Inventory.   The inventories shown on Company’s balance sheet, net of inventory reserves reflected thereon, for the year ended December 31, 2005 or acquired after December 31, 2005, were acquired and maintained in the Ordinary Course of Business, are of good and merchantable quality, and consist of items of a quantity and quality usable or salable in the Ordinary Course of Business.

Section 4.28   No Misleading Statements.   The representations and warranties made by the Company in this Agreement, including the exhibits and schedules hereto, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Sellers as of the date hereof and as of the Closing Date or, if a representation or warranty is made as of a specified date, as of such date, as follows:

Section 5.1   Organization of Purchaser; Authority.   Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to own, lease, operate and otherwise hold its properties and assets and to carry on its business as presently conducted. Purchaser is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the assets or properties owned or leased by it requires qualification, except where the failure to be so qualified, licensed or in good standing could not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement or any Ancillary Agreement to which it is a party.

Section 5.2   Capitalization.

(a)        The authorized capital stock of Purchaser consists of One Hundred Fifty Million (150,000,000) shares of Purchaser Stock, $0.01 par value and Five Million (5,000,000) shares of preferred stock, $0.01 par value (“Purchaser Preferred Shares”). At the close of business on December 31, 2005, (i) Eighty Nine Million Eight Hundred Three Thousand Eight Hundred Thirty Six (89,803,836) shares of Purchaser Stock and no Purchaser Preferred Shares were issued and outstanding and (ii) Nine Hunderd Thousand (900,000) shares of Purchaser Stock and Zero (0) Purchaser Preferred Shares were reserved for issuance. All of the outstanding shares of capital stock of Purchaser have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights and were issued in compliance with applicable federal and state securities laws.

(b)        All shares of capital stock of Purchaser to be issued in connection with the transactions contemplated by this Agreement, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights.

Section 5.3   Authorization; Enforceability.

(a)        The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all requisite action on the part of Purchaser (including the approval of the holders of a majority of the outstanding shares of capital stock of Purchaser) and no other action by Purchaser is necessary to authorize the transactions contemplated hereby or thereby or to consummate such transactions.

(b)        This Agreement and the Ancillary Agreements to which Purchaser is a party have been duly executed and delivered by Purchaser, and, (assuming the due authorization, execution and delivery of this Agreement by Sellers) this Agreement and each such Ancillary Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 5.4   No Conflict.   The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby, assuming all required filings, consents, approvals authorizations and notices set forth on Schedule 5.4 have been made, given or obtained, does not and shall not:

(a)        violate or conflict with any Organizational Document of Purchaser;

(b)        violate or conflict with, in any material respect, any Law applicable to Buyer or any of its assets, properties or businesses or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority; or

(c)        (i) conflict with, result in any breach of, constitute a default (or event which after notice or lapse of time or both, would become a default) under, or require any consent under any Contract, to which Purchaser is a party or by which Purchaser may be bound, (ii) result in the termination of any such Contract, (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Purchaser or (iv) constitute an event which, after notice or lapse of time or both, would result in any such breach, termination or creation of a Lien upon any of the properties or assets of Buyer; except in the case of clause (c) above, as would not reasonably be expected to have a material adverse effect on Purchaser or the ability of Purchaser to enter into and perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

Section 5.5   No Broker.   No agent, broker, investment banker, financial advisor or other firm or Person, other than Bear, Stearns & Co. Inc., the fees of which will be paid by Purchaser, (a) has acted directly or indirectly for Purchaser in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby or (b) is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby.

Section 5.6   SEC Filings.

(a)        Purchaser has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2004 (collectively, the “Purchaser SEC Documents”). The Purchaser SEC Documents as of their respective dates or, if amended, as of the date of the last such amendment, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the applicable requirements of the Exchange Act of 1934, as amended and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. No Subsidiary of Purchaser is required to make any filings with the SEC.

(b)        The consolidated financial statements of Purchaser included in the Purchaser SEC Documents complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount) in all material respects, the consolidated financial position of Purchaser and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

Section 5.7   Financial Ability.   Purchaser has, or will have, sufficient funds available to consummate the transactions contemplated hereby, including the payments contemplated by Article II.

Section 5.8   Investment Representation.   Purchaser is acquiring the Shares for investment purposes only, and not with a view to, or for offer or sale in connection with, any resale or distribution thereof or any transaction which would be in violation of all applicable Laws, including U.S. federal securities laws.

Section 5.9   Accredited Investor.   Purchaser (a) is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

ARTICLE VI

COVENANTS

Section 6.1   Operation of the Company Pending the Closing.   The Company covenants and agrees that the Company and the Subsidiaries will not (and the Company shall cause the Subsidiaries not to), and Sellers covenant and agree to cause the Company and the Subsidiaries not to, take any action with the purpose of causing any of the conditions to Purchaser’s obligations set forth in Article III to not be satisfied. Except with the prior written consent of Purchaser, during the period from the date of this Agreement to the Closing, the businesses of the Company and the Subsidiaries shall be conducted in the Ordinary Course of Business and the Company covenants and agrees, and Sellers agree to cause the Company, to use all commercially reasonable efforts consistent therewith to preserve intact the Company’s material properties, assets and business organizations (including those of its Subsidiaries). Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, the Company shall not and will not permit the Subsidiaries to, and Sellers shall cause the Company and the Subsidiaries not to, without the prior written consent of Purchaser:

(a)        amend any of its Organizational Documents;

(b)        liquidate, dissolve, recapitalize or otherwise wind up its business;

(c)        make any distribution or declare, pay or set aside any dividend (in cash or property) with respect to, or split, combine, redeem, reclassify, purchase or otherwise acquire, directly or indirectly, any equity interests or shares of capital stock of, or other equity or voting interest in, the Company or any Subsidiary, or make any other changes in the capital structure of the Company or any Subsidiary;

(d)        authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (i) any equity interest or capital stock of the Company or any Subsidiary, (ii) any equity rights in respect of, security convertible into, exchangeable for or evidencing the right to subscribe for or acquire either (x) any equity interest or shares of capital stock of the Company or any Subsidiary or (y) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any shares of the capital stock of, or other equity or voting interest in, the Company or any Subsidiary, (iii) any instruments of Indebtedness (other than in the Ordinary Course of Business) or (iv) any derivative instruments (other than in the Ordinary Course of Business);

(e)        other than in the Ordinary Course of Business, acquire or dispose of, whether by purchase, merger, consolidation or sale, lease, pledge or other encumbrance of stock or assets or otherwise, any interest in any (i) corporation, partnership or other Person or (ii) assets comprising a business or any other property or assets, in a single transaction or in a series of transactions;

(f)         other than in the Ordinary Course of Business, sell, assign, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any amount of property or assets;

(g)        sell, assign, lease, license, transfer or otherwise dispose of, mortgage, pledge or encumber, any real property, or amend, terminate, modify or renew any real property lease;

(h)        incur any indebtedness or issue any debt securities or assume, guarantee or endorse the obligations of any other Person in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate;

(i)         cancel any third-party indebtedness owed to the Company;

(j)         (i) increase in any manner the rate or terms of compensation or benefits of any of its directors, managers, officers, Employees, consultants, agents, independent contractors or other individual service providers (including the acceleration of the vesting of any outstanding Company Options or the grant of any new Company Options or any other award), except (A) as may be required under existing employment agreements, (B) annual wage increases granted in the Ordinary Course of Business, (C) the Laukien Bonus or (D) as set forth in Section 2.2(c), (ii) hire any new Employees except in the Ordinary Course of Business with respect to Employees with an annual base and incentive compensation opportunity not to exceed One Hundred Thousand Dollars ($100,000), (iii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing Benefit Plan or other agreement or arrangement to any such director, manager, officer, Employee, consultant, agent, independent contractor or other individual service provider, whether past or present, (iv) enter into or amend any employment, bonus, severance or retirement contract, except for agreements for newly hired Employees in the Ordinary Course of Business with an annual base and incentive compensation opportunity not to exceed One Hundred Thousand Dollars ($100,000), or (v) except as required to ensure that any Benefit Plan is not then out of compliance with applicable Law, enter into or adopt any new, or increase benefits under or renew or amend any existing, Benefit Plan or benefit arrangement or any collective bargaining agreement;

(k)        make any loans, advances or capital contributions (other than advances for travel and other normal business expenses to officers and Employees), except in the Ordinary Course of Business;

(l)         commit to make any capital expenditure or fail to make capital expenditures consistent with past practice;

(m)      fail to maintain all its assets in good repair and condition, except to the extent of wear or use in the Ordinary Course of Business or damage by fire or other unavoidable casualty;

(n)        make, revoke or change any Tax election or change any Tax accounting method, settle or compromise any Tax liability, or waive or consent to the extension of any statute of limitations for the assessment and collection of any Tax;

(o)        except as may be required as a result of a change in applicable Law or GAAP, change any accounting principles or practices used by the Company or any Subsidiary;

(p)        institute, settle or dismiss any action, claim, demand, lawsuit, proceeding, arbitration or grievance by or before any court, arbitrator or governmental or regulatory body threatened against, relating to or involving the Company or any Subsidiary in connection with any business, asset or property of the Company or any Subsidiary;

(q)        enter into any Company Contracts or Contracts (i) having a term in excess of twelve (12) months or (ii) involving the payment, or provision of goods or services, in excess of One Hundred Seventy Five Thousand Dollars ($175,000) on an individual or aggregate basis; provided that in all cases, neither the Company nor any Subsidiary will enter into any real property lease with the prior written consent of Purchaser;

(r)        either fail to pay the accounts payable or other liabilities of the Company or any Subsidiary, or fail to collect the accounts receivable or other indebtedness owed to the Company or any Subsidiary, in a manner consistent with the practices prior to the date hereof or take any action not consistent with past practices that is designed to accelerate or has the effect of accelerating the receipt by the Company or any Subsidiary of any amounts of cash earlier than such cash would have been realized consistent with past practices;

(s)        enter into, or renew, amend or otherwise modify or extend, any Contracts relating to derivative or hedging transactions or similar transactions, including currency derivative or hedging Contracts or transactions; or

(t)         agree in writing to take any of the foregoing actions.

Section 6.2   Access.   The Company shall, and shall cause the Subsidiaries to, and Sellers shall cause the Company and the Subsidiaries to, afford to officers, employees, accountants, counsel and other representatives of Purchaser reasonable access to all of the assets, properties, personnel, books and records of the Company and the Subsidiaries.

Section 6.3   Notification.

(a)        The Company shall, and shall cause the Subsidiaries to, and Sellers shall cause the Company and the Subsidiaries to, promptly notify Purchaser, and Purchaser shall promptly notify Sellers, of any Proceeding pending or, to their Knowledge, threatened against the Company, Purchaser or Sellers as the case may be, which challenges the transactions contemplated by this Agreement or any Ancillary Agreement.

(b)        Sellers shall provide prompt written notice to Purchaser of any change in any of the information contained in the representations and warranties made by Sellers in Article III or any exhibits or schedules referred to herein or attached hereto and shall promptly furnish any information which Purchaser may reasonably request in relation to such change; provided that such notice shall not operate to in any way modify or cure any breach of the representations and warranties made by Sellers in Article III or any exhibits or schedules referred to herein or attached hereto.

(c)        The Company shall and shall cause the Subsidiaries to, and Sellers shall cause the Company and the Subsidiaries to, provide prompt written notice to Purchaser of any change in any of the information contained in the representations and warranties made by the Company in Article IV or any exhibits or schedules referred to herein or attached hereto and shall promptly furnish any information which Purchaser may reasonably request in relation to such change; provided that such notice shall not operate to in any way modify or cure any breach of the representations and warranties made by the Company in Article IV or any exhibits or schedules referred to herein or attached hereto.

(d)        The Company shall, and Sellers shall cause the Company to, provide prompt written notice to Purchaser of any exercise of Company Options between the date hereof and the Closing.

Section 6.4   No Inconsistent Action.   Neither the Company, Purchaser nor Sellers will take any action which is inconsistent with their respective obligations under this Agreement.

Section 6.5   Reasonable Best Efforts.

(a)        Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including (i) the prompt preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and the taking of such commercially reasonable actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any Governmental Authority or any other Person and (ii) using reasonable best efforts to cause the satisfaction of all conditions to Closing; provided, however, that nothing in this Section 6.5 shall require or be construed to require Purchaser to offer or agree to (x) enter into any agreements, including agreements to sell, license or otherwise dispose of, or hold separate or otherwise divest itself of, all or any portion of Purchaser’s businesses or assets or any portion of the businesses or assets of its Subsidiaries or any portion of the businesses or assets of the Company or its Subsidiaries,

(y) to conduct its, its Subsidiaries’ or any of their respective Affiliates’ businesses in a specified manner or (z) provide any compensation, benefits or other consideration to Company employees.

(b)        Each Party shall promptly consult with the other Parties with respect to, provide any necessary information with respect to and provide each other Party (or its counsel) copies of, all filings made by such Party with any Governmental Authority or any other Person or any other information supplied by such Party to a Governmental Authority or any other Person in connection with this Agreement and the transactions contemplated hereby.

(c)        Each Party shall promptly inform the other Party of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement and the Ancillary Agreements. If any Party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request.

Section 6.6   Further Assurances.   From time to time after the Closing, without additional consideration, each Party will (or, if appropriate, cause its Affiliates to) execute and deliver such further instruments and take such other action as may be necessary or reasonably requested by the each other Party to make effective the transactions contemplated by this Agreement and to provide each other Party with the intended benefits of this Agreement. Without limiting the foregoing, upon reasonable request of Purchaser, each of Sellers and the Company shall, or shall cause their respective Affiliates to, as applicable, execute, acknowledge and deliver all such further assurances, deeds, assignments, consequences, powers of attorney and other instruments and paper as may be required to sell, transfer, assign, convey and deliver to Purchaser all right, title and interest in, to and under the Shares.

Section 6.7   No Solicitation.

(a)        The Company shall, and shall cause the Subsidiaries to, and Sellers shall, and shall cause the Company and the Subsidiaries to, cause each of its officers, managers, employees, subsidiaries, Affiliates, agents and other representatives to, immediately cease any existing discussions or negotiations with respect to any Alternative Proposal and will not, and shall cause such Persons not to, directly or indirectly, encourage, solicit, participate in, initiate or facilitate discussions or negotiations with, or provide any information to, any corporation, partnership, Person or other entity or group (other than Purchaser or its managers, officers, employees, subsidiaries, agents or other Affiliates) concerning any Alternative Proposal. Sellers and the Company shall immediately communicate to Purchaser any such inquiries or proposals regarding an Alternative Proposal, including the terms thereof.

(b)        “Alternative Proposal” shall mean any of the following involving the Company (other than the transactions expressly contemplated by this Agreement): any inquiry or proposal relating to a sale of stock, merger, consolidation, share exchange, business combination, transfer of membership interests, partnership, joint venture, disposition of assets (or any interest therein) or other similar transaction.

Section 6.8   Tax Matters.

(a)        All transfer, documentary, sales, use, registration and other such Taxes (including all applicable German and other real estate transfer Taxes and stock transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Purchaser. Each Party shall cooperate to the extent necessary in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

(b)        All contracts, agreements or arrangements under which the Company or any Subsidiary may at any time have an obligation to indemnify for or share the payment of or liability for any portion of a Tax

(or any amount calculated with reference to any portion of a Tax) shall be terminated with respect to the Company or Subsidiary, as applicable, as of the Closing Date, and the Company or Subsidiary, as applicable, shall thereafter be released from any liability thereunder.

(c)        The Company, Purchaser and Sellers shall, and shall each cause their Affiliates to, provide to the other cooperation and information, as and to the extent reasonably requested, in connection with the filing of any Tax Return or in conducting any audit, litigation or other proceeding with respect to Taxes.

(d)        Immediately prior to the Closing, the Company shall deliver to Purchaser a certification that stock in the Company is not a U.S. real property interest because the Company is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Such certification shall be in accordance with Treasury Regulation Section 1.1445-2(c)(3)(i). The Company shall timely deliver to the IRS the notification required under Treasury Regulation Section 1.897-2(h)(2).

Section 6.9   Employee Benefits Matters.

(a)        For a period of one (1) year following the Closing, Purchaser shall provide or cause to be provided to the individuals who, immediately prior to the Closing, are Employees, and following the Closing, continue to be employees of Purchaser or any of its Subsidiaries (“Company Employees”), employee benefits pursuant to “employee benefit plans” (as defined in Section 3(3) of ERISA) of Purchaser that are comparable in the aggregate to those provided by, or on behalf of, the Company or the Subsidiaries to such Company Employees immediately prior to the Closing, it being understood and agreed that the employee benefit plans in which employees of Purchaser or any of its Affiliates are eligible to participate shall be deemed comparable to those provided by, or on behalf of, the Company and the Subsidiaries to such Company Employees immediately prior to the Closing. The preceding sentence shall not preclude Purchaser or its Subsidiaries at any time following the Closing from terminating the employment of any Company Employee.

(b)        Each Company Employee shall be given credit for all service with the Company, the Subsidiaries and their respective predecessors under any plans or arrangements providing vacation, sick pay, severance and retirement benefits maintained by Purchaser in which such Company Employees participate for purposes of eligibility and vesting to the extent past service was recognized for such Company Employees under the comparable plans of the Company and the Subsidiaries immediately prior to the Closing, and to the same extent past service is credited under such plans or arrangements for similarly situated employees of Purchaser. Notwithstanding the foregoing, nothing in this Section 6.9(b) shall be construed to require crediting of service that would result in (i) duplication of benefits, (ii) service credit for benefit accruals under a defined benefit pension plan, (iii) service credit under a newly established plan for which prior service is not taken into account or (iv) employer contributions for any 401(k) plan.

(c)        In the event of any change in the welfare benefits provided to Company Employees following the Closing, Purchaser shall, to the extent practicable, cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any such welfare benefits to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change, and (ii) for the plan year in which the Closing occurs, the crediting of each Company Employee with any co-payments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change.

(d)        No provision of this Agreement shall create any third-party beneficiary rights in any Company Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Company Employee by Purchaser or under any benefit plan which Purchaser may maintain.

Section 6.10   Release.   In consideration for payment of the Purchase Price, as of and following the Closing Date, each Seller (on its own behalf and on behalf of each of its Affiliates) knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue Purchaser and its Subsidiaries and their respective predecessors, successors, parents, Subsidiaries and other Affiliates, and all of their respective current and former officers, directors, managers, employees, agents, attorneys and representatives from and for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs, and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that any Seller or its respective its Affiliates, as applicable, has or may have, now or in the future, arising out of, relating to, or resulting from any act of commission or omission, errors, negligence, strict liability, breach of contract, tort, violations of law, matter or cause whatsoever from the beginning of time to the Closing Date, with respect to, arising out of, or in connection with the Company or the Subsidiaries; provided, however, that such release shall not cover: (a) any claims arising under this Agreement, including the schedules and exhibits attached hereto, or the agreements or documents executed and/or delivered in connection herewith, but excluding claims of a breach of fiduciary duties by any Sellers or the Company in connection with the transactions contemplated by this Agreement or (b) any claims against the Company or a Subsidiary in its capacity as a current or former director, manager, officer or employee of the Company or a Subsidiary for indemnification under the Organizational Documents of the Company or such Subsidiary, as such documents are in effect immediately prior to the Closing Date.

Section 6.11   Voting Agreement.   To the extent applicable, each Seller covenants and agrees to vote in its capacity as a holder of shares of Purchaser Stock, all of the shares of Purchaser Stock owned by such Seller in favor of the transactions contemplated by this Agreement.

Section 6.12   Noncompetition and Nonsolicitation.   From the Closing and for a period of five (5) years thereafter, Sellers will not, and will cause their Affiliates not to, directly or indirectly, engage in, hold an interest in, own, manage, operate, control, direct, be connected with as a stockholder (other than as a holder of less than one percent (1%) of a publicly-traded security), joint venturer, partner, consultant or employee, or otherwise engage or participate in, provide services to or be connected in any manner with or assist in any way any entity, person or business that engages in a business involving the production, development or distribution of infrared, near-infrared or Raman spectroscopy or Fourier Transform Infrared Spectroscopy (“FTIR”) or applications thereof; provided that such restriction shall not:

(a)        apply to the nuclear magnetic resonance, electron paramagnetic resonance and magnetic resonance imaging businesses currently engaged in by BioSpin; or

(b)        prohibit any Seller from accepting employment with another company that utilizes FTIR technology so long as such Seller does not directly manage the FTIR operations of such company or such FTIR operations account for less than ten percent (10%) of the overall revenues of such company.

Section 6.13   Restrictions on Sales.   Each Seller agrees that such Seller will not sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Seller or any person in privity with such Seller) directly or indirectly, including the participation in the filing of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, any shares of Purchaser Stock acquired pursuant to this Agreement, or publicly announce an intention to effect any such transaction, for a period of 365 days after the Closing Date.

ARTICLE VII

CLOSING CONDITIONS

Section 7.1   Conditions to Each Party’s Obligations.   The respective obligation of each Party to effect the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, which may be waived by Purchaser or Sellers:

(a)        The waiting period under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or been terminated and all necessary Consents of any Governmental Authority required for consummation of the transactions contemplated by this Agreement shall have been obtained; and

(b)        There shall not be in effect any Law of any Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

Section 7.2   Conditions Precedent to Obligations of Purchaser.   The obligation of Purchaser to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions:

(a)        The representations and warranties of Sellers in this Agreement that are qualified as to materiality shall be true and correct in all respects and the representations and warranties of Sellers that are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time);

(b)        All of the terms, covenants and conditions to be complied with and performed by Sellers on or prior to the Closing Date shall have been complied with or performed in all material respects;

(c)        Purchaser shall have received certificates of the Company and Sellers, dated as of the Closing Date, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 7.2(a) and 7.2(b) have been fulfilled;

(d)        No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority or pending or threatened by any other Person to enjoin, restrain, prohibit or obtain damages in respect of any of the transactions contemplated by this Agreement or any Ancillary Agreement, or which would be reasonably likely to prevent or make illegal the consummation of any transactions contemplated by this Agreement or any Ancillary Agreement;

(e)        The Company shall have furnished to Purchaser a certification in accordance with Treasury Regulation Section 1.1445-2(c) and in the form provided in Treasury Regulation Section 1.897-2(h)(2), substantially in the form attached hereto as Exhibit D;

(f)         There shall not have occurred any events that have had, or are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect;

(g)        Purchaser shall have received evidence, reasonably satisfactory to Purchaser, of receipt of all requisite third-party and governmental Consents;

(h)        Purchaser and BioSpin shall have entered into an amendment to the Exclusive Distribution Agreement, dated January 1, 2002, between BioSpin and Seller, in the form attached hereto as Exhibit E (the “EDA Amendment”);

(i)         The Shareholders’ Agreement, dated as of May 23, 1997, by and among Bruker Spectrospin, Inc., Dirk D. Laukien, Frank H. Laukien, Joerg C. Laukien, Marc M. Laukien, and Isolde Laukien shall have been terminated in accordance with its terms and the parties to such agreement shall be have been released of all obligations thereunder;

(j)         The approval of the transactions contemplated by this Agreement by the holders of shares of Purchaser Stock who are unaffiliated with the Controlling Stockholders representing at least a majority of the total votes cast by such holders at a duly held meeting of stockholders; and

(k)        The approval of the transactions contemplated by this Agreement by the holders of shares of capital stock of Purchaser representing at least a majority of the total votes cast at a duly held meeting of stockholders.

Section 7.3   Conditions Precedent to Obligations of Sellers.   The obligation of Sellers to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions:

(a)        The representations and warranties of Purchaser in this Agreement that are qualified as to materiality shall be true and correct in all respects and the representations and warranties of Purchaser that are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time);

(b)        All of the terms, covenants and conditions to be complied with and performed by Purchaser on or prior to the Closing Date shall have been complied with or performed in all material respects;

(c)        Sellers shall have received a certificate, dated as of the Closing Date, executed on behalf of Purchaser by an authorized executive officer thereof, certifying in such detail as Sellers may reasonably request that the conditions specified in Section 7.1(a) and Section 7.1(b) have been fulfilled;

(d)        Purchaser shall have delivered the Purchase Price in accordance with the terms of Section 2.4;

(e)        Purchaser shall have deposited the Indemnity Escrow in accordance with the terms of Section 2.5; and

(f)         Purchaser shall have deposited the Working Capital Escrow in accordance with the terms of Section 2.6.

ARTICLE VIII

TERMINATION

Section 8.1   Termination.   This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)        by mutual written consent of Purchaser and Sellers;

(b)        by Sellers or Purchaser if:

(i)         a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(ii)       the Closing shall not have occurred on or before August 31, 2006 (other than due principally to the failure of the Party seeking to terminate this Agreement to perform any obligations under this Agreement required to be performed by it at or prior to the Closing);

(c)        by Purchaser if there is a default or breach by the Company or any Seller with respect to the due and timely performance of any of their respective covenants or agreements contained herein, or if the representations or warranties of the Company or any Seller contained in this Agreement shall have become inaccurate, in either case such that the conditions set forth in Section 7.2 would not be satisfied and such breach or default or inaccuracy is not curable or, if curable, has not been cured or waived within twenty (20) calendar days after written notice to the Company or Sellers, as applicable, specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction; or

(d)        by Sellers, if there is a default or breach by Purchaser with respect to the due and timely performance of any of its covenants or agreements contained herein, or if the representations or warranties of Purchaser contained in this Agreement shall have become inaccurate, in either case such that the conditions set forth in Section 7.3 would not be satisfied and such breach or default or inaccuracy is not curable or, if curable, has not been cured or waived within twenty (20) calendar days after written notice to Purchaser specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction.

(e)        by Purchaser if the Trailing Average is less than $3.11.

Section 8.2   Procedure and Effect of Termination.   In the event of termination and abandonment of the transactions contemplated by this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other Parties and this Agreement shall terminate (subject to the provisions of this Section 8.2) and the transactions contemplated by this Agreement shall be abandoned, without further action by any of the Parties. If this Agreement is terminated as provided herein:

(a)        Upon the written request therefor, each Party will (i) redeliver or (ii) destroy with certification thereto in form and substance reasonably satisfactory to the other party, all documents, work papers and other materials of any other party relating to the transactions contemplated by this Agreement, whether obtained before or after the execution hereof, to the party furnishing the same; provided, however, that each Party shall be entitled to retain copies of any such materials for record-keeping purposes or as required by Law; and

(b)        Subject to Section 8.1, in the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its Affiliates, directors, managers, officers or stockholders, other than the provisions of Sections 8.1, 10.1, 10.2, 10.3, 10.7 and 10.12. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

ARTICLE IX

SURVIVAL; INDEMNIFICATION

Section 9.1   Survival of Indemnification Rights.   Subject to the limitations and other provisions of this Agreement, the representations and warranties of Sellers in Article III and of the Company and Sellers in Article IV shall survive the Closing and remain in full force and effect until the later of the Cut-Off Date and the resolution of any claim for indemnification with respect to which any Purchaser Indemnified Party has provided Sellers notice of a claim for indemnification pursuant to Section 9.3(a) prior to the Cut-Off Date; provided, however, the following representations and warranties shall survive and remain in full force and effect for the period indicated:

(a)        Section 3.8 (Ownership of the Shares), Section 4.3 (Capitalization of the Company), Section 4.4 (Capitalization of the Subsidiaries; Other Interests) and Section 4.28 (No Misleading Statements), indefinitely;

(b)        Section 4.17 (Environmental), Section 4.19 (Employee Benefits) and Section 4.22 (Proprietary Rights), three (3) years; and

(c)        Section 3.9 (Withholding Tax) and Section 4.21 (Taxes and Tax Returns), until sixty (60) calendar days after expiration of the applicable statute of limitations (including any extension thereof); and with respect to clauses (b) and (c), if a claims notice has been provided by such date, shall remain in full force and effect until final resolution thereof.

The covenants and agreements of Sellers and the Company contained in this Agreement shall survive and remain in full force and effect for the applicable period specified therein, or if no such period is specified, indefinitely. The provisions of this Article IX shall survive for so long as any other Section of this Agreement shall survive.

Section 9.2   Indemnification Obligations.   Sellers agree to jointly and severally indemnify, defend and hold harmless Purchaser and any parent, Subsidiary, associate, Affiliate, director, manager, officer, stockholder, employee or agent thereof, and their respective representatives, successors and permitted assigns (all of the foregoing are collectively referred to as the “Purchaser Indemnified Parties”) from and against and pay on behalf of or reimburse such party in respect of, as and when incurred, all Losses which any such party may actually incur, suffer, sustain or become subject to or accrue, as a result of, in connection with, or relating to or by virtue of:

(a)        any inaccuracy in, or breach of, any representation or warranty made by the Company or Sellers under this Agreement or any Ancillary Agreement, it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material” or “Material Adverse Effect”) set forth therein;

(b)        any breach or non-fulfillment of any covenant or agreement on the part of Sellers or the Company in respect of pre-Closing covenants, under this Agreement or any Ancillary Agreement;

(c)        any fees, expenses or other payments incurred or owed by Sellers or the Company to any agent, broker, investment banker or other firm or Person retained or employed by Sellers or the Company in connection with the transactions contemplated by this Agreement; or

(d)        the manner in which Bruker Optik GmbH was established and, in connection therewith, the purchase by Bruker Optik GmbH of assets from Bruker Analytik GmbH, which purchase may be deemed a hidden contribution-in-kind (Verdeckte Sacheinlage).

Section 9.3   Indemnification Procedure.

(a)        If any Purchaser Indemnified Party intends to seek indemnification pursuant to this Article IX, such Purchaser Indemnified Party shall promptly notify Sellers in writing. The Purchaser Indemnified Party will provide Sellers with prompt notice of any third-party claim in respect of which indemnification is sought. The failure to provide either such notice will not affect any rights hereunder except to the extent Sellers are materially prejudiced thereby.

(b)        If such claim involves a claim by a third-party against the Purchaser Indemnified Parties, Sellers may, upon notice to the Purchaser Indemnified Parties, assume, through counsel of Sellers’ choosing and at Sellers’ expense, the settlement or defense thereof, and the Purchaser Indemnified Parties shall reasonably cooperate with Sellers in connection therewith; provided that the Purchaser Indemnified Parties may participate in such settlement or defense through counsel chosen by them; provided, further, that if the Purchaser Indemnified Parties reasonably determine that representation by the counsel of

Sellers and the Purchaser Indemnified Parties may present such counsel with a conflict of interests, then Sellers shall pay the reasonable fees and expenses of the Purchaser Indemnified Parties’ counsel. Notwithstanding anything in this Section 9.3 to the contrary, Sellers may not, without the prior written consent of the Purchaser Indemnified Parties, settle or compromise any action or consent to the entry of any judgment, such consent not to be unreasonably withheld. So long as Sellers’ are contesting any such claim in good faith, the Purchaser Indemnified Parties shall not pay or settle any such claim without Sellers’ consent, such consent not to be unreasonably withheld. If Sellers are not contesting such claim in good faith, then the Purchaser Indemnified Parties may conduct and control, through counsel of their own choosing and at Sellers’ expense, the settlement or defense thereof, and Sellers shall cooperate with it in connection therewith. The failure of the Purchaser Indemnified Parties to participate in, conduct or control such defense shall not relieve Sellers of any obligation they may have hereunder.

(c)        Notwithstanding anything to the contrary in this Section 9.3, to the extent a claim for which indemnification is sought by Purchaser Indemnified Parties relates to Taxes for a taxable period beginning on or before and ending after the Closing Date, Sellers and Purchaser shall jointly control any proceeding in respect of such claim and neither party shall settle or compromise any action or consent to the entry of any judgment with respect thereto without the prior written consent of the other party, such consent not to be unreasonably withheld.

Section 9.4   Calculation of Indemnity Payments.   The amount of any Loss for which indemnification is provided under this Article IX shall be (a) increased to the extent necessary such that after payment of any net Tax cost by the Purchaser Indemnified Parties with respect to the receipt or accrual of indemnity payments hereunder, as increased pursuant to this clause (a), the amount remaining shall be the amount of the indemnity payment prior to any increase pursuant to this clause (a) and (b) reduced by the amount of the net Tax benefit actually realized by the Purchaser Indemnified Parties by reason of such Loss.

Section 9.5   Indemnification Amounts.

(a)        Notwithstanding any provision to the contrary contained in this Agreement, Sellers shall not be obligated to indemnify the Purchaser Indemnified Parties for any Losses pursuant to this Article IX to the extent they are the result of any breach of any representation or warranty made by or on behalf of the Company or Sellers unless and until the dollar amount of all Losses in the aggregate exceed Five Hundred Thousand Dollars ($500,000), in which case Sellers will be obligated to indemnify the Purchaser Indemnified Parties for the total amount of Losses including any amounts which would otherwise not be required to be paid by reason of this Section 9.5; provided that in no event shall the aggregate indemnification obligations of Sellers pursuant to Section 9.2(a), (b) or (c) exceed Thirteen Million Five Hundred Thousand Dollars ($13,500,000) (the “Indemnity Cap”); provided, further, that notwithstanding the foregoing, the Purchaser Indemnified Parties’ right to seek indemnification hereunder for any Losses arising out of (i) criminal activity or fraud of Sellers or the Company or (ii) Section 3.8 (Ownership of the Shares), Section 3.9 (Withholding Tax), Section 4.3 (Capitalization of the Company), Section 4.4 (Capitalization of the Subsidiaries; Other Interests), Section 4.17 (Environmental), Section 4.19 (Employee Benefits), Section 4.21 (Taxes and Tax Returns), Section 4.22 (Proprietary Rights) or Section 4.28 (No Misleading Statements) shall not be subject to, or limited by, the limits contained in this Section 9.5; provided, further, that with respect to any Losses arising out of Section 3.8 (Ownership of Shares) and Section 3.9 (Withholding Tax), the liability of any Seller beyond the Indemnity Cap shall be several and not joint. Notwithstanding the foregoing, no Seller shall have any liability under this Article IX or otherwise under this Agreement in excess of such Seller’s pro rata portion of the Purchase Price, as set forth on Schedule 2.2.

(b)        For the purpose of calculating the amount of any Loss for which a Purchaser Indemnified Party is entitled to indemnification under this Agreement, the amount of each Loss shall be deemed to be an amount net of any insurance proceeds and any indemnity, contribution or other similar payment that has been paid by any insurer or other third-party with respect thereto. The reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) actually incurred by the Purchaser Indemnified Parties in pursuing any insurance proceeds or indemnity, contribution or other similar payment from any insurer or other third-party under this Article IX shall constitute additional Losses with respect to the matter for which indemnification may be sought hereunder, except to the extent such costs and expenses are paid or reimbursed by such insurer or other third-party.

Section 9.6   Exclusive Remedy.   Purchaser acknowledges and agrees that the indemnification provisions of this Article IX shall be the sole and exclusive remedies of Purchaser against Sellers and the Company for any breach by Sellers or the Company of the representations and warranties in this Agreement, for any failure by Sellers or the Company to perform and comply with any covenants and agreements in this Agreement that are required to be complied with or performed prior to the Closing and for any failure by Sellers or the Company to perform and comply with any covenants and agreements in this Agreement, except that if any of the provisions of this Agreement are not performed in accordance with their terms or are otherwise breached, Purchaser shall be entitled to specific performance of the terms thereof in addition to any other remedy at law or equity. Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall retain the right to receive damages or other relief (including equitable relief) against the Company or Sellers as a result of any criminal activity or fraudulent action by the Company or Sellers without regard to any restriction or limitation contained herein.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1   Notices.   All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one (1) Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

(a)        If to Purchaser, to:

Bruker BioSciences Corporation
44 Manning Road
Billerica, Massachusetts 01821
Telecopy: 978-663-3660
Attention: Bill Knight

with a copy to:
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
Telecopy: 212-259-6333
Attention:	Frederick W. Kanner, Esq.
Michael J. Aiello, Esq.

(b)        If to Sellers, pursuant to Exhibit F.

(c)        If to the Company to:

Bruker Optics, Inc.
19 Fortune Drive
Billerica, Massachusetts 01821
Telecopy: 978-439-9666
Attention: Dirk D. Laukien

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

Section 10.2   Expenses.   Except as otherwise expressly provided herein, each Party will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein; provided, however, that with respect to any fees relating to the HSR Act, the Purchaser shall be responsible for 100% of the fees for its filing and the Company shall be responsible for 100% of the fees for any filing made by the Company or any of the Sellers.

Section 10.3   Successors and Assigns.   No Party may assign any of its rights under this Agreement without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Notwithstanding anything to the contrary in this Section 10.3, upon written notice to Sellers, Purchaser shall be permitted to assign this Agreement and the rights and obligations under it to a wholly-owned direct or indirect Subsidiary of Purchaser; provided that in the event of any such assignment, Purchaser shall remain liable in full for the performance of its obligations hereunder. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 10.4   Extension; Waiver.   Either Party may, by written notice to the other Party (a) extend the time for performance of any of the obligations of the other Party under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other Party contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other Party contained in this Agreement or (d) waive or modify performance of any of the obligations of the other Party under this Agreement; provided that no Party may, without the prior written consent of the other Party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

Section 10.5   Entire Agreement; Schedules.   This Agreement, which includes the schedules and exhibits hereto, supersedes any other agreement, whether written or oral, that may have been made or entered into by any party relating to the matters contemplated by this Agreement and constitutes the entire agreement by and among the Parties.

Section 10.6   Amendments, Supplements, Etc.   This Agreement may be amended or supplemented at any time by additional written agreements as may mutually be determined by the Company, Purchaser and Sellers to be necessary, desirable or expedient to further the purposes of this Agreement or to clarify the intention of the Parties.

Section 10.7   Applicable Law.   This Agreement shall be governed by and construed under the Laws of the State of Massachusetts (without regard to the conflict of law principles thereof). Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof shall be brought and determined in the United States District Court for the Southern District of Massachusetts or if such legal action or proceeding may not be brought in such court for jurisdictional purposes, in the Supreme Court of Massachusetts. Each of the Parties hereby (a) irrevocably submits with regard to any such action or proceeding to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any transaction contemplated hereby and waives the defense of sovereign immunity, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or that such action is brought in an inconvenient forum and (c) agrees that it shall not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Massachusetts state or federal court sitting in Boston, Massachusetts.

Section 10.8   Waiver of Jury Trial.   Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the Parties hereby (a) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.8.

Section 10.9   Actions by Sellers.   Where any provision of this Agreement indicates that the Company will take any specified action (or refrain from taking any specified action) or requires the Company to take any specified action (or to refrain from taking any specified action), then, regardless of whether this Agreement specifically provides that Sellers will do so, Sellers shall cause the Company to take such action (or to refrain from taking such action, as applicable). Sellers will be responsible for the failure of the Company to take any such action (or to refrain from taking any such action, as applicable).

Section 10.10   Execution in Counterparts.   This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

Section 10.11   Titles and Headings.   Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 10.12   Invalid Provisions.   If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Sellers on the one hand and Purchaser on the other hand will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 10.13   Publicity.   The Parties agree that except as otherwise required by applicable Law or the rules and regulations of any national securities exchange, no Party shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement or the Ancillary Agreements without prior consultation with and consent of the Company, Purchaser and Sellers, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 10.14   Specific Performance.   The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 10.15   Construction.

(a)        Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)        All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References to a Person are also to its permitted successors and assigns.

(c)        Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.

(d)        All article, section, paragraph, schedule and exhibit references used in this Agreement are to articles, sections, paragraphs, schedules and exhibits to this Agreement unless otherwise specified.

(e)        The Parties acknowledge that each Party and its attorney has reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

BRUKER BIOSCIENCES CORPORATION
By:	/s/ FRANK H. LAUKIEN, PH.D.
	Name:	Frank H. Laukien, Ph.D.
	Title:	Chief Executive Officer and President
BRUKER OPTICS INC.
By:	/s/ DIRK D. LAUKIEN
	Name:	Dirk D. Laukien
	Title:	Chief Executive Officer and President
DIRK D. LAUKIEN
/s/ DIRK D. LAUKIEN
FRANK H. LAUKIEN
/s/ FRANK H. LAUKIEN, PH.D.
ISOLDE LAUKIEN
/s/ ISOLDE LAUKIEN
JOERG C. LAUKIEN
/s/ JOERG C. LAUKIEN
ROBYN L. LAUKIEN
/s/ ROBYN L. LAUKIEN
ARNO SIMON
/s/ ARNO SIMON
MARC M. LAUKIEN
/s/ MARC M. LAUKIEN

THE DIRK D. LAUKIEN TRUST, DATED JUNE 1, 2000, FBO LEAH LAUKIEN
By:	/s/ DIRK D. LAUKIEN
	Name:	Dirk D. Laukien
	Title:	Trustee

Annex B

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179 Tel 212.272.2000 www.bearstearns.com

April 17, 2006

Special Committee of the Board of Directors
Bruker BioSciences Corporation
40 Manning Road
Billerica, MA 01821

Gentlemen:

We understand that Bruker BioSciences Corporation (“BioSciences”), Bruker Optics Inc. (“Optics”) and Dirk D. Laukien, Frank H. Laukien, Isolde Laukien, Joerg C. Laukien, Marc M. Laukien, Robyn L. Laukien, Arno Simon and The Dirk D. Laukien Trust dated June 1, 2000, FBO Leah Laukien (the “Sellers”) propose to enter into a Stock Purchase Agreement (the “Stock Purchase Agreement”) to be dated as of April 17, 2006 pursuant to which (i) the Sellers will sell to BioSciences 18,757,500 shares (the “Seller Shares”) of the common stock, par value $0.01 per share, of Optics (the “Optics Shares”), which Seller Shares constitute all of the issued and outstanding capital stock of Optics as of April 17, 2006, for an aggregate purchase price of $131,253,757 (the “Purchase Price”), which shall consist of (x) a cash payment in the amount of $75,462,076 and (y) shares of the common stock, par value $.01 per share, of BioSciences (“BioSciences Shares”) with an aggregate value equal to $55,791,681 (the “Stock Payment”); (ii) each Optics Share held by any person other than Sellers will be purchased by BioSciences for $6.99740143712269 (the “Per Share Purchase Price”) in cash; and (iii) each option to acquire Optics Shares (each, an “Optics Option”) will be canceled and the holder will receive a cash payment (less any required tax withholdings) equal to the product of (a) the excess, if any, of the Per Share Purchase Price over the exercise price of such Optics Option and (b) the number of Optics Shares issuable upon exercise of such Optics Option (such transactions are referred to below, collectively, as the “Transaction” and the Purchase Price, the consideration to be paid to the other holders of Optics Shares and the holders of Optics Options pursuant to the Transaction is referred to below, collectively, as the “Transaction Consideration”). We also understand that the number of BioSciences Shares to be delivered as the Stock Payment will be based upon the average of the closing prices per BioSciences Share for the ten trading day period ending three trading days prior to the closing of the Transaction (the “Trailing Average”). Pursuant to the Stock Purchase Agreement, BioSciences can terminate the Stock Purchase Agreement if the Trailing Average is less than $3.11. We further understand that Dirk D. Laukien, Frank H. Laukien, Isolde Laukien, Joerg C. Laukien, Marc M. Laukien, Robyn L. Laukien and The Dirk D. Laukien Trust dated June 1, 2000, FBO Leah Laukien collectively own approximately 58.1% of BioSciences and 98.6% of Optics (such parties, collectively with their respective affiliates and associates, the “Affiliated Parties”). Pursuant to the Stock Purchase Agreement, each Seller which owns BioSciences Shares, including all the Affiliated Parties, agrees to vote, in its capacity as a holder of BioSciences Shares, all of the BioSciences Shares owned by such Seller in favor of the transactions contemplated by the Stock Purchase Agreement.

You have asked us to render our opinion as to whether the Transaction Consideration is fair, from a financial point of view, to the holders of BioSciences Shares, excluding the Affiliated Parties.

ATLANTA	BEIJING	BOSTON	BUENOS AIRES	CHICAGO	DALLAS	DUBLIN	HONG KONG	LONDON

LOS ANGELES	LUGANO	NEW YORK	PUERTO RICO	SAN FRANCISCO	SÃO PAULO	SHANGHAI	SINGAPORE	TOKYO

In the course of performing our review and analyses for rendering this opinion, we have:

•       reviewed a draft of the Stock Purchase Agreement dated as of April 14, 2006;

•       reviewed Optics’ Consolidated Financial Statements for the years ended December 31, 2004 and 2005, as audited by Ernst & Young LLP;

•       reviewed certain operating and financial information relating to Optics’ business and prospects, including projections for the five years ended December 31, 2010, all as prepared and provided by Optics’ management (the “Optics Projections”);

•       met with certain members of Optics’ senior management to discuss Optics’ business, operations, historical financial results and future prospects and the Optics Projections;

•       reviewed BioSciences’ Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2003, 2004 and 2005 and its Current Reports on Form 8-K filed since December 31, 2005;

•       reviewed certain operating and financial information relating to BioSciences’ business and prospects, including projections for the five years ended December 31, 2010, all as prepared and provided to us by BioSciences’ management (the “BioSciences Projections”);

•       reviewed certain operating and financial projections for Optics for the five years ended December 31, 2010, as prepared and provided to us by BioSciences’ management (the “Adjusted Optics Projections”);

•       reviewed certain estimates of revenue enhancements, cost savings and other combination benefits expected to result from the Transaction, prepared and provided to us by BioSciences’ management (the “Potential Synergies”);

•       met with certain members of BioSciences’ senior management to discuss BioSciences’ and Optics’ businesses, operations, historical financial results and future prospects, the BioSciences Projections, the Optics Projections, the Adjusted Optics Projections and the Potential Synergies;

•       reviewed the historical prices, trading multiples and trading volumes of the BioSciences Shares;

•       reviewed publicly-available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to BioSciences and Optics;

•       reviewed the terms of recent mergers and acquisitions involving companies which we deemed generally comparable to Optics;

•       performed discounted cash flow analyses based on the BioSciences Projections, the Adjusted Optics Projections and the pro forma combined projections of BioSciences and Optics including the Potential Synergies;

•       reviewed the pro forma financial results, financial condition and capitalization of BioSciences, giving effect to the Transaction; and

•       conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with us by BioSciences and Optics or obtained by us from public sources, including without limitation, the BioSciences Projections, the Optics Projections, the Adjusted Optics Projections and the Potential Synergies. With respect to the BioSciences Projections, the Optics Projections and the Adjusted Optics Projections, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of BioSciences and Optics, respectively as to the expected future performance of BioSciences and Optics and have utilized these projections in performing our review and analyses for rendering this opinion. With respect to the Potential Synergies, we have relied on representations that they have been reasonably prepared based on the best currently available estimates and judgments of the senior management of BioSciences as to the combination benefits expected to result from the Transaction. We have not assumed any responsibility for the independent verification of any such information or of the BioSciences Projections, the Optics Projections, the Adjusted Optics Projections and the Potential Synergies provided to us, and we have further relied upon the assurances of the senior managements of BioSciences and Optics that they are unaware of any facts that would make the information, the BioSciences Projections, the Optics Projections, the Adjusted Optics Projections and the Potential Synergies provided to us incomplete or misleading.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of BioSciences and Optics, nor have we been furnished with any such appraisals. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Stock Purchase Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on BioSciences or Optics. We have also assumed that the form of the Stock Purchase Agreement will be substantially similar to the draft reviewed by us.

We do not express any opinion as to the price or range of prices at which the BioSciences Shares may trade subsequent to the announcement of the Transaction or as to the price or range of prices at which the BioSciences Shares may trade subsequent to the consummation of the Transaction.

We have acted as a financial advisor to the Special Committee of the Board of Directors of BioSciences in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. Bear Stearns has been previously engaged by BioSciences to provide certain investment banking and other services for which we received customary fees. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of BioSciences for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

It is understood that this letter is intended for the benefit and use of the Special Committee of the Board of Directors of BioSciences and does not constitute a recommendation to the Board of Directors or the Special Committee of the Board of Directors of BioSciences or any holders of BioSciences Shares as to how to vote in connection with the Transaction or otherwise. This opinion does not address BioSciences’ underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for BioSciences, the financing of the Transaction or the effects of any other transaction in which BioSciences might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of BioSciences Shares in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the holders of BioSciences Shares, excluding the Affiliated Parties.

Very truly yours,

Bear, Stearns & Co. Inc.
By:	/s/ STEVEN R. FRANK
Senior Managing Director

ANNEX C

Proposed Amendment to the Certificate of Incorporation of Bruker BioSciences Corporation

Note: The text of the proposed amendment is marked to reflect the proposed changes.

That the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and substituting therefor:

FOURTH:     The total number of shares of stock which the Corporation shall have authority to issue is ~~155,000,000~~ 205,000,000 shares, which shares shall be divided into two classes consisting of: (i) ~~150,000,000~~ 200,000,000 shares of Common Stock (with $.01 par value per share) (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock (with $.01 par value per share) (“Blank Check Preferred Stock”).

C-1

ANNEX D

BRUKER BIOSCIENCES CORPORATION
AMENDED AND RESTATED
2000 STOCK OPTION PLAN

1.   Purpose of the Plan.

This stock option plan (the “2000 Stock Option Plan”) is intended to encourage ownership of the stock of Bruker BioSciences Corporation (f/k/a Bruker Daltonics Inc.) (the “Company”) by management, employees, directors, consultants and advisors (“Optionees”) of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for Optionees to promote the success of its business.

2.   Stock Subject to the 2000 Stock Option Plan.

(a)        The total number of shares of the authorized but unissued or Treasury shares of the common stock, $.01 par value, of the Company (“Common Stock”) for which options may be granted under the 2000 Stock Option Plan shall not exceed eight million (8,000,000) shares, subject to adjustment as provided in Section 12 hereof.

(b)        If an option granted hereunder shall expire or terminate for any reason without having vested fully or having been exercised in full, the unvested and/or unpurchased shares subject thereto shall again be available for subsequent option grants under the 2000 Stock Option Plan.

(c)        Stock issuable upon exercise of an option granted under the 2000 Stock Option Plan may be subject to such restrictions on transfer, repurchase rights (but not to exceed 20% of the stock issuable upon exercise of options granted under the 2000 Stock Option Plan) or other restrictions as shall be determined by the Board of Directors of the Company (the “Board”).

(d)        Notwithstanding any other provision of this Plan to the contrary, the Compensation Committee of the Board shall have the right, in its sole discretion, to allocate and grant up to twenty percent (20%) of the Common Stock authorized to be granted as options hereunder as restricted stock to employees of the Company on such terms and conditions and pursuant to such restricted stock agreements as the Compensation Committee, in its discretion, shall deem appropriate.

3.   Administration of the 2000 Stock Option Plan.

The 2000 Stock Option Plan shall be administered by the Board or a Stock Option Committee (the “Compensation Committee”) consisting of two or more persons appointed to such Compensation Committee from time to time by the Board;  provided, however, that (i) to the extent necessary in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act with respect to transactions pursuant to the 2000 Stock Option Plan, each of such persons shall be a “Non-Employee Director” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and (ii) if such qualification is deemed necessary in order for the grant or exercise of awards made under the 2000 Stock Option Plan to qualify for any tax or other material benefit to participants of the Company under applicable regulations under Section 162(m) of the Code, each of such persons shall be an “outside director” (as defined in applicable regulations thereunder). The term “Compensation Committee” shall, for all purposes of the 2000 Stock Option Plan be deemed to refer to the Board if the Board is administering the 2000 Stock Option Plan. If the 2000 Stock Option Plan is administered by a Compensation Committee, the Compensation Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the 2000 Stock Option Plan. A majority of the entire

Compensation Committee shall constitute a quorum and the actions of a majority of the members of the Compensation Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Compensation Committee, shall be the actions of the Compensation Committee; provided, however, that if the Compensation Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing. Except as otherwise expressly provided in the 2000 Stock Option Plan, the Compensation Committee shall have all powers with respect to the administration of the 2000 Stock Option Plan, including, without limitation, full power and authority to interpret the provisions of the 2000 Stock Option Plan and any option agreement grated hereunder, and to resolve all questions arising under the 2000 Stock Option Plan. All decisions of the Compensation Committee shall be conclusive and binding on all participants in the 2000 Stock Option Plan.

4.   Type of Options.

Options granted pursuant to the 2000 Stock Option Plan shall be authorized by action of the Compensation Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Compensation Committee. The 2000 Stock Option Plan shall be administered by the Compensation Committee in such manner as to permit options granted as incentive stock options to qualify as incentive stock options under the Code.

5.   Eligibility

(a)        As required by U.S. law, incentive stock options shall only be granted to Optionees who are employees. As a result, options designated as incentive stock options shall, subject to the limitation on amounts of more than 10% of the combined voting power of the Company as designated in Section 5(e), be granted only to key employees (including officers and directors who are also employees) of the Company or any of its subsidiaries, including subsidiaries which become such after adoption of the 2000 Stock Option Plan.

(b)        The law permits more flexibility for the grant of non-qualified stock options. Accordingly, options designated as non-qualified options may be granted to officers, employees, consultants, advisors and directors of the Company or of any of its subsidiaries, including subsidiaries which become such after adoption of the 2000 Stock Option Plan.

(c)        As used herein, “subsidiary” or “subsidiaries” shall be as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the “Regulations”).

(d)        The Compensation Committee shall, from time to time, at its sole discretion, select from such eligible persons those to whom options shall be granted and shall determine the number of shares to be subject to each option. In determining the eligibility of a person to be granted an option, as well as in determining the number of shares to be granted to any person, the Compensation Committee in its sole discretion shall take into account the position and responsibilities of the person being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee may deem relevant.

(e)        As required by law, no option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

(f)         In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

(g)        Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no employee shall be eligible to be granted Options covering more than 100,000 shares of Common Stock during any calendar year.

6.   Option Agreement.

Each option shall be evidenced by an option agreement (the “Agreement”) duly executed on behalf of the Company and by the Optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the 2000 Stock Option Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the 2000 Stock Option Plan as may be determined by the Compensation Committee; provided that (a) options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code; (b) the vesting schedule contained in the form of incentive stock option agreement approved by the Board shall not be altered by the Compensation Committee for any grant of an incentive stock option; and (c) the vesting schedule contained in the form of non-qualified stock option agreement approved by the Board shall be the recommended vesting schedule for the grant of non-qualified stock options by the Compensation Committee but may be altered by the Compensation Committee. The date of grant of an option shall be as determined by the Compensation Committee. More than one option may be granted to an individual.

7.   Option Price.

The option price or prices of shares of the Company’s Common Stock for options designated as non-qualified stock options shall be as determined by the Compensation Committee, but in no event shall the option price of a non-qualified stock option be less than 50% of the fair market value of such Common Stock at the time the option is granted, as determined by the Compensation Committee. The option price or prices of shares of the Company’s Common Stock for incentive stock options shall be not less than the fair market value of such Common Stock at the time the option is granted as determined by the Compensation Committee in accordance with the Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation National Market (“NASDAQ/NM”) for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NM, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Compensation Committee.

8.   Manner of Payment; Manner of Exercise.

(a)        Options granted under the 2000 Stock Option Plan may provide for the payment of the exercise price, as determined by the Compensation Committee and as set forth in the Option Agreement, by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised,  (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Compensation Committee or (iv) payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate clause (iv) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(b)        To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the Optionee exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the Optionee exercising the option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option. Upon exercise of the option and payment as provided above, the Optionee shall become a shareholder of the Company as to the Shares acquired upon such exercise.

9.   Exercise of Options.

Each option granted under the 2000 Stock Option Plan shall, subject to Section 6, Section 10(b) and Section 12 hereof, be exercisable at such time or times and during such period as determined by the Compensation Committee which shall be set forth in the Agreement; provided, however, that no option granted under the 2000 Stock Option Plan shall have a term in excess of ten (10) years from the date of grant.

To the extent that an option to purchase shares is not exercised by an Optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than fifty (50) full shares of Common Stock.

Notwithstanding the foregoing, the Compensation Committee may in its discretion accelerate the exerciseability of any option subject to such terms and conditions as the Compensation Committee deems necessary and appropriate.

10.        Term of Options; Exerciseability.

(a)        Term.

(1)        Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

(2)        Except as otherwise provided in this Section 10, an option granted to any employee who ceases to be an employee of the Company, or an option granted to any other Optionee who ceases to have the same relationship with the Company or one of its subsidiaries which was in effect on the date the option was granted, shall terminate immediately on the date such Optionee ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

(3)        If such termination of employment or relationship is because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate thirty (30) days after the date such Optionee ceases to be an employee or to have such relationship, or on the date on which the option expires by its terms, whichever occurs first.

(4)        In the event of the death of any Optionee, any option granted to such Optionee shall terminate ninety (90) days after the date of death, or on the date on which the option expires by its terms, whichever occurs first.

(5)        Notwithstanding subparagraphs (2), (3) and (4) above, the Compensation Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the Optionee’s employment or relationship with the Company or its subsidiary had occurred.

(b)        Exerciseability.

An option granted to an Optionee who ceases to be an employee, or ceases to have the same relationship with the Company or one of its subsidiaries which was in existence on the date the option was granted shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such Optionee ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries.

11.      Options Not Transferable.

The right of any Optionee to exercise any option granted to him or her shall not be assignable or transferable by such Optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Optionee only by him or her. Any option granted under the 2000 Stock Option Plan shall be null and void and without effect upon the bankruptcy of the Optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

12.        Recapitalizations, Reorganizations and the Like.

(a)        In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the 2000 Stock Option Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

(b)        In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including, without limitation, by way of merger or consolidation, or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company’s assets or stock may, in his, her or its discretion, deliver to the Optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the Optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Board shall also have the power and right to accelerate the exerciseability of any options, notwithstanding any limitations in this 2000 Stock Option Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A “Change in Control” shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than twenty percent (20%) of the then outstanding Common Stock of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company’s Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own at least fifty percent (50%) of the Company’s Common Stock outstanding.

(c)        Upon dissolution or liquidation of the Company, all options granted under this 2000 Stock Option Plan shall terminate, but each Optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

(d)        No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

13.        No Special Employment or Other Rights.

Nothing contained in the 2000 Stock Option Plan or in any option granted under the Plan shall confer upon any Optionee right with respect to the continuation of his or her employment or other relationship by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or other agreement, at any time to terminate such employment or other relationship or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment or another relationship shall be determined by the Compensation Committee at the time.

14.      Withholding.

The Company’s obligation to deliver shares upon the exercise of any option granted under the 2000 Stock Option Plan and any payments or transfers under Section 12 hereof shall be subject to the Optionee’s satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements. All non-U.S. Optionees must pay all applicable employee and employers wage and other withholding taxes in advance of receiving shares upon exercise of any vested option.

15.        Restrictions on Issue of Shares.

(a)        Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

(i)         The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

(ii)       Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

(b)        It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

16.        Purchase for Investment; Rights of Holder on Subsequent Registration.

Unless the shares to be issued upon exercise of an option granted under the 2000 Stock Option Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the Optionee, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each Optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

17.        Modification of Outstanding Options.

The Board may authorize the amendment of any outstanding option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this 2000 Stock Option Plan.

18.        Approval of Stockholders.

The 2000 Stock Option Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders’ meeting, or by written consent of the stockholders as provided for under applicable state law, within twelve (12) months after the adoption of the 2000 Stock Option Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Compensation Committee may grant options under the 2000 Stock Option Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

19.        Termination and Amendment.

Unless sooner terminated as herein provided, the 2000 Stock Option Plan shall terminate ten (10) years from the date upon which the 2000 Stock Option Plan was duly adopted by the Board. The Board may at any time terminate the 2000 Stock Option Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 19, the Board may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 18, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 2000 Stock Option Plan, or make any other change in the 2000 Stock Option Plan which requires stockholder approval under applicable law or regulations.

20.        Reservation of Stock.

The Company shall at all times during the term of the 2000 Stock Option Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the 2000 Stock Option Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

21.        Limitation of Rights in the Option Shares.

An Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the Optionee.

22.        Notices.

Any communication or notice required or permitted to be given under the 2000 Stock Option Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Treasurer, and, if to an Optionee, to the address as appearing on the records of the Company.

Appendix A

BRUKER BIOSCIENCES CORPORATION

Proxy Card

Annual Meeting of Stockholders

June 29, 2006

The undersigned hereby appoints Frank H. Laukien and William J. Knight, or either of them, with power of substitution, Proxies to vote at the Bruker BioSciences Corporation Annual Meeting of Stockholders on June 29, 2006, and any adjournments or postponements thereof, all shares of common stock of Bruker BioSciences Corporation that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.                 To consider and act upon a proposal to approve the transactions contemplated by the stock purchase agreement, dated as of April 17, 2006, by and among Bruker BioSciences, BrukerOptics Inc. and the stockholders of Bruker Optics, including the issuance of shares of Bruker BioSciences common stock as part of the purchase consideration.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.                 To consider and act upon a proposal to amend the Bruker BioSciences certificate of incorporation to increase the number of shares of common stock authorized for issuance from 150,000,000 to 200,000,000, contingent on the approval of the transactions contemplated by the stock purchase agreement and related issuance of shares of common stock as well as the closing of the acquisition.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.                 To consider and act upon a proposal to amend the Bruker BioSciences stock option plan to increase the number of shares of common stock for which options and restricted stock may be granted under the stock option plan from 6,320,000 to 8,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.                 Election of three Directors for terms expiring in 2009:

FOR	WITHHOLD	FOR ALL EXCEPT (STRIKE A LINE THROUGH NOMINEE NAME)
☐	☐	☐
Nominees: Richard D. Kniss, Jörg C. Laukien and William A. Linton

5.                 To consider and act upon a proposal to ratify, confirm and approve the selection of Ernst & Young LLP as the independent registered public accounting firm of Bruker BioSciences for fiscal 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐
I plan to attend in person	☐	Mark box at right if comments or address change	☐
I do not plan to attend in person	☐

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE COMMENTS?

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR ALL OTHER PROPOSALS DESCRIBED, AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THIS MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date: , 2006

Stockholder sign here

Co-owner sign here

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or here title.